UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

RITE AID CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required

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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Pharmacy
ALTERNATIVE
REMEDIES

2023

Notice of Annual Meeting of Stockholders and Proxy Statement

RITE AID

GET YOUR FLU SHOT TODAY & BOOST YOUR IMMUNE SYSTEM.
ALTERNATIVE REMEDIES MEET TRADITIONAL MEDICINE.

At Rite Aid, our purpose is to help you achieve whole health for life.

RITE AID AT A GLANCE[1]

$24.1B	total revenue
671K	prescriptions filled each day, on average (including immunization), in Rite Aid & Bartell stores
2.1M	average monthly lives managed by Elixir
47,000+	associates serving the customers in our communities (employed by Rite Aid and its subsidiaries)
2,300+	retail pharmacy locations
17	states with Rite Aid stores
1M+	customers per day
83%	ethnically diverse & female board

Rite Aid (NYSE: RAD) is a Full-Service Pharmacy that helps improve health outcomes for our customers in communities across the country. Our mission is to serve as the everyday care connector that drives lower health care costs through better coordination, stronger engagement and personalized services that help our customers achieve whole health for life.

FISCAL YEAR 2023 HIGHLIGHTS[2]

60 YEARS OF CARING — ***Celebrated 60th Anniversary of Serving our Communities***

Grew Third Party E-Commerce Business by **Over 60%**

Grew loyalty program membership by **1.8 million** members after relaunching program — RITE AID Rewards

Outcomes™ — Recognized as the **Most Innovative MTM Provider of 2022** by Outcomes

TAKING CARE OF OUR COMMUNITIES[2]

2.69M flu vaccines	**6.17M** COVID-19 and ancillary vaccines	**123K+** nurse advice line calls completed by Health Dialog
6,800+ immunization clinics	**700+** clinics in high SVI areas (per the CDC's Social Vulnerability Index)	**70,000+** specialty prescriptions delivered by Elixir

(1) As of March 4, 2023 (figures are rounded).

(2) For fiscal year 2023 (figures are rounded).

LETTER FROM OUR INDEPENDENT BOARD CHAIR AND INTERIM CHIEF EXECUTIVE OFFICER

June 29, 2023
This past year has been one of challenge and change for our company, and we are especially grateful for the dedication of our associates to deliver on our mission to help our customers achieve whole health for life. We know there is a fundamental consumer need for pharmacy services—for both individuals and companies. At Rite Aid, we serve these needs through both our retail and PBM businesses. We have a trusted and iconic brand, an attractive retail footprint, and a long history of serving millions of customers built over the years largely through our pharmacists. The role of the pharmacist has become an increasingly important, trusted, and efficient option for the delivery of health care services to consumers—which is part of our core value proposition.
While we have all the right ingredients for success, we have been disappointed in our financial performance. We know we need to do better to deliver value to our stockholders. That is why we have taken a series of actions, including deciding to replace our CEO, searching for a new leader, and upleveling talent in critical areas. We have also implemented an established turnaround model that is geared to drive enterprise-wide performance acceleration and is expected to chart a new course for our business. This model is highly prescriptive and programmatic, with a rapid cadence and analytical rigor. We believe that this new operating model will enable us to organize effectively and efficiently to capture value and drive growth. We are impacting all areas of the business including Pharmacy, Front End, Elixir and overall operations, which we believe will position our core business for growth longer term.
We are moving with urgency and intense focus on those opportunities, and we look forward to sharing more with you at our 2023 Annual Meeting of Stockholders. The meeting will be held on August 18, 2023, and once again will be a virtual meeting to make the meeting more accessible to all of our stockholders.
You can attend the meeting at www.virtualshareholdermeeting.com/RAD2023 by using the 16-digit control number, which appears on your Notice of Internet Availability of Proxy Materials or the instructions that accompanied your proxy materials. You will have the ability to submit questions during the meeting via the meeting website. At the meeting, stockholders will vote on the proposals set forth in the Notice of Annual Meeting and the accompanying proxy statement.

We are committed to driving growth and stockholder value and appreciate your support as we continue to execute our turnaround plan. We hope you and your families are safe and well.
Thank you for your investment in Rite Aid.
Sincerely,

BRUCE G. BODAKEN Chair of the Board	ELIZABETH BURR Interim Chief Executive Officer
Refer to the section titled “Cautionary Statement Regarding Forward-Looking Statements” for a discussion of risks and uncertainties that could cause actual results to differ materially from those projected.

Rite Aid Corporation PO Box 3165 Harrisburg, PA 17105
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
WHEN	VIRTUAL MEETING	RECORD DATE
August 18, 2023 11:30 a.m., Eastern Daylight Time	www.virtualshareholdermeeting.com/RAD2023	Close of business on June 27, 2023
AGENDA
Proposal		Board Recommendation
1	Election of six directors to hold office until the 2024 Annual Meeting of Stockholders	FOR all of the Board’s nominees
2	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm	FOR
3	Advisory vote to approve the compensation of our named executive officers	FOR
4	Advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers	ONE YEAR
5	Approval of the amendments to the Rite Aid Corporation Amended and Restated Certificate of Incorporation to eliminate supermajority voting provisions	FOR
6	Consider and vote on a stockholder proposal to require an annual advisory vote on the compensation of Rite Aid’s directors, if properly presented at the Annual Meeting	AGAINST
7	Consider and vote on a stockholder proposal to adopt an executive compensation adjustment policy, if properly presented at the Annual Meeting	AGAINST
In addition, we will transact any other business properly presented at the meeting, including any adjournment or postponement thereof.

VOTING
Have your proxy card or voting instruction form in hand, with your individual control number, and follow the instructions.
PHONE	INTERNET	MOBILE DEVICE	MAIL	VIRTUAL MEETING
Call 1-800-690-6903 (toll-free), 24/7	Visit www.proxyvote.com, 24/7	Scan the QR code	Mark, sign and date your proxy card or voting instruction form and return it in the postage-paid envelope	During the virtual meeting, go to www.virtualshareholder meeting.com/RAD2023
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON AUGUST 18, 2023

Your vote is important. Please read the proxy statement carefully and submit your vote as soon as possible. The Notice of Availability is being mailed and the proxy materials made available on or about June 29, 2023. The proxy statement and annual report, as well as the Company’s proxy card, are available at www.proxyvote.com.

1	PROXY STATEMENT SUMMARY
2	Business Strategy and Performance in Fiscal Year 2023
3	Stockholder Engagement Efforts
4	Board of Directors
5	Board and Governance Highlights
6	Executive Compensation Overview
7	Environmental, Social & Governance Efforts
9	PROPOSAL 1—ELECTION OF DIRECTORS
12	Director Nominees
15	CORPORATE GOVERNANCE AND BOARD MATTERS
15	Board Leadership Structure
15	Director Independence
16	Corporate Governance Practices
16	Board Oversight of Risk Management
18	Committees of the Board of Directors
19	Audit Committee
20	Compensation Committee
20	Compensation Committee Interlocks and Insider Participation
21	Nominating and Governance Committee
21	Executive Committee
21	Board Committee Refreshment
21	Board Meeting Attendance
22	Director Nominations
23	Executive Sessions of Non-Management Directors
23	Communications with the Board of Directors
23	Environmental, Social & Governance Matters
24	Corporate Governance Materials
24	Certain Relationships and Related Transactions
25	Directors’ Compensation
27	PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
27	Auditor Fees
27	Audit Committee Report
29	PROPOSAL 3—ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
30	PROPOSAL 4—ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
31	LETTER FROM THE CHAIR OF OUR COMPENSATION COMMITTEE
33	EXECUTIVE COMPENSATION
33	Compensation Discussion and Analysis
55	Compensation Committee Report
56	Executive Compensation Tables
56	Summary Compensation Table
58	Grants of Plan-Based Awards Table for Fiscal Year 2023
58	Executive Employment Agreements
60	Outstanding Equity Awards at Fiscal Year 2023 Year-End
61	Option Exercises and Stock Vested Table for Fiscal Year 2023
61	Pension; Nonqualified Deferred Compensation
61	Potential Payments Upon Termination or Change in Control
67	Pay Ratio Disclosure
67	EQUITY COMPENSATION PLAN INFORMATION TABLE
68	PAY VERSUS PERFORMANCE
73	PROPOSAL 5—APPROVAL OF THE AMENDMENTS TO THE RITE AID CORPORATION AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING PROVISIONS
74	PROPOSAL 6—STOCKHOLDER PROPOSAL TO REQUIRE AN ANNUAL ADVISORY VOTE ON THE COMPENSATION OF RITE AID’S DIRECTORS
76	PROPOSAL 7—STOCKHOLDER PROPOSAL TO ADOPT AN EXECUTIVE COMPENSATION ADJUSTMENT POLICY
78	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
80	INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
80	Questions and Answers
87	Important Notice Regarding Delivery of Stockholder Documents
89	OTHER INFORMATION
89	Stockholder Proposals for the 2024 Annual Meeting
90	Incorporation by Reference
91	Other Matters
Certain Information Regarding Participation in the Solicitation of Proxies
91	Annual Report
92	Cautionary Statement Regarding Forward-Looking Statements
A-1	APPENDIX A—NON-GAAP FINANCIAL MEASURES
B-1	APPENDIX B—PROPOSED AMENDMENTS TO THE RITE AID CORPORATION AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING PROVISIONS

PROXY STATEMENT SUMMARY
This Proxy Statement Summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, so please read the entire proxy statement carefully before voting. References to “Rite Aid,” “Rite Aid Corporation,” the “Company,” “we,” “us,” or “our” in this proxy statement and the accompanying notice and letters to stockholders refer to Rite Aid Corporation and/or its affiliates. Rite Aid Corporation, a Delaware corporation, owns multiple subsidiary companies which operate Rite Aid stores and pharmacies and other affiliated companies. The term “affiliates” means direct and indirect subsidiaries of Rite Aid Corporation and partnerships and joint ventures in which such subsidiaries are partners. References herein to “associates” refer to employees of our affiliates.
This proxy statement is being furnished to you by the Board of Directors (the “Board” or “Board of Directors”) of Rite Aid Corporation to solicit your proxy to vote your shares at our 2023 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on August 18, 2023 at 11:30 a.m., Eastern Daylight Time, by live audio webcast at www.virtualshareholdermeeting.com/RAD2023.
The following proposals will be on the agenda for the Annual Meeting:
Proposal		Board Recommendation	See Page
1	Election of six directors to hold office until the 2024 Annual Meeting of Stockholder	FOR all of the Board’s nominees	9
2	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm	FOR	27
3	Advisory vote to approve the compensation of our named executive officers	FOR	29
4	Advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers	ONE YEAR	30
5	Approval of the amendments to the Rite Aid Corporation Amended and Restated Certificate of Incorporation to eliminate supermajority voting provisions	FOR	73
6	Consider and vote on a stockholder proposal to require an annual advisory vote on the compensation of Rite Aid’s directors, if properly presented at the Annual Meeting	AGAINST	74
7	Consider and vote on a stockholder proposal to adopt an executive compensation adjustment policy, if properly presented at the Annual Meeting	AGAINST	76
In addition, we will transact any other business properly presented at the meeting, including any adjournment or postponement thereof.

RITE AID CORPORATION   2023 Proxy Statement | 1

PROXY STATEMENT SUMMARY
BUSINESS STRATEGY AND PERFORMANCE IN FISCAL YEAR 2023
Our Enterprise Strategy
As a healthcare company with a retail footprint operating in diverse communities throughout the country, we are positioned to create meaningful customer, client, and member experiences for the millions of lives we touch.
We are focused on three key strategic drivers of growth:

1.
Growing our pharmacy business by:

•
improving our access to networks,

•
strategically acquiring prescription files,

•
increasing medication adherence, and

•
making more clinical services available to our customers.

2.
Deepening our customer loyalty and engagement by:

•
improving our in-store experience,

•
optimizing our products and services,

•
leveraging personalized marketing and communications, and

•
expanding our digital solutions.

3.
Scaling our Elixir business by:

•
delivering on a value proposition unique to the mid-market including competitive pricing,

•
leveraging our platform to deliver white-label services,

•
optimizing our specialty pharmacy, and

•
improving our operational efficiency.

All of these are enabled by significant ongoing investments in our people and infrastructure, including our distributions centers, central fill operations, and systems for customer and client support.
Fiscal Year 2023 Performance and Operational Highlights(1)

$24.1B Total Revenue	$429.2M Adjusted EBITDA	$1.5B Total Liquidity	6.9% Increase in Comparable Same-Store Prescriptions (excluding COVID-19 impacts)

617K Prescriptions Filled Each Day, On Average (including immunizations), in Rite Aid & Bartell Stores	6,300 Pharmacists Serving Our Communities	2,300 Retail Pharmacy Locations across 17 States	Over 60% Growth in Third-Party E-Commerce Business

(1)
As of March 4, 2023 (figures are rounded).

2 | RITE AID CORPORATION   2023 Proxy Statement

PROXY STATEMENT SUMMARY
STOCKHOLDER ENGAGEMENT EFFORTS
At Rite Aid, we believe stockholder engagement is extremely important. We regularly seek the perspectives of our stockholders on issues important to them. Through our quarterly financial performance webcasts, analyst conferences, investor meetings and calls, we obtain and share stockholder feedback with our Board and committees. This feedback from stockholders, including views regarding Board composition, corporate governance matters and ESG matters, is extremely valuable to our Board of Directors and management.
Our engagement with stockholders occurs on a continuous basis, with calls and meetings happening throughout the year. During fiscal year 2023, we continued the increased outreach we began in fiscal year 2021 and enhanced our program to also include our retail stockholder base. As in the prior year, in fiscal year 2023 we also proactively offered Company-initiated meetings to our largest stockholders, representing over 40% of our outstanding shares. These meetings included an offer to speak with the Board Chairman, the Chair of our Compensation Committee, the then CEO, and the CFO. Our Compensation Committee considers investor perspectives when making decisions on executive compensation and DEI initiatives. Additionally, in fiscal year 2023, we began an annual retail stockholder call, providing our retail investors with the opportunity to ask and have management answer questions that are most important to them. This event proved popular, with robust retail stockholder participation and feedback.

WHO WE CONTACTED	HOW WE ENGAGED	WHAT WE DISCUSSED

Multiple times during fiscal year 2023, we individually reached out to the top stockholders who collectively own approximately
40%
of our outstanding stock.
If these stockholders are interested in meeting, they are offered meetings with our Board Chairman, the Chair of the Compensation Committee, the CEO, and CFO.

We biannually invite our largest
25
stockholders
to individual meetings to discuss items of importance to them, such as executive and Board compensation, corporate governance, and ESG matters.
The Chair of the Compensation Committee and senior management are available to participate upon request. We also regularly engage with all stockholders as part of our ongoing investor relations program.

•
Executive compensation.

•
Financial performance including the decline of the prior financial benefits of COVID-19 vaccines and testing.

•
The importance of environmental, social and governance (ESG) initiatives, particularly related to carbon emissions reductions and renewable energy strategies.

•
Rite Aid’s growth and business strategy in a post-COVID-19 world.

•
Continued expense management and cost control.

•
Further reduction of debt and free cash flow generation.

•
Board level oversight of diversity, equity and inclusion (DEI) strategy.

•
Human capital management matters including hiring, training, retaining a diverse workforce, and workplace safety.

RITE AID CORPORATION   2023 Proxy Statement | 3

PROXY STATEMENT SUMMARY
BOARD OF DIRECTORS
Director Nominees
				Committees
Director and Principal Occupation	Age	Director Since	Independent	Audit	Compensation	Nominating and Governance
BRUCE G. BODAKEN(1) Former Chairman and Chief Executive Officer, Blue Shield of California	71	2013; since 2018
ELIZABETH BURR(2) Interim Chief Executive Officer, Rite Aid Corporation	61	2019
BARI HARLAM Co-Founder, Trouble LLC; and former EVP, Chief Marketing Officer North America, Hudson’s Bay Company	61	2020
ROBERT E. KNOWLING, JR.(2) Chairman, Eagles Landing Partners	67	2018
ARUN NAYAR(1) Former Executive Vice President and Chief Financial Officer, Tyco International	72	2018
KATE B. QUINN Vice Chairman and Chief Administrative Officer, U.S. Bancorp (retiring June 2023)	58	2019

(1)
Effective as of the Annual Meeting, Mr. Miramontes will cease to serve on the Audit Committee and Mr. Bodaken will begin serving on the Audit Committee. Mr. Nayar will serve as Chair of the Audit Committee.

(2)
Ms. Burr was a member of the Audit Committee until January 7, 2023, when she was appointed Interim Chief Executive Officer. Mr. Knowling joined the Audit Committee at that time.

Committee Chair	Committee Member	Chair of the Board	Audit Committee Financial Expert

4 | RITE AID CORPORATION   2023 Proxy Statement

PROXY STATEMENT SUMMARY
Board Attributes*

Overall Diversity

83%
diverse

Gender Diversity

50%
female

Ethnic/Racial Diversity

33%
ethnic/
racial

Independence

1
83%
independent
5

Age

70s
50s
average
65
years
60s

Tenure

5-10 yrs.
1-4 yrs.
3
average
5.17
years
3

*
The compositions depicted illustrate calculations effective following the Annual Meeting.

BOARD AND GOVERNANCE HIGHLIGHTS

All Board members are independent except the Interim Chief Executive Officer

Diverse chairs for Audit, Compensation and Nominating and Governance Committees

Independent Chair of the Board

All directors elected annually

Majority voting for directors in uncontested elections

Proxy access provisions in bylaws

Holders of 10% of outstanding stock may call a special meeting of stockholders

Mandatory director retirement age of 75

Meaningful stock ownership requirements for the Board and executive officers

Anti-hedging and anti-pledging policy for the Board and all associates

Annual evaluation of the Board and committees

RITE AID CORPORATION   2023 Proxy Statement | 5

PROXY STATEMENT SUMMARY
EXECUTIVE COMPENSATION OVERVIEW
Philosophy and Objectives
Our executive compensation program is based on a pay-for-performance philosophy and is designed to accomplish the following goals:
WHAT WE DO	WHAT WE DO NOT DO

Conduct annual stockholder advisory vote on the compensation of our named executive officers

Maintain dialogue with stockholders on various topics, including executive pay practices

Retain an independent executive compensation consultant to the Compensation Committee

Ensure that a significant portion of executive officer total target remuneration is at risk

Provide annual and long-term incentive plans with performance targets aligned to business goals

Require a designated level of stock ownership for all named executive officers and non-management directors

Require shares subject to the annual non-management director grant to be deferred until separation from service

Require equity awards to have a double trigger (qualifying termination of employment and change in control)

Complete an annual incentive compensation risk assessment

Maintain a formal clawback policy for executive officers

Provide gross-up payments to cover personal income taxes or excise taxes related to executive severance benefits

Permit executives to engage in hedging or pledging of Rite Aid securities

Reward executives for imprudent, inappropriate, or unnecessary risk-taking

Allow the repricing of equity awards without stockholder approval

6 | RITE AID CORPORATION   2023 Proxy Statement

PROXY STATEMENT SUMMARY
ENVIRONMENTAL, SOCIAL & GOVERNANCE EFFORTS
Rite Aid is committed to integrating Environmental, Social, and Governance (ESG) initiatives into our operations, not only to create value for our stockholders, customers, and associates, but also because we are deeply invested in our communities, and our customers want to support a company that supports their safety and our environment. As explained in our voluntary annual ESG report, our approach is broken into four pillars: Thriving Planet, Thriving Business, Thriving Workplace and Thriving Community.

THRIVING PLANET	THRIVING BUSINESS	THRIVING WORKPLACE	THRIVING COMMUNITY
Reducing our environmental impact through: • Energy and fleet fuel management • Waste reduction and minimization • Supply chain optimization	Embedding sustainability throughout our value chain through: • Responsible sourcing • Product safety, quality, health and nutrition • Drug supply chain integrity • Data security and privacy
Optimizing our associate experience, development, opportunity and well-being across our organization through:
•
Workforce diversity and inclusion

•
Associate engagement and development

•
Total rewards

•
Health and safety

•
Labor practices

Improving health equity, outcomes and access to care in the communities we serve through:
•
Efforts to improve patient health outcomes at Rite Aid, Elixir and Health Dialog

•
Management of controlled substances

•
Community involvement

Environmental
Some of our quantitative fiscal year 2023 highlights include:

Social
We continue to integrate sustainability into our sourcing process, collecting data on topics such as supplier diversity, product packaging, and chemical management to help inform sourcing decisions.

In fiscal year 2023, we continued collaborating with our own brand supplier partners to further advance our efforts in reducing and eliminating harmful chemicals in the products we sell.
Our clinical services team performed 724 health clinics in underserved areas with social vulnerability index (SVI) scores greater than 75%, demonstrating our focus on patient outcomes and access to care.
Human Capital Management Efforts

We are proud to employ over 47,000 associates as of the end of fiscal year 2023 across the United States, including Puerto Rico. Our associates are key to the success of our transformation as they are at the center of supporting the whole health of our customers and communities. We are optimizing our workforce through enhanced communication and engagement through the following measures:

RITE AID CORPORATION   2023 Proxy Statement | 7

PROXY STATEMENT SUMMARY
•
conducting annual engagement surveys on topics such as career development, well-being, compensation, benefits, recognition, leader communications, and opportunities specific to diversity, equity and inclusion efforts, in which more than 70% of our associates have participated;

•
continuing our efforts to attract top talent with sign-on bonuses, pay adjustments in hard to staff areas, and unlimited paid time off to certain associates;

•
operating as a remote-first employer for our corporate associates, allowing us to expand our talent pool and allow our corporate associates more flexibility to balance their work and family priorities;

•
developing success profiles for our associates to refine skills needed today and build capabilities for the future;

•
operating as an Accredited Provider of Continuing Pharmacy Education, which allows us to offer courses that count toward the continuing education licensing requirements of our pharmacists;

•
offering an accredited pharmacy technician certification program;

•
offering compensation and benefit programs to support, recognize and reward performance of our associates (including annual bonuses, 401(k) plans, health care benefits, paid time off, life and disability coverage, merchandise discounts, and many other services and programs);

•
offering associate wellness programs and tools for whole health in areas such as mental health, condition specific management programs, and financial wellness; and

•
offering an associate recognition program to celebrate the achievements of our teams and create a community experience for our workforce.

Diversity, Equity & Inclusion Efforts

We are continuing to build momentum with Diversity, Equity & Inclusion (DEI) at Rite Aid and are seeing notable progress that we believe is adding value to our business. Our multi-year strategy is gaining traction with new programs and initiatives launched in fiscal year 2023, such as leadership development programs aimed specifically to advance diverse talent. We are discovering and addressing the unique needs of our workforce and empowering our people to perform at their very best.
We are taking an innovative approach to our DEI strategy, which we are executing through our recently launched Associate Experience program. The Associate Experience provides our associates with the programs, benefits, and resources that our associates have indicated are important to them, such as enhanced Total Rewards and improved information technology systems and resources. We believe the Associate Experience will enhance our talent attraction, retention, and development efforts, which will enable us to better fulfill our strategic initiatives and operational priorities.
As of December 31, 2022, 68% of associates self-reported as female. In addition, associates reported their race/ethnicity as: White 55%; Hispanic 15%; Black 13%; Asian 12%; and Other 5%. We are proud to have a Board with 43% gender diversity and 43% ethnic/racial diversity.
Governance
Our Nominating and Governance Committee of the Board of Directors has direct oversight and responsibility of ESG, while our Compensation Committee has direct oversight of DEI. In fiscal year 2023, we provided quarterly updates to the Nominating and Governance Committee on our ESG reporting, strategy, risk and opportunity, compliance and benchmarking.

For more information, please see Rite Aid’s 2022 CSR Report at https://s27.q4cdn.com/633053956/files/doc_downloads/2022/07/RA890751_ESG_Report_2022.pdf Website content is not incorporated into this proxy statement.

8 | RITE AID CORPORATION   2023 Proxy Statement

PROPOSAL 1—ELECTION OF DIRECTORS
Our By-Laws provide that the Board of Directors may be composed of up to 15 members, with the number to be fixed from time to time by the Board. The Board has fixed the number of directors at six effective as of the Annual Meeting, and the Board has nominated six nominees for director at our Annual Meeting. All directors are elected annually.
The Board of Directors, based on the recommendation of the Nominating and Governance Committee, has nominated the following individuals to be elected directors at the Annual Meeting:
• Bruce G. Bodaken	• Robert E. Knowling, Jr.
• Elizabeth Burr	• Arun Nayar
• Bari Harlam	• Kate B. Quinn
Each of the nominees for director to be elected at the Annual Meeting currently serves as a director of the Company. Each director elected at the Annual Meeting will hold office until the 2024 Annual Meeting of Stockholders and will serve until his or her successor is duly elected and qualified.
If any nominee at the time of election cannot serve and as a consequence another nominee is designated, then the proxies or their substitutes will have the discretion and authority to vote for such other nominee in accordance with their judgment, or the Board may reduce the size of the Board.
The following table sets forth certain information as of June 1, 2023 with respect to our director nominees.
Name	Age	Position with Rite Aid	Year First Became Director
Bruce G. Bodaken	71	Chair	2013
Elizabeth Burr	61	Interim Chief Executive Officer and Director	2019
Bari Harlam	61	Director	2020
Robert E. Knowling, Jr.	67	Director	2018
Arun Nayar	72	Director	2018
Kate B. Quinn	58	Director	2019
The Board of Directors unanimously recommends that you vote on the enclosed proxy card FOR the election of each of our nominees listed above.

RITE AID CORPORATION   2023 Proxy Statement | 9

PROPOSAL 1—ELECTION OF DIRECTORS
Board Attributes*
*
The compositions depicted illustrate calculations effective following the Annual Meeting.

The Board is committed to ensuring that it is composed of a highly capable and diverse group of directors who are well-equipped to oversee the success of the business and effectively represent the interests of stockholders. As a result of strategic changes in Board composition over the last five years, approximately 33% of the director nominees are racially or ethnically diverse and 50% of the director nominees are women. In addition to enhancing the Board’s racial, ethnic and gender diversity, these changes bring a diversity of thought and experience to the Board. All of the nominees of the Board, other than Ms. Burr, due to her position as interim Chief Executive Officer, are independent directors.
Five of our six current director nominees have joined our Board since 2018, all of whom are either women or racially or ethnically diverse.
In assessing Board composition and selecting and recruiting director candidates, the Board seeks to maintain an engaged, independent Board with broad experience and judgment that is committed to representing the long-term interests of our stockholders. The Nominating and Governance Committee considers a wide range of factors, including the size of the Board, the experience and expertise of existing Board members, other positions the director candidate has held or holds (including other board memberships), and the candidate’s independence. In addition, the Nominating and Governance Committee takes into account a candidate’s ability to contribute to the diversity of background and experience represented on the Board, and it reviews its effectiveness in balancing these considerations when assessing the composition of the Board.

10 | RITE AID CORPORATION   2023 Proxy Statement

PROPOSAL 1—ELECTION OF DIRECTORS
Board Skills and Experiences
The chart below summarizes the qualifications, attributes, skills and experiences for each of our director nominees. The fact that we do not list a particular experience or qualification for a director nominee does not mean that nominee does not possess that particular experience or qualification.
	Skills and Experiences
Director	Board and Corporate Governance	Current or Former CEO	Finance and Accounting	Health Care Industry	Management and Business Operations	Retail Industry
Bruce G. Bodaken
Elizabeth Burr
Bari Harlam
Robert E. Knowling, Jr.
Arun Nayar
Kate B. Quinn
Total of 6 Director Nominees	6	3	2	3	6	3
	100%	50%	33%	50%	100%	50%

RITE AID CORPORATION   2023 Proxy Statement | 11

PROPOSAL 1—ELECTION OF DIRECTORS
DIRECTOR NOMINEES
Following are the biographies for our director nominees, including information concerning the particular experience, qualifications, attributes, or skills that led the Nominating and Governance Committee and the Board to conclude that such person should serve on the Board, as well as their Committee assignments in fiscal year 2023:
BRUCE G. BODAKEN
Mr. Bodaken shares in-depth knowledge of the health insurance and managed care industries with the Board of Directors, serving in executive leadership positions for over 20 years.
Experience
•
Chairman and Chief Executive Officer of Blue Shield of California from 2000 through 2012.

•
President and Chief Operating Officer of Blue Shield of California from 1995 to 2000, and as Executive Vice President and Chief Operating Officer from 1994 to 1995.

•
Senior Vice President and Associate Chief Operating Officer of F.H.P., Inc., a managed care provider, from 1990 to 1994 and held various positions at F.H.P. from 1980 to 1990.

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Visiting Lecturer at the University of California School of Public Health from 2013 to 2016 teaching graduate courses on health care reform.

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Visiting Scholar at the Brookings Institute from 2013 to 2015 focused on value-based care design.

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Director and member of the compensation committee of iRhythm Technologies, Inc. and formerly a member of the board of directors of WageWorks, Inc.

Age 71 Director since 2013 Chair since 2018 Committees • Executive (Chair) • Nominating and Governance
ELIZABETH BURR
Ms. Burr brings to the Board of Directors extensive experience in the health industry, innovation, business strategy, and brand management.
Experience
•
Current Interim Chief Executive Officer of Rite Aid Corporation.

•
Former President and Chief Commercial Officer at Carrot Inc., a digital health care company with solutions that combine behavioral science, clinical expertise, and proprietary technology, from 2019 through 2021.

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Chief Innovation Officer and Vice President of Healthcare Trend and Innovation at Humana from 2015 to 2018, where she led the design, build, and adoption of new product platforms in digital health, provider experience, and telemedicine. Founder of Humana’ Health Ventures, Humana’s strategic venture investing practice.

•
Former Managing Director of Citi Ventures, Citigroup’s global venture group, from 2011—2015. Prior to Citigroup, she spent seven years in investment banking at Morgan Stanley and Credit Suisse First Boston.

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Former Vice President of Global Brand Management at Gap, Inc., where she was responsible for aligning the product, store, online, advertising, and merchandising efforts for the four Gap brands around the world.

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Member of the boards of directors of Mr. Cooper Group Inc., a company that provides mortgage servicing, origination, and transaction-based services, Satellite Healthcare, a nonprofit provider of kidney dialysis services, and SVB Financial Group, a company that offers investment banking and funds management services in the technology, life sciences and health care, private equity and venture capital industries.

Age 61 Director since 2019

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PROPOSAL 1—ELECTION OF DIRECTORS
BARI HARLAM
Ms. Harlam is a former C-suite business leader, marketer, educator, and author, and a pioneer in customer loyalty who provides the Board of Directors with her experience in digital marketing and data analytics.
Experience
•
Co-founder of Trouble LLC, a pro-social, experience brand.

•
Executive Vice President, Chief Marketing Officer North America at Hudson’s Bay Company from 2018 to 2020.

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Executive Vice President, Membership, Marketing and Analytics at BJ’s Wholesale Club from 2012 to 2016.

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Chief Marketing Officer at Swipely, now Upserve, from 2011 to 2012.

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Senior Vice President, Member Engagement at CVS Health from 2000 to 2011.

•
Early in her career, was a Professor at Columbia University and the University of Rhode Island, and Adjunct Professor at the Wharton School, University of Pennsylvania.

•
Member of the Board of Directors of Eastern Bankshares, Inc., Aterian, and OneWater Marine Inc.

Age 61 Director since 2020 Committees • Nominating and Governance (Chair)
ROBERT E. KNOWLING, JR.
Mr. Knowling brings to the Board extensive experience in executive management and leadership roles, including experience leading companies through periods of high growth and organizational turnaround. In addition, his service on a number of other public company boards of directors enables Mr. Knowling to share insights with the Board regarding corporate governance best practices.
Experience
•
Chairman of Eagles Landing Partners, which specializes in helping senior management formulate strategy, lead organizational transformations, and re-engineer businesses, and also serves as an advisor-coach to chief executive officers.

•
Chief Executive Officer of Telwares, a provider of telecommunications expense management solutions, from 2005 to 2009.

•
Chief Executive Officer of the New York City Leadership Academy, an independent nonprofit corporation created by Chancellor Joel I. Klein and Mayor Michael R. Bloomberg that is chartered with developing the next generation of principals in the New York City public school system, from 2001 to 2005.

•
Chairman and Chief Executive Officer of SimDesk Technologies, a computer software company, from 2001 to 2003.

•
Previously was Chairman, President and Chief Executive Officer of Covad Communications, a Warburg Pincus private equity-backed start-up company.

•
Serves on the board of directors of CECO Environmental Corp. and Stride, Inc. In the last five years, he served on the board of directors of Roper Technologies Inc., Citrix, Stride, and Convergys.

Age 67 Director since 2018 Committees • Audit • Compensation

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PROPOSAL 1—ELECTION OF DIRECTORS
ARUN NAYAR
Mr. Nayar brings over 35 years of financial management experience to the Board of Directors. His experience as a chief financial officer provides useful insights into operational and financial metrics relevant to the Company’s business.
Experience
•
Retired in 2015 as Executive Vice President and Chief Financial Officer of Tyco International, a $10+ billion fire protection and security company, where he was responsible for managing the company’s financial risks and overseeing its global finance functions, including its tax, treasury, mergers and acquisitions, audit, and investor relations teams. Mr. Nayar joined Tyco as senior vice president and treasurer in 2008, and was also Chief Financial Officer of Tyco’s ADT Worldwide. From 2010 until 2012, Mr. Nayar was senior vice president, Financial Planning & Analysis, Investor Relations, and treasurer.

•
Previously was in leadership positions with PepsiCo, Inc., most recently as Chief Financial Officer of Global Operations and, before that, as vice president and assistant treasurer—Corporate Finance.

•
Senior Advisor to McKinsey & Company and a Senior Advisor to a private equity firm, BC Partners, from 2016 to 2020.

•
A member of the board of directors of Amcor Plc, a manufacturer of responsible packaging products, and GFL Environmental Inc., a leading North American environmental services company. He previously served on the board of TFI International.

Age 72 Director since 2018 Committees • Audit • Compensation • Executive

KATE B. QUINN
Ms. Quinn brings to the Board of Directors extensive experience in business strategy, marketing, customer experience, retail operations, and health benefits.
Experience
•
Vice Chair and Chief Administrative Officer of U.S. Bancorp since 2017, responsible for leading strategy, reputation and digital transformation, Ms. Quinn joined U.S. Bancorp in 2013 as executive vice president and Chief Strategy and Reputation Officer. She will be retiring from U.S. Bancorp in June 2023.

•
Former senior vice president and Chief Marketing Officer at Anthem, a health benefits company, where she directed the company’s marketing, customer communications, digital, customer experience, and retail strategies. She previously served as Anthem’s vice president of corporate marketing.

•
Earlier in her career, Ms. Quinn served as Chief Marketing and Strategy Officer at a division of The Hartford, following leadership roles in strategy and product development at CIGNA and PacifiCare Health Systems, respectively.

•
Member of Board of Trustees of United Way U.S.A. and Fastbreak Foundation. She previously served on the board of Ontrak, Inc.

Age 58 Director since 2019 Committees • Compensation (Chair) • Nominating and Governance

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CORPORATE GOVERNANCE AND BOARD MATTERS
BOARD LEADERSHIP STRUCTURE

The Board has determined that Mr. Bodaken will continue to serve as Chair of the Board.
As Chair, Mr. Bodaken’s responsibilities include:
•
presiding at all meetings of the Board, including executive sessions of the non-management directors

•
the authority to call meetings of the Board and of the non-management directors

•
serving as liaison between the Chief Executive Officer and independent directors and facilitating communications between other members of the Board and the Chief Executive Officer (any director is free to communicate directly with any associate, including with the Chief Executive Officer; the Chair’s role is to attempt to improve such communications if they are not entirely satisfactory)

•
working with independent directors and the Chief Executive Officer in the preparation of and approving Board meeting agendas and schedules, and the information to be provided to the Board

•
chairing the annual review of the performance of the Chief Executive Officer

•
otherwise consulting with the Chief Executive Officer on matters relating to corporate governance and Board performance, and

•
if requested, ensuring that he is available, when appropriate, for consultation and direct communication with stockholders.

Company By-Laws provide that the Chair of the Board must be a director who is independent under the NYSE listing standards and the Company’s Corporate Governance Guidelines. The Board believes that separation of the positions of Chair of the Board and Chief Executive Officer best serves the needs of the Company and its stockholders. The Board believes that Mr. Bodaken will continue to provide excellent independent leadership of the Board in his role as Chair.
DIRECTOR INDEPENDENCE
For a director to be considered independent under the NYSE corporate governance listing standards, the Board of Directors must determine that the director does not have any direct or indirect material relationship with the Company, including any of the relationships identified in the NYSE independence standards. The Board considers all relevant facts and circumstances in making its independence determinations.
As a result of this review, the Board affirmatively determined that the following directors, including each director serving on the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee, satisfy the independence requirements of the NYSE listing standards:
• Bruce G. Bodaken	• Robert E. Knowling, Jr.	• Kate B. Quinn
• Bari Harlam	• Arun Nayar
In addition, the Board determined that the members of the Audit Committee satisfy the additional independence requirements for audit committee members and that the members of the Compensation Committee satisfy the additional independence requirements for compensation committee members.
As interim CEO, Ms. Burr is not an independent director at this time. The Board previously determined that Kevin E. Lofton, who served as a director until the 2022 Annual Meeting, and Louis P. Miramontes, who will serve as a director until the 2023 Annual Meeting, satisfied the independence requirements of the NYSE listing standards.
There is no family relationship between any of the nominees and executive officers of Rite Aid.

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CORPORATE GOVERNANCE AND BOARD MATTERS
CORPORATE GOVERNANCE PRACTICES
We recognize that good corporate governance is an important means of promoting the long-term interests of our stockholders, associates, customers, suppliers, and the community. The Board of Directors, including through the Nominating and Governance Committee, monitors corporate governance developments and proposed legislative, regulatory, and stock exchange corporate governance reforms.
Majority Voting Standard and Policy
Under the Company’s By-Laws, a nominee for director in uncontested elections of directors will be elected to the Board if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election. In contested elections, directors will be elected by a plurality of votes cast.
Under the Company’s Corporate Governance Guidelines, a director who fails to receive the required number of votes for reelection in accordance with the By-Laws will, within five days following certification of the stockholder vote, tender his or her written resignation to the Chair of the Board for consideration by the Board, subject to the procedures set forth in the guidelines.
Codes of Ethics
The Board has adopted a Code of Ethics that is applicable to our Chief Executive Officer and senior financial officers. The Company has also adopted a Code of Business Ethics and Conduct that applies to all of our officers, directors, and associates. Any amendment to either code or any waiver of either code for executive officers or directors will be disclosed promptly on our website at www.riteaid.com.
Anti-Hedging and Anti-Pledging Policies
The Company’s directors, officers and other associates are prohibited from engaging in hedging or monetization transactions, such as zero-cost collars, equity swaps, exchange funds and forward sale contracts, with respect to our securities. Because hedging transactions might allow a director, officer or other associate to continue to own our securities, whether obtained through our equity compensation plans or otherwise, without the full risks and rewards of ownership, such hedging transactions are prohibited. Directors, officers and other associates are also prohibited from holding in a margin account, or otherwise pledging, Company securities as collateral for a loan.
BOARD OVERSIGHT OF RISK MANAGEMENT
The Board of Directors, as a whole and through the various committees of the Board, oversees the Company’s management of risk, focusing primarily on four areas of risk (1) strategic, (2) operational, (3) financial, and (4) regulatory compliance.
The Board considers and discusses risks in connection with strategic, operating, financial, compliance, specific approval matters, and other special risk topics such as cybersecurity. The Board may delegate responsibility for oversight of selected risks to the appropriate Board committee as described below.
Management of the Company is responsible for developing and implementing the Company’s plans and processes for risk management. The Board believes that its leadership structure, described above, supports the risk oversight function of the Board. The Board of Directors, at least annually, reviews with management its plans and processes for managing risk. The Board also receives periodic updates from the Company’s ethics and compliance and internal assurance services departments with regard to the overall effectiveness of the Company’s compliance and internal audit programs and significant areas of risk to the Company.
The Board delegated to the Audit Committee oversight of the Company’s compliance program, and therefore the Committee has the primary oversight role with respect to many of the risks of the Company. The Board and the Audit Committee also receive periodic updates from the Company’s Chief Information Officer and/or Chief Information Security Officer on cybersecurity matters, including information services security and security controls

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CORPORATE GOVERNANCE AND BOARD MATTERS
over credit card, customer, associate, and patient data. These updates also include information regarding the Rite Aid Information Security Program, managed by Rite Aid’s Chief Information Security Officer, which is designed to protect information and critical resources from a wide range of threats in order to ensure business continuity, minimize business risk, and maximize return on investments and business opportunities. The objective in the development and implementation of the Information Security Program is to create effective administrative, technical, and physical safeguards in order to protect the data of Rite Aid and its subsidiaries and the data of any customers and clients of these entities. In addition, the Audit Committee focuses on assessing and mitigating financial reporting risks, including risks related to internal control over financial reporting as well as legal and regulatory compliance, cyber risk and enterprise risk management.
The Compensation Committee considers risks relating to the Company’s compensation programs and policies, reviews all incentive plans relative to established criteria and conducts an assessment to ensure that none of our incentive plans encourage excessive risk-taking by our executives or associates. The Compensation Committee reviews the risk profile and the relationship between the Company’s compensation programs to the overall risk profile of the Company. Some of the features of our compensation incentive programs that limit risk include:
•
Delivery of compensation through an appropriate mix of base salary, short-term cash incentive awards, long-term awards, and benefits.

•
Use of a mix of long-term incentive vehicles that reward both stock price appreciation and financial operating performance and have different risk profiles.

•
Incorporation of measures in the performance awards to assess our ability to drive stock performance through profitability, leverage reduction and growth, and to compare our stock performance against the Russell 3000 Index (total stockholder return).

•
Meaningful stock ownership requirements for executives.

The Compensation Committee has considered the risks arising from the Company’s compensation policies and practices for its executives and associates and has concluded that the compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

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CORPORATE GOVERNANCE AND BOARD MATTERS
COMMITTEES OF THE BOARD OF DIRECTORS
The Board of Directors has four standing committees:

Current copies of the charters for each of these committees are available on our website at www.riteaid.com under the headings “Corporate—Governance—Corporate Governance Committees—Committee Charters.”

The current members of the committees are identified in the following table.
		Committees
Director	Independent	Audit	Compensation	Executive	Nominating and Governance
Bruce G. Bodaken(1)
Elizabeth Burr(2)
Bari Harlam
Robert E. Knowling, Jr.(2)
Louis P. Miramontes(1)
Arun Nayar(1)
Kate B. Quinn
Number of Meetings in Fiscal 2023		10	7	0	8

(1)
Effective as of the Annual Meeting, Mr. Miramontes will cease to serve on the Audit Committee and Mr. Bodaken will begin serving on the Audit Committee. Mr. Nayar will serve as Chair of the Audit Committee.

(2)
Ms. Burr was a member of the Audit Committee until January 7, 2023, when she was appointed Interim Chief Executive Officer. Mr. Knowling joined the Audit Committee at that time.

Committee Chair	Committee Member	Chair of the Board	Audit Committee Financial Expert

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CORPORATE GOVERNANCE AND BOARD MATTERS
AUDIT COMMITTEE	Meetings in Fiscal 2023: 10
Members
• Louis P. Miramontes, Chair(1)	• Robert E. Knowling, Jr.	• Arun Nayar

Qualifications
The Board has determined that each member of the Audit Committee is an independent director under the NYSE listing standards and satisfies the additional independence requirements for audit committee members. The Board also has determined that Mr. Bodaken, who will begin serving on the Audit Committee effective as of the Annual Meeting, satisfies these additional independence requirements. See the section entitled “Corporate Governance—Director Independence” above.

The Board has determined that each of these individuals is also “financially literate” under the applicable NYSE listing standards.

The Board has determined that each of Louis P. Miramontes and Arun Nayar qualifies as an “audit committee financial expert” as that term is defined under applicable SEC rules.

Principal Responsibilities	Charter

The functions of the Audit Committee include the following:
•
Appointing, compensating, and overseeing our independent registered public accounting firm (“independent auditors”);

•
Overseeing management’s fulfillment of its responsibilities for financial reporting and internal control over financial reporting;

•
Overseeing the activities of the Company’s internal audit function; and

•
Reviewing the Company’s cybersecurity, information security and technology risks

For additional information, see the Audit Committee’s charter on our website at www.riteaid.com, under the headings “Corporate—Governance—Our Policies—Corporate Governance Committees—Audit Committee Charter.”
Audit Committee Report
The Audit Committee Report is located in “Proposal 2—Ratification of the Appointment of Independent Registered Public Accounting Firm” under the caption “Audit Committee Report.”

(1)
Effective as of the Annual Meeting, Mr. Miramontes will cease to serve on the Audit Committee and Mr. Bodaken will begin serving on the Audit Committee. Mr. Nayar will serve as Chair of the Audit Committee.

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CORPORATE GOVERNANCE AND BOARD MATTERS
COMPENSATION COMMITTEE	Meetings in Fiscal 2023: 7
Members
• Kate B. Quinn, Chair	• Robert E. Knowling, Jr.	• Arun Nayar

Qualifications
The Board has determined that each member of the Compensation Committee is an independent director under the NYSE listing standards and satisfies the additional independence requirements for compensation committee members. See the section entitled “Corporate Governance—Director Independence” above.

Principal Responsibilities
The functions of the Compensation Committee include the following:
•
Administering Rite Aid’s equity incentive plans;

•
Reviewing and approving the base salaries of executive officers and reviewing and recommending to the Board the base salary of the CEO (along with other compensation elements as deemed necessary);

•
Reviewing and approving goals and objectives relevant to the incentive-based compensation of executive officers, evaluating the performance of executive officers, and determining and approving the incentive-based compensation of executive officers;

•
Setting corporate performance targets under all annual bonus and long-term incentive compensation plans and determining annually the individual bonus award opportunities for executive officers;

•
Reviewing and approving executive officers’ employment agreements and severance arrangements;

•
Reviewing the Company’s succession planning for the CEO and other executive officers; and

•
Reviewing and making recommendations to the Board on employee engagement and DEI initiatives, objectives and progress.

Independent Compensation Consultant
As provided in its charter, the Compensation Committee has the authority to engage an external compensation consultant and to determine the scope of any services provided. The Compensation Committee may terminate the engagement at any time. The external compensation consultant reports to the Compensation Committee Chair.
Charter
For additional information, see the Compensation Committee’s charter on our website at www.riteaid.com, under the headings “Corporate—Governance—Our Policies—Corporate Governance Committees—Compensation Committee Charter.”
Compensation Committee Report
The Compensation Committee Report is located at the end of the “Compensation Discussion and Analysis” under the caption “Compensation Committee Report.”

Compensation Committee Interlocks and Insider Participation
The Compensation Committee currently consists of Kate B. Quinn (Chair), Robert E. Knowling, Jr., and Arun Nayar. In addition to the current members, Louis P. Miramontes also served on the Compensation Committee during fiscal year 2023. During fiscal year 2023, no member of the Compensation Committee was an employee, former employee, or executive officer of the Company, nor does any such member have any interlocking relationships as defined by applicable SEC rules.

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CORPORATE GOVERNANCE AND BOARD MATTERS
NOMINATING AND GOVERNANCE COMMITTEE	Meetings in Fiscal 2023: 8
Members
• Bari Harlam, Chair	• Bruce G. Bodaken	• Kate B. Quinn

Qualifications
The Board has determined that each member of the Nominating and Governance Committee is an independent director under the NYSE listing standards. See the section entitled “Corporate Governance—Director Independence” above.

Principal Responsibilities
The functions of the Nominating and Governance Committee include the following:
•
Identifying and recommending to the Board individuals qualified to serve as Rite Aid directors;

•
Recommending to the Board individual directors to serve on committees of the Board;

•
Advising the Board with respect to matters of Board composition and procedures;

•
Developing and recommending to the Board a set of corporate governance principles applicable to Rite Aid and overseeing corporate governance matters generally;

•
Overseeing the annual evaluation of the Board and management;

•
Reviewing and approving or ratifying related person transactions in which the Company is a participant; and

•
Overseeing the ESG policies, trends and activities of the Company.

Charter
For additional information, see the Nominating and Governance Committee’s charter on our website at www.riteaid.com, under the headings “Corporate—Governance—Our Policies—Corporate Governance Committees—Nominating and Governance Committee Charter.”

EXECUTIVE COMMITTEE	Meetings in Fiscal 2023: 0
Members
• Bruce G. Bodaken, Chair	• Arun Nayar
Principal Responsibilities	Charter
The Executive Committee did not meet during fiscal year 2023. The Executive Committee, except as limited by Delaware law, is empowered to exercise all of the powers of the Board of Directors.	For additional information, see the Executive Committee’s charter on our website at www.riteaid.com, under the headings “Corporate—Governance—Our Policies—Corporate Governance Committees—Executive Committee Charter.”
Board Committee Refreshment
The Nominating and Governance Committee considers the periodic rotation of Committee members and Committee Chairs to introduce fresh perspectives and to broaden and diversify the views and experience represented on the Committees. Through this periodic refreshment, the Nominating and Governance Committee considers, among other things, the benefits from continuity and depth of experience with the benefits of fresh perspectives and exposing our directors to different aspects of our business.
As part of the Committee refreshment process, in June 2022, Arun Nayar joined the Compensation Committee, Louis P. Miramontes’ service on the Compensation Committee ended and Bari Harlam became Chair of the Nominating and Governance Committee. In addition, in January 2023 in connection with her appointment as interim CEO, Ms. Burr’s service on the Audit Committee ended, and Robert E. Knowling, Jr. joined the Audit Committee.
BOARD MEETING ATTENDANCE
The Board of Directors held 12 meetings during fiscal year 2023. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings held by all committees on which such director served during the period for which such director served.

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CORPORATE GOVERNANCE AND BOARD MATTERS
It is our policy that directors are invited and encouraged to attend the annual meeting of stockholders. All directors serving on the Board or nominated to serve on the Board at the time of the meeting attended the 2022 Annual Meeting of Stockholders.
DIRECTOR NOMINATIONS
The Nominating and Governance Committee identifies potential candidates by asking current directors and executive officers to notify the committee if they become aware of persons, meeting the criteria described below, who have had a change in circumstances that might make them available to serve on the Board—for example, retirement as a CEO or CFO of a public company or exiting government or military service. The Nominating and Governance Committee also, from time to time, may engage firms that specialize in identifying director candidates.
The Nominating and Governance Committee will consider director candidates recommended by stockholders. In considering such recommendations, the Nominating and Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Nominating and Governance Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Nominating and Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:
•
The name of the stockholder and evidence of the person’s ownership of Rite Aid stock, including the number of shares owned and the length of time of ownership; and

•
The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a Rite Aid director, and the person’s consent to be named as a director if selected by the Nominating and Governance Committee and nominated by the Board.

The stockholder recommendation and information described above must be sent to Rite Aid Corporation, PO Box 3165 Harrisburg, PA 17105, Attention: Corporate Secretary. The Nominating and Governance Committee will accept recommendations of director candidates throughout the year. Generally, in order for a recommended director candidate to be considered for nomination to stand for election at an upcoming annual meeting of stockholders, the recommendation must be received by the Secretary not fewer than 120 days prior to the anniversary date of Rite Aid’s most recent annual meeting of stockholders.
The Nominating and Governance Committee may review publicly available information, conduct an interview and/or check references to assess the person’s accomplishments and qualifications in light of the needs of the Board and the accomplishments and qualifications of any other candidates that the committee might be considering. The committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.
The Board seeks to maintain an engaged, independent Board with broad experience and judgment that is committed to representing the long-term interests of our stockholders. The Nominating and Governance Committee believes that the minimum qualifications for serving as a Rite Aid director are:
•
that a candidate demonstrates, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of Rite Aid’s business and affairs, and

•
that a candidate has an impeccable record and reputation for honest and ethical conduct in his or her professional and personal activities.

In addition, the Nominating and Governance Committee examines a candidate’s specific experiences and skills, availability in light of other commitments, potential conflicts of interest, and independence from management and the Company. The Nominating and Governance Committee also takes into account a candidate’s ability to contribute to the diversity of background and experience represented by the Board. The Nominating and Governance Committee assesses its achievement of diversity through the review of Board composition as part of the Board’s annual self-assessment process.

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CORPORATE GOVERNANCE AND BOARD MATTERS
EXECUTIVE SESSIONS OF NON-MANAGEMENT DIRECTORS
In order to promote discussion among the non-management directors, executive sessions (meetings of non-management directors without management present) are held regularly. Mr. Bodaken, Chair of the Board, presides at our executive sessions.
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
The Board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board, any Board committee, or any chair of any such committee by mail. Correspondence should be addressed to the Board of Directors or any such individual directors, or committee of directors by either name or title.
All such correspondence should be sent to:	Rite Aid Corporation c/o Corporate Secretary PO Box 3165 Harrisburg, PA 17105
All communications received as set forth above will be opened by the Corporate Secretary for the purpose of determining whether the contents represent a legitimate communication to the directors. Such communications, other than business solicitations or advertisements, junk mail and mass mailings, new product suggestions, product complaints, product inquiries, resumes and other forms of job inquiries, spam, and surveys, will be distributed to the Board, the non-management directors, an individual director, or a committee of directors, as appropriate.
ENVIRONMENTAL, SOCIAL & GOVERNANCE MATTERS
The disclosure in our voluntary annual ESG report is intended to align with the Sustainability Accounting Standards Board (SASB) framework and is broken into four pillars: Thriving Planet, Thriving Business, Thriving Workplace and Thriving Community.
In fiscal year 2023, we provided quarterly updates on ESG matters to our Nominating and Governance Committee of the Board of Directors. In addition, our Corporate Sustainability Committee, comprised of cross functional leadership across the organization, with representation from legal, finance, internal assurance, human resources, facilities, operations and more, met regularly to discuss reporting strategy, disclosure topics and key performance indicators.

Further information about our commitment to sustainability is available on our website under the headings “Corporate—Investor Relations—Sustainability.” Website content is not incorporated into this proxy statement.

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CORPORATE GOVERNANCE AND BOARD MATTERS
CORPORATE GOVERNANCE MATERIALS
Website Access to Corporate Governance Materials
Our corporate governance information and materials are posted on our website at riteaid.com/corporate/governance. Website content is not incorporated into this proxy statement.

• CORPORATE GOVERNANCE GUIDELINES	• AUDIT COMMITTEE CHARTER	• COMPENSATION COMMITTEE CHARTER
• EXECUTIVE COMMITTEE CHARTER	• NOMINATING AND GOVERNANCE COMMITTEE CHARTER	• CODE OF ETHICS FOR THE CEO AND SENIOR FINANCIAL OFFICERS
• CODE OF BUSINESS ETHICS AND CONDUCT	• STOCK OWNERSHIP GUIDELINES	• RELATED PERSON TRANSACTION POLICY
• INSIDER TRADING POLICY	• CERTIFICATE OF INCORPORATION	• BY-LAWS OF RITE AID CORPORATION
• NYSE DOCUMENTS—ANNUAL CEO CERTIFICATION	• NYSE DOCUMENTS—SECTION 303A WRITTEN AFFIRMATIONS OF COMPLIANCE
These documents are also available in print upon request, free of charge, by writing to:	Rite Aid Corporation Attention: Corporate Secretary PO Box 3165 Harrisburg, PA 17105
The Board regularly reviews corporate governance developments and will modify these materials and practices from time to time as warranted.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review and Approval of Related Person Transactions
Under our written policy, the Nominating and Governance Committee is responsible for the review, approval, or ratification of “related person transactions” between the Company or its subsidiaries and related persons. Under SEC rules, a related person is, or any time since the beginning of the last fiscal year was, a director, an executive officer, a nominee for director, a more than 5% stockholder of the Company, or an immediate family member (as defined under applicable SEC rules) of any of the foregoing. A related person transaction is any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and a related person had, has or will have a direct or indirect material interest.
Directors, executive officers and nominees must complete an annual questionnaire and disclose all potential related person transactions involving themselves and their immediate family members that are known to them.
Throughout the year, directors and executive officers must notify the Corporate Secretary and Chief Accounting Officer of any potential related person transactions as soon as they become aware of any such transaction. The Corporate Secretary and Chief Accounting Officer inform the Nominating and Governance Committee of any related person transaction of which they are aware. The Corporate Secretary and Chief Accounting Officer are responsible for conducting a preliminary analysis and review of potential related person transactions and presentation to the Nominating and Governance Committee for review, including provision of additional information to enable proper consideration by the Nominating and Governance Committee.

24 | RITE AID CORPORATION   2023 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS
The Corporate Secretary and Chief Accounting Officer determine whether the proposed transaction should be submitted to the Nominating and Governance Committee for consideration at the next committee meeting or, if the Corporate Secretary and Chief Accounting Officer, in consultation with the Chief Executive Officer or Chief Financial Officer, determine that it is not practicable or desirable for the Company to wait until the next committee meeting, to the Chair of the Nominating and Governance Committee (who will possess delegated authority to act between committee meetings). As necessary, the Nominating and Governance Committee reviews approved related person transactions on a periodic basis throughout the duration of the transaction to ensure that the transactions remain in the best interests of the Company. The Nominating and Governance Committee may, in its discretion, engage outside counsel to review certain related person transactions. In addition, the Nominating and Governance Committee may request that the full Board of Directors consider the approval or ratification of related person transactions if the Nominating and Governance Committee deems it advisable.

A copy of our full policy concerning transactions with related persons is available on the Governance section of our website at www.riteaid.com under the headings “Corporate—Governance—Our Policies—Related Person Transactions.” Website content is not incorporated into this proxy statement

Directors’ Compensation
Non-Management Director Service	Annual Cash Retainer ($)(1)	Annual Stock Award ($)
Non-management director	100,000	160,000
Additional annual retainers, for service as:
Chair of the Board	165,000
Committee Chairs
• Audit Committee	25,000
• Compensation Committee	25,000
• Nominating and Governance Committee	25,000
Audit Committee Member (other than the Chair)	10,000

(1)
Fees payable quarterly in arrears.

The elements of Rite Aid’s fiscal year 2023 compensation program for our non-management directors are summarized above. The Compensation Committee, with the assistance of Mercer, the committee’s compensation consultant, regularly reviews our non-management director compensation and evaluates the competitiveness and reasonableness of the compensation program in light of general trends and practices. The Compensation Committee makes recommendations based on such review to our Board, which determines whether any changes should be made to our non-management director compensation program. Based on its review, in fiscal year 2023 the Compensation Committee recommended, and the Board determined, beginning in April 2022, to increase the Compensation Committee Chair’s annual cash retainer to better reflect market competitiveness, from $20,000 to $25,000, and that no other changes to the non-management director compensation program were needed.
Non-management directors receive an annual cash payment of $100,000, payable quarterly in arrears and also receive an annual award of restricted stock units under the Company’s Amended and Restated 2020 Omnibus Equity Incentive Plan. The annual award of restricted stock units for fiscal year 2023 vested on the date of grant and the shares subject to the grant will become payable on a deferred basis upon the separation from service of the director.
A non-management director may also defer cash fees under the Rite Aid Corporation Director Deferred Compensation Plan. Cash fees deferred are allocated to a bookkeeping account for the non-management director and notionally invested in accordance with the director’s election among a subset of investment funds available under the Company’s 401(k) savings plan. A non-management director’s deferral is paid on the director’s separation from service in a single lump sum. None of our non-management directors elected to defer cash fees earned in respect of fiscal year 2023.

RITE AID CORPORATION   2023 Proxy Statement | 25

CORPORATE GOVERNANCE AND BOARD MATTERS
Directors who are officers and/or Rite Aid associates receive no separate compensation for service as directors or committee members. Directors are reimbursed for travel and lodging expenses associated with attending Board of Directors and Board committee meetings.
Non-management directors are subject to our Stock Ownership Guidelines discussed in the Compensation Discussion and Analysis under the caption “Director and Officer Stock Ownership Guidelines.”
Director Compensation Table for Fiscal Year 2023
The following Director Compensation Table sets forth fees, awards, and other compensation paid to or earned by our non-management directors who served during the fiscal year ended March 4, 2023:
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2),(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change In Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Bruce G. Bodaken	265,000	159,997	—	—	—	—	424,997
Bari Harlam	112,637	159,997	—	—	—	—	272,635
Robert E. Knowling, Jr.	104,556	159,997	—	—	—	—	264,553
Kevin E. Lofton(4)	62,500	—	—	—	—	—	62,500
Louis P. Miramontes	125,000	159,997	—	—	—	—	284,997
Arun Nayar	110,000	159,997	—	—	—	—	269,997
Kate B. Quinn(5)	123,750	159,997	—	—	—	—	283,747

(1)
Elizabeth Burr served as a director during fiscal year 2023 through January 7, 2023 until her appointment as interim CEO of the Company on such date. Ms. Burr’s compensation as a director and for her service as interim CEO during fiscal year 2023 is reflected in the Summary Compensation Table, found on page 56 of this proxy statement.

(2)
Represents the grant date fair value of stock awards granted in fiscal year 2023 in accordance with Financial Accounting Standards Board (“FASB”) Topic 718. For information regarding the assumptions used in determining the fair value of an award, please refer to Note 18 to our financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 4, 2023, filed with the SEC on May 1, 2023. The restricted stock unit awards are immediately vested upon grant; however, shares underlying the restricted stock units are held and not delivered until the directors’ separation from service.

(3)
As of March 4, 2023, no unvested restricted stock unit awards and no stock option awards were held by any director.

(4)
Mr. Lofton resigned from the Board effective July 27, 2022.

(5)
Ms. Quinn’s Compensation Committee chair retainer increased from $20,00 to $25,000 annually on April 6, 2022.

26 | RITE AID CORPORATION   2023 Proxy Statement

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The accounting firm of Deloitte & Touche LLP (“Deloitte & Touche”) has been selected as the independent registered public accounting firm for the Company for the fiscal year ending March 2, 2024. Deloitte & Touche has audited the accounts and records of Rite Aid and its subsidiaries since 2000. Although the selection of accounting firms does not require ratification, the Board of Directors has directed that the appointment of Deloitte & Touche be submitted to the stockholders for ratification due to the significance of their appointment by the Company. If the stockholders do not ratify the appointment of Deloitte & Touche, the Audit Committee will consider the appointment of another independent registered public accounting firm. A representative of Deloitte & Touche will be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.
The Board of Directors unanimously recommends that you vote FOR the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2024.
AUDITOR FEES
As outlined in the table below, we incurred the following fees, including expenses billed to the Company for the fiscal years ended March 4, 2023 and February 26, 2022 by our independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates.
	Year Ended
Fee Category	March 4, 2023 ($ millions)	February 26, 2022 ($ millions)
Audit fees(1)	2.2	2.3
Audit-related fees(2)	—	0.2
Tax fees(3)	—	—
All other fees	—	—
Total fees	2.2	2.5

(1)
Audit fees. Represents fees for audit of annual financial statements and reviews of interim financial statements, registration statement filings and comfort letters related to various refinancing activities.

(2)
Audit-related fees. The fees for the year ended February 26, 2022 represent fees for audits of employee benefit plans’ financial statements.

(3)
Tax fees. Represents fees for tax compliance advice and planning.

AUDIT COMMITTEE REPORT
The Board of Directors has adopted a written charter of the Audit Committee which further describes the role of the Audit Committee. The Audit Committee, among other things, appoints and engages our independent registered public accounting firm and oversees our financial reporting and internal control over financial reporting processes on behalf of the Board. Management has the primary responsibility for our financial statements, our accounting principles and our internal control over financial reporting. Our independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. Our independent registered public accounting firm also is responsible for expressing an opinion on the effectiveness of our internal control over financial reporting.

RITE AID CORPORATION   2023 Proxy Statement | 27

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
In fulfilling its oversight responsibilities, the Audit Committee met 10 times during fiscal year 2023.
During those meetings, the Audit Committee:
•
Met with our internal auditors and independent registered public accounting firm, with and without management present, to discuss the overall scope and plans for their respective audits, the results of their examinations, their evaluations of our internal control over financial reporting and the overall quality of our financial reporting.

•
Reviewed and discussed with management and our independent registered public accounting firm, for their respective purposes, the audited financial statements included in our Annual Report on Form 10-K for fiscal year 2023. The discussions included the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements and the Annual Report on Form 10-K for fiscal year 2023.

•
Reviewed the unaudited interim financial statements and Forms 10-Q prepared each quarter by the Company.

•
Received management representations that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

•
Reviewed the Audit Committee charter.

•
Reviewed and discussed with our independent registered public accounting firm those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

•
Discussed with our independent registered public accounting firm matters relating to their independence and received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has considered whether the level of non-audit related services provided by our independent registered public accounting firm is consistent with maintaining their independence.

•
Pre-approved audit, other audit-related and tax services performed by our independent registered public accounting firm.

In addition to pre-approving the audit and other audit related and tax services performed by our independent registered public accounting firm, the Audit Committee requests fee estimates associated with each proposed service. Providing a fee estimate for a service incorporates appropriate oversight and control of the independent registered public accounting firm relationship. On a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date against pre-approved services and fee estimates.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 4, 2023 for filing with the SEC.
THE AUDIT COMMITTEE
Louis P. Miramontes, Chair
Arun Nayar
Robert E. Knowling, Jr.

28 | RITE AID CORPORATION   2023 Proxy Statement

PROPOSAL 3—ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the requirements of Section 14A of the Exchange Act, stockholders have the opportunity to approve on an advisory, nonbinding basis the compensation of the named executive officers disclosed in this proxy statement. This is commonly referred to as a “say on pay” advisory vote. The Board of Directors recommends that you vote “FOR” this proposal.
As discussed in greater detail in the “Compensation Discussion and Analysis” (CD&A) section of this proxy statement, our executive compensation program is designed to attract, motivate, and retain the most talented and dedicated executives and to align the interests of our named executive officers with the interests of our stockholders. The Company’s compensation program is designed to:
•
reward our named executive officers for the achievement of annual and long-term strategic and operational goals and the achievement of increased total stockholder return, and

•
avoid the encouragement of unnecessary or excessive risk-taking.

The Company encourages stockholders to review the executive compensation disclosure in the CD&A and executive compensation tables in this proxy statement for complete details of its compensation program for its named executive officers and how the program is designed to achieve the Company’s compensation objectives.
We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation; rather, the vote relates to the overall compensation of our named executive officers as described in this proxy statement.
The Board is presenting this proposal, which gives stockholders the opportunity to endorse or not endorse our executive pay program, on an advisory basis, by voting on the following resolution:
“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures.”
Although the advisory vote is non-binding, the Board of Directors values the opinions of stockholders. The Compensation Committee will review the results of the vote and will consider stockholders’ concerns and take into account the outcome of the vote when considering future decisions concerning our executive compensation program.
The Board of Directors unanimously recommends that you vote FOR the approval of the compensation of its named executive officers, as disclosed in this proxy statement.

RITE AID CORPORATION   2023 Proxy Statement | 29

PROPOSAL 4—ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Section 14A of the Exchange Act requires that we include in this proxy statement a non-binding stockholder vote on whether future advisory votes on the compensation of our named executive officers should occur every one, two or three years. Stockholders have the option to vote for any one of the three options, or to abstain on the matter. In July 2017, our stockholders voted to hold an advisory vote on executive compensation every year. The next advisory vote on the frequency of future advisory votes on the compensation of our named executive officers is expected to be held at the 2029 annual meeting. For the reasons discussed below, the Board recommends that future advisory votes on the compensation of our named executive officers take place every “ONE YEAR.”
After careful consideration and input from our stockholders, our Board has determined that an advisory vote on executive compensation that occurs annually is the most appropriate alternative for the Company. In formulating its recommendation, our Board considered that an annual advisory vote on executive compensation will allow stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices. We will continue to engage with our stockholders regarding our executive pay programs between stockholder advisory votes as part of our governance process.
The Company recognizes that stockholders may have different views as to the best approach for the Company, and therefore the Company and Board encourage stockholders to express their preferences as to the frequency of an advisory vote on the compensation of our named executive officers.
This vote is advisory and not binding on the Company or the Board, but the Board and the Compensation Committee will take into account the outcome of the vote when making decisions about how often the Company conducts advisory votes on the compensation of our named executive officers.
The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining). The frequency (every one, two or three years) receiving the greatest number of votes, even if not a majority, will be considered the preference of our stockholders.
The Board of Directors unanimously recommends that you vote for ONE YEAR as the preferred frequency of future advisory votes on the compensation of our named executive officers.

30 | RITE AID CORPORATION   2023 Proxy Statement

Letter from the Chair of Our Compensation Committee
DEAR FELLOW STOCKHOLDERS:
On behalf of the Compensation Committee of the Board of Directors of Rite Aid, I would like to share with you the Committee’s perspective on our recent CEO transition, say-on-pay results, stockholder engagement, and the impact of our financial performance on executive pay.
Rite Aid’s fiscal year 2023 financial performance results were lower than we anticipated, which is reflected in the pay outcomes for our executive team and is in alignment with the experience of Rite Aid stockholders. However, the year ended on a positive note with strong fourth quarter results and a strategic turnaround plan in place that is designed to drive future growth. As we engage in our search for a permanent CEO, we understand the importance of continuing to motivate and retain our dedicated leaders who are prepared to deliver on our new strategy to grow the Company and create long-term stockholder value.

KATHERINE “KATE” B. QUINN

COMPENSATION
COMMITTEE CHAIR

CEO Transition
In January of this year, the Board of Directors appointed Ms. Burr, then a member of the Company’s Board, as interim CEO, and Ms. Donigan, our former President and CEO, departed the Company. Given her experience in the health and retail industries, including expertise in innovation, business strategy, retail and brand management, Ms. Burr is well suited to prepare Rite Aid for future growth while we conduct a search for a permanent CEO. To compensate Ms. Burr for her services as interim CEO, the Company is providing her a base salary of $300,000 a month, which the Board will review if she remains in the role for more than six months. As interim CEO, Ms. Burr does not receive short- or long-term incentive awards, employee benefits, or severance benefits. Also, she is not receiving compensation for her service as a director.
Say on Pay and Stockholder Outreach
The Compensation Committee is committed to gathering your feedback each year through our say-on-pay vote results and stockholder engagement efforts and to consider this important information in making executive pay decisions. Stockholder support for our executive compensation program in fiscal year 2023 was approximately 77%, a decline from approximately 83% in fiscal year 2022. We were disappointed in this result and responded with a rigorous stockholder engagement campaign, reaching out to stockholders holding over 40% of our outstanding shares to seek feedback on our pay program. Attending these meetings provided me and other Rite Aid leaders, including our Board Chair, CEO, and CFO, an opportunity to listen to any concerns raised by our stockholders and to gain insight into your perspectives on our executive pay plans. In part in response to this feedback, we made changes to our fiscal year 2023 pay program, including:
•
Incorporating new performance metrics into our annual and long-term incentive plans to eliminate overlapping metrics between the two plans

•
Revising the annual incentive plan metrics to remove total revenue and focus on two metrics that drive stockholder value: Adjusted EBITDA and Operating Cash Flow

•
Replacing the relative total shareholder return (TSR) modifier in our long-term incentive plan with a 25%-weighted Relative TSR metric to enhance the incentive to create sustainable long-term value and increase alignment of the interests of our executives with those of our stockholders

We will continue to reach out to our stockholders to gather feedback on executive pay and governance matters as part of our ongoing stockholder engagement process. We appreciate your valuable input.

RITE AID CORPORATION   2023 Proxy Statement | 31

LETTER FROM THE CHAIR OF OUR COMPENSATION COMMITTEE
Fiscal Year 2023 Performance
The Company faced several challenges in fiscal year 2023 that impacted our financial results, including a reduction in revenue from COVID-19 vaccines and testing, and the loss of a large commercial client at Elixir. However, our executive team demonstrated its resilience by meeting several operational goals, including growing our market share in pharmacy and front-end lines of business, increasing our third-party e-commerce business, launching our first Rx-focused small-format stores, and improving our rebates at Elixir. We also reduced our operating costs through expense control and closing underperforming stores. These accomplishments helped us continue to make progress toward our goal of transforming Rite Aid into a leading pharmacy services company.
To improve financial performance and enhance stockholder value, our leadership team has established a turnaround plan designed to prepare for future challenges and drive earnings growth. We have already demonstrated the potential of this new approach, with fiscal year 2023 fourth quarter results at the higher end of Company guidance, due to positive results in retail pharmacy, non-COVID-19 script growth, expense control and improvement at Elixir.
Fiscal Year 2023 Compensation Outcomes
Given our financial results for fiscal year 2023 were lower than we expected, the Company did not meet the Adjusted EBITDA or Operating Cash Flow threshold performance levels under our annual incentive plan. As a result, our senior leadership team received no annual incentive plan payouts.
In setting the fiscal year 2023 performance targets for the annual incentive plan, the Compensation Committee chose challenging goals to motivate executives to achieve the Company’s short-term financial objectives and enhance stockholder value. Fiscal year 2023 annual incentive plan targets and results were as follows:
•
The Adjusted EBITDA target was set at $520 million, which was above the fiscal year 2022 target of $490 million and the fiscal year 2022 actual performance of $506 million. Actual fiscal year 2023 performance was $429.2 million, which was below the plan’s threshold of $442 million.

•
The Operating Cash Flow performance target was set at $8 million based on the financial plan targets. Actual fiscal year 2023 Operating Cash Flow was negative $276.3 million, which was below the threshold of negative $45 million.

For the long-term incentive plan, our executives received a combination of time-vested restricted stock (45%) and performance stock units (55%). The performance stock units vest over a three-year period based 75% on meeting three performance goals related to growth: Cumulative Scripts (30%), Elixir membership (30%), and Total Front-end Revenue (15%). These metrics were chosen to provide executives with enhanced line of sight to their goals and to focus the leadership team on growth and profitability. The remaining 25% is based on the Company’s TSR compared to the Russell 3000 Index to enhance alignment of long-term executive pay with stockholder experience.
Consistent with our pay-for-performance philosophy, our named executive officers did not receive an annual incentive plan award for fiscal year 2023.
In Closing
The Compensation Committee is committed to establishing pay programs that will continue to drive sustainable financial growth and create long-term stockholder value. We value your feedback and appreciate your continued support.
Sincerely,
KATHERINE “KATE” B. QUINN
Compensation Committee Chair

32 | RITE AID CORPORATION   2023 Proxy Statement

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
CD&A Contents
33	COMPENSATION DISCUSSION AND ANALYSIS
33	Introduction
34	Executive Summary
34	Our Company
34	Leadership Transition
34	Strategy Execution
34	Stockholder Vote on Executive Compensation and Stockholder Engagement
36	Stockholder Engagement Efforts
36	2023 Fiscal Year Key Business Highlights
38	Our Executive Compensation Philosophy
38	Pay Mix
39	Compensation Governance and Best Practices
39	Our Fiscal Year 2023 Pay Decisions
40	Objectives of Our Executive Compensation Program
41	Compensation Committee’s Processes
41	Peer Group and Competitive Pay
43	Components of Executive Compensation for Fiscal Year 2023
43	Base Salary
44	Annual Incentive Awards
48	Long-Term Incentive Program
50	Performance Awards
50	2023 Performance-based Units
51	2022 Performance-based Units
51	2021 Performance-based Units
52	Restricted Stock—Awards Under Fiscal Year 2023 Plan
53	CEO Transition-Related Compensation Decisions
53	Post-Employment and Change in Control Benefits
53	Other Benefits
54	Deductibility Cap on Executive Compensation
54	Policy Regarding Recoupment of Certain Compensation
54	Prohibition on Margin Accounts and Hedging and Similar Transactions
54	Director and Officer Stock Ownership Guidelines

Introduction
We encourage you to read this Compensation Discussion and Analysis for a detailed discussion and analysis of our fiscal year 2023 executive compensation program for all individuals serving as Chief Executive Officer (“CEO”) during our last completed fiscal year, the Chief Financial Officer (“CFO”) and the three most highly compensated executive officers of the Company other than the CEO and CFO serving as of the end of our last completed fiscal year, as named below. We refer to these individuals throughout this Compensation Discussion and Analysis and the accompanying tables as our “Named Executive Officers” or “NEOs.”
Elizabeth Burr(1)	Heyward Donigan(2)	Matthew Schroeder
Interim Chief Executive Officer	Former President and Chief Executive Officer	Executive Vice President, Chief Financial Officer
Paul Gilbert(3)	Justin Mennen	Andre Persaud(4)
Former Executive Vice President, Chief Legal Officer & Secretary	Executive Vice President, Chief Digital and Technology Officer	Former Executive Vice President, Chief Retail Officer

(1)
Ms. Burr was appointed interim CEO effective January 7, 2023.

(2)
Ms. Donigan departed the Company on January 7, 2023.

(3)
Mr. Gilbert departed the Company on April 7, 2023.

(4)
Mr. Persaud departed the Company on March 6, 2023.

RITE AID CORPORATION   2023 Proxy Statement | 33

EXECUTIVE COMPENSATION
Executive Summary
Our Company

Rite Aid Corporation is on the front lines of delivering health care services and retail products to over one million Americans daily. Our pharmacists are uniquely positioned to engage with customers and improve their health outcomes. In fiscal year 2023, we provided an array of whole being health products and services for the entire family through over 2,300 retail pharmacy locations across 17 states. Through Elixir, our pharmacy services company, we provided access to life saving and life enhancing prescriptions, and managed pharmacy benefits, pharmacy costs and healthcare outcomes to our members.
Leadership Transition

On January 7, 2023, the Board of Directors appointed Elizabeth Burr, then a member of the Company’s Board, as interim CEO, and Heyward Donigan, our former President and CEO, departed from the Company on that date. Rite Aid has initiated a search to identify a permanent CEO and has retained a leading executive search firm. Ms. Burr has extensive experience in the health and retail industries, and proven expertise in innovation, business strategy, retail and brand management and is prepared to execute on the Company’s business strategy.
In addition, two executives departed after the end of the 2023 fiscal year. Andre Persaud, Executive Vice President, Chief Retail Officer, departed from the Company on March 6, 2023, and Paul Gilbert, Executive Vice President, Chief Legal Officer and Secretary, departed from the Company on April 7, 2023. See “Executive Compensation: Potential Payments Upon Termination or Change in Control—Named Executive Officer Departures” for additional details regarding Ms. Donigan’s and Messrs. Persaud’s and Gilbert’s departures from the Company.
Strategy Execution

As a healthcare company with a retail footprint operating in diverse communities throughout the country, we are positioned to create meaningful customer, client, and member experiences for the millions of lives we touch.
We are focused on three key strategic drivers of growth:
1.
Growing our pharmacy business by improving our access to networks, strategically acquiring prescription files, increasing medication adherence, and making more clinical services available to our customers.

2.
Deepening our customer loyalty and engagement, by improving our in-store experience, optimizing our products and services, leveraging personalized marketing and communications, and expanding our digital solutions.

3.
Scaling our Elixir business by delivering on a value proposition unique to the mid-market including competitive pricing, leveraging our platform to deliver white-label services, optimizing our specialty pharmacy, and improving our operational efficiency.

Each of these strategic imperatives is furthered by our significant ongoing investments in our people and infrastructure, including our distributions centers, central fill operations, and systems for customer and client support.
Stockholder Vote on Executive Compensation and Stockholder Engagement

Stockholder endorsement of the design and administration of our executive compensation programs was evidenced by a vote of approval of our named executive officers’ compensation at our 2022 annual meeting of stockholders by approximately 77% of the votes cast. We recognize that the favorable vote regarding our named executive officers’ compensation was not as high as had been achieved in the prior fiscal year. The Compensation Committee considered the current program in effect, and it was determined that certain changes

34 | RITE AID CORPORATION   2023 Proxy Statement

EXECUTIVE COMPENSATION
would be made, as discussed below, to increase the effectiveness of our executive compensation design and administration. Our intention was to continually drive improved company performance and we remain committed to a significant focus on our stockholder outreach. In fiscal year 2023, we continued the same rigor to address any stockholder feedback we received through our scheduled outreach and any stockholder meetings we had during the ordinary course of business. The Compensation Committee will continue to review the results of future advisory say on pay votes and consider stockholder concerns in NEO compensation decisions and governance practices.
During the 2023 fiscal year, we reached out to stockholders holding over 40% of our stock to gather feedback on our pay and governance policies and practices. Our meetings were conducted virtually through online video conferencing or teleconference. We also held our first ever retail stockholder meeting, allowing our retail stockholders to submit various questions that were answered in a video streamed format through our investor relations website.
The feedback we received from stockholders reinforced the actions we have taken over the past couple of years. With stockholder input in mind, the Company continues its commitments to the following:
•
Diversified financial metrics between our annual bonus and our three-year long term incentive plans,

•
Developed three-year DEI strategy roadmap and began execution on initial initiatives, and

•
Continued stockholder outreach.

RESPONSE TO STOCKHOLDER FEEDBACK. For fiscal year 2023, the Compensation Committee revised the metrics in the annual and long-term incentive plans. By diversifying the performance metrics across Rite Aid’s performance-based program of annual and long-term incentives, the Company seeks to ensure that the program drives Company performance across multiple metrics and that the variable pay components are appropriately challenging. The annual incentive plan metrics were revised to focus on improving operating results which ultimately drive stockholder value. Adjusted EBITDA and Operating Cash Flow were selected as metrics to minimize overlap with the long-term incentive plan and because they provide executives with line of sight to their goals and are measures executives are able to impact. They also enhance alignment with stockholder value creation. Adjusted EBITDA is the most heavily weighted measure at 70% and Operating Cash Flow, weighted 30%, is a critical metric for our Company as it represents the cash we generate from our normal business operations to support and grow our business. Total revenue was eliminated as an annual incentive plan metric in fiscal year 2023.
The Compensation Committee incorporated new performance metrics for the performance-based units granted under the long-term incentive plan in fiscal year 2023. The metrics were revised to eliminate overlap with the annual plan, relate more directly to stockholder return and provide a greater focus on three metrics related to growth: Cumulative Scripts, Elixir Membership and Total Front-end Revenue. These growth metrics provide executives a greater line of sight to their goals and are tangible metrics in their day-to-day work. The financial metrics of our long-term success for the 2023 awards are weighted as follows:
•
TSR relative to the Russell 3000 Index, weighted 25%

•
30-day Cumulative Scripts, weighted 30%

•
Two-year Elixir Membership, weighted 30%

•
Two-year Total Front-end Revenue, weighted 15%

For 2023, the Compensation Committee added the 25%-weighted Relative TSR metric to provide an incentive for executives to create sustainable long-term value for the Company and to enhance the alignment of the interests of our executives with those of our stockholders. This metric replaces the relative TSR modifier of +/− 25% that was in place in prior years.
SAY ON PAY FREQUENCY VOTE. We believe that a stockholder advisory vote every year on the compensation of our named executive officers most closely aligns with the interests of stockholders. Stockholders have an opportunity to vote on the frequency of the advisory vote on executive compensation this year in Proposal 4 (Advisory Vote on the Frequency of Advisory Votes to Approve Named Executive Officer Compensation). At our 2017 annual meeting of stockholders, our stockholders voted to hold an advisory vote on named executive officer compensation every year. The Compensation Committee accepted the stockholders’ recommendation,

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and stockholders will have another opportunity to consider and approve, in a non-binding advisory vote, the compensation of our named executive officers at the Annual Meeting. The Compensation Committee recommends stockholders vote to approve an annual say on pay vote at the Annual Meeting.
Stockholder Engagement Efforts

The Company engaged with stockholders in fiscal year 2023, as follows:
YEAR-ROUND EFFORTS.
•
Solicit feedback and seek to understand investor perspectives on issues of importance to them

•
Hold quarterly earnings calls

•
Monitor investor relations website and other related correspondence

•
Attend analyst conferences and participate in meetings with current stockholders and potential investors

•
Hold a call with management specifically targeted toward retail stockholders

•
Communicate company strategy and progress on various retail stockholder forums

•
Update our investor relations website

LATE SPRING / EARLY SUMMER EFFORTS.
•
Communicate pay decisions and changes to our pay program to our stockholders through our annual report and proxy statement

•
Extend first biannual invitation to our largest stockholders (together constituting holders of at least 40% or more of our outstanding shares of common stock) to discuss matters to be voted on at our upcoming annual meeting of stockholders

•
Discuss with stockholders’ topics of interest such as company performance, executive compensation, governance, DEI and ESG

LATE SUMMER / EARLY FALL EFFORTS.
•
Evaluate results of stockholder voting including our annual say on pay proposal and proxy advisor recommendations to establish the priorities for our stockholder engagement and to ensure that any significant concerns are identified and addressed

•
Assess results and review recommendations based on the Company’s strategic priorities

LATE FALL / EARLY WINTER EFFORTS.
•
Review stockholder and proxy advisory policy changes and recent feedback to identify common concerns and themes

LATE WINTER / EARLY SPRING EFFORTS.
•
Respond to stockholder feedback or concerns and evolving practices by modifying our programs or enhancing our disclosure as appropriate

•
Extend second biannual invitation to discuss current concerns with our largest stockholders (together constituting holders of at least 40% or more of our outstanding shares of common stock)

2023 Fiscal Year Key Business Highlights

In fiscal year 2023, Rite Aid continued to position the Company for future growth and expense efficiency by focusing on implementing our strategic initiatives aimed at operating as a fully-integrated healthcare company with a retail footprint. The Company faced several challenges in fiscal year 2023, primarily related to a reduction in revenue and gross profit from COVID-19 vaccines and testing and the loss of a large commercial client at Elixir as previously announced. However, the Company is making progress in its turnaround program to drive performance acceleration that is expected to help mitigate future challenges related to reimbursement, COVID-19

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headwinds and enrollment at Elixir, and to drive meaningful EBITDA growth over the long term. For example, fiscal year 2023 fourth quarter results were at the higher end of Company guidance and exceed fiscal year 2022 fourth quarter results, driven by strong non-COVID-19 script growth, good expense control and improvement in procurement economics at Elixir.
Our financial highlights in fiscal year 2023 included:
•
Revenues of $24.1 billion, declined compared to prior year revenues of $24.6 billion

•
Retail comparable same store prescriptions increased 3.5%—comparable same store prescriptions, excluding COVID-19 impacts, increased 6.9%

•
Same store front-end sales, excluding tobacco, increased 1.6%

•
Elixir Adjusted EBITDA margins expanded by 62 bps

•
Net loss per share was $13.71, compared to prior year net loss per share of $9.96

•
Adjusted EBITDA was $429.2 million

Our key accomplishments in fiscal 2023 included:
•
Growing our market share in both the pharmacy and front-end lines of business

•
Reducing our operating SG&A costs by over $240 million, through implementation of expense control initiatives and the closing of about 150 underperforming stores

•
Growing our third-party e-commerce business by over 60% by deepening our relationships with an expanding range of partners

•
Improving our rebates at Elixir, enabling us to expand gross margin and become more competitive in the marketplace

•
Improving our capital structure which included paying off approximately $280 million of our 7.5% Senior Secured Notes, $52 million of our 7.7% Notes, and $27 million of our 6.875% Notes

In fiscal 2023, prescription drug sales accounted for over 71% of our total drugstore sales. We believe that our pharmacy operations will continue to represent a significant part of our business due to a combination of our efforts to expand the role of our over 6,400 pharmacists as whole-being health advocates; demographic trends such as an aging population and increased life expectancy; our focus on growth customers, particularly women between the ages of 25 to 49 who take care of themselves, their children, aging parents, and even pets; anticipated growth in the federally funded Medicare Part D prescription program as “baby boomers” continue to enroll; increased regulatory efforts to improve access and affordability of prescription drugs; and, the discovery of new and better prescription drug and over-the-counter therapies.
In addition, we offer a wide assortment of front-end merchandise to complement our pharmacy services and to provide convenience to our customers. We carry a full assortment of front end products, which accounted for the remaining nearly 29% of our total drug store sales in fiscal 2023. Front end products include over the counter medications, health and beauty aids, personal care items, cosmetics, household items, food and beverages, greeting cards, seasonal merchandise, pet care, and numerous other every day and convenience products.

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Below are the details related to key financial indicators used as performance measures in our incentive programs for fiscal year 2023:
ADJUSTED EBITDA:	OPERATING CASH FLOW:

•
Our Adjusted EBITDA from continuing operations for fiscal year 2023 was $429.2 million or 1.8 percent of revenues, compared to $505.9 million or 2.1 percent of revenues for fiscal year 2022.

•
The decrease in Adjusted EBITDA from continuing operations was due primarily to a decrease of $104.6 million in the Retail Pharmacy segment partially offset by an increase of $27.8 million in the Pharmacy Services segment.

•
The decrease in the Retail Pharmacy Segment Adjusted EBITDA was due to decreased gross profit, partially offset by a decrease in SG&A expenses of $164.5 million. Gross profit was negatively impacted by the decline in COVID-19 vaccinations and testing, partially offset by the increase in non-COVID-19 prescriptions sold. SG&A expenses benefitted from lower payroll, occupancy, and other operating costs due to store closures and cost control initiatives, partially offset by an extra week.

•
The increase in the Pharmacy Services Segment Adjusted EBITDA was due to increased gross profit resulting from improved procurement economics, reductions in SG&A expense and the absence of prior year receivable reserves and write-downs, partially offset by lower membership.

•
Our Operating Cash Flow performance for the Rite Aid annual bonus plan calculation for fiscal year 2023 was negative $276.3 million. The Operating Cash Flow calculation for the purpose of our compensation metrics included cash flow from operating activities less capital expenditures. The Company did not achieve the $8 million target due to not achieving target EBITDA, higher than expected interest expense and other negative impacts from working capital changes.

•
Capital expenditures were negative $225 million as we continued to invest in store construction, relocation and remodel projects; technology enhancements; and prescription file buys.

See Appendix A for a reconciliation of our Adjusted EBITDA, which is a non-GAAP measure, to net income under GAAP.

Our Executive Compensation Philosophy

We believe strongly that pay should align with performance, and this focus is reflected in our executive compensation program. We seek to provide our NEOs with opportunities to earn total direct compensation (base salary, annual incentives, and long-term incentives) that is generally comparable to compensation levels provided to peer company executives and executives within other similarly-sized retailers and health services companies more broadly. Because of our desire to reinforce a performance-based culture, the Company emphasizes a compensation mix that is comprised primarily of variable pay. As a result, base salary makes up the smallest portion of total direct compensation for the NEOs, with variable pay in the form of annual and long- term incentives comprising the largest portion. The compensation mix varies by position, taking into account each position’s ability to influence Company results, as well as competitive practice.
Pay Mix

Our executive compensation program aims to appropriately balance the mix of cash and equity compensation, the mix of currently-paid and longer-term compensation, and the security of base benefits in a way that best furthers the compensation objectives discussed above. However, based on share usage constraints over the past few years, the mix of pay for our top executives has necessarily been weighted less toward equity compensation than is typical of our peers. Commencing in fiscal year 2021, we increased the relative weighting of the equity portion of executives’ target total remuneration opportunities to ensure greater alignment with stockholder interests and promote the retention of key new executive talent. Those equity opportunities consist of both performance-based equity that rewards executives based on Rite Aid’s financial achievements, and time-vested equity to promote the retention of critical executive talent and appropriately enhance current ownership levels.
The charts below show the overall mix of base salary, target annual incentives, and target long-term incentives for fiscal year 2023 for our former CEO, Ms. Donigan, and for our other NEOs, Messrs. Schroeder, Gilbert, Mennen

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and Persaud. The majority of our NEOs’ target total direct compensation opportunity in fiscal year 2023 was provided in the form of performance-based compensation (variable pay), 89% for Ms. Donigan and 74% on average for our other NEOs serving at the end of the prior fiscal year. For fiscal year 2023, our interim CEO, Ms. Burr, was not eligible for the annual or long-term incentive plan and received all of her compensation as base salary so her compensation is excluded from the charts below. (See “CEO Transition-Related Compensation Decisions” below for a discussion of Ms. Burr’s compensation.)
Total Target Compensation
Compensation Governance and Best Practices

The table below summarizes compensation governance and best practices Rite Aid follows.
WHAT WE DO	WHAT WE DO NOT DO

Conduct annual stockholder advisory vote on the compensation of our named executive officers

Maintain dialogue with stockholders on various topics, including executive pay practices

Retain an independent executive compensation consultant to the Compensation Committee

Ensure that a significant portion of executive officer total target remuneration is at risk

Provide annual and long-term incentive plans with performance targets aligned to business goals

Require a designated level of stock ownership for all named executive officers and non-management directors

Require shares subject to the annual non-management director grant to be deferred until separation from service

Require equity awards to have a double trigger (qualifying termination of employment and change in control)

Complete an annual incentive compensation risk assessment

Maintain a formal clawback policy for executive officers

Provide gross-up payments to cover personal income taxes or excise taxes related to executive severance benefits

Permit executives to engage in hedging or pledging of Rite Aid securities

Reward executives for imprudent, inappropriate, or unnecessary risk-taking

Allow the repricing of equity awards without stockholder approval

Our Fiscal Year 2023 Pay Decisions

In establishing performance measures for our fiscal year 2023 incentive programs, we diversified our financial metrics between our annual bonus and our three-year long-term incentive plans, in part in response to stockholder feedback.
ANNUAL BONUS PLAN. The Rite Aid annual bonus plan metrics were Adjusted EBITDA (70%) and Operating Cash Flow (30%). Operating Cash Flow replaced Free Cash Flow to increase the focus on the cash we generate from our normal business operations to support and grow our business. Total Revenue was removed from the annual bonus plan, and growth metrics were added to the long-term incentive plan, as discussed below, to enhance the focus of our NEOs on long-term growth.

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For fiscal year 2023, Rite Aid’s bonus plan established an Adjusted EBITDA threshold of $442 million and an Operating Cash Flow threshold of negative $45 million. The Operating Cash Flow calculation, for the purpose of our compensation metrics, included elements of cash flow that the management team has some level of control over (Adjusted EBITDA plus or minus the change in inventory less capital expenditures).
Our Adjusted EBITDA performance for the Rite Aid annual bonus plan calculation for fiscal year 2023 was $429.2 million, which was below our threshold of $442 million. Operating Cash Flow was negative $276.3 million, which was below the threshold performance of negative $45 million due to lower EBITDA than planned, higher interest expense than planned and other working capital changes.
Performance below threshold for each metric resulted in no payout for the NEOs under the annual bonus plan for 2023.
The table below illustrates the performance targets that were set under the annual bonus plan and the actual performance against such targets in fiscal year 2023. Performance under the annual incentive plan was based on achieving below threshold results for Adjusted EBITDA and Operating Cash Flow and resulted in a 0% payout.
Performance Level	Weighting	Threshold (50%)	Target (100%)	Maximum (200%)	Actual Performance	Achievement	% of Weighted Target Attainment
Adjusted EBITDA (millions)	70%	$442	$520	$598	$429.2	Below threshold	0%
Operating Cash Flow (millions)	30%	$(45)	$8	$86	$(276.3)	Below threshold	0%
Total Resulting Payout							0%
LONG-TERM INCENTIVE PLAN. The Compensation Committee structured the Long-Term Incentive Plan to include grants in the form of 45% restricted stock and 55% share-settled performance units for our Named Executive Officers. The restricted stock grants will vest ratable in 1/3 increments over three years, based on continued employment. The performance units cliff vest after three years based on meeting performance goals measured at the end of the performance period. The performance units are conditioned on performance against four performance metrics: Relative Total Shareholder Return (TSR) versus the Russell 3000 Index (weighted 25%); 30-day Cumulative Script Goals (weighted 30%); two-year Elixir Memberships (weighted 30%); and two-year Total Front-end Revenue (weighted 15%). These metrics are distinct from the metrics used for Rite Aid’s annual bonus plan.
Objectives of Our Executive Compensation Program
All of our executive compensation and executive benefits programs are within the purview of the Compensation Committee, which bases these programs on the same objectives that guide the Company in establishing all of its compensation programs. The Compensation Committee also administers the Company’s equity incentive compensation plans. In establishing or approving the compensation of our Named Executive Officers in any given year, the Compensation Committee is generally guided by the following objectives:
•
Compensation is based on the level of job responsibility, individual performance, and corporate performance, and fosters the long-term focus required for success in the pharmacy, health care services and retail health care industry. As associates progress to higher levels in the organization, an increasing proportion of their pay is linked to Company performance and stockholder returns and to longer-term performance because they are in a position to have greater influence on longer-term results.

•
Compensation reflects the value of the job in the marketplace. To attract and retain a highly skilled, diverse work force, we must remain competitive with the pay of other employers who compete with us for talent in the current, highly competitive market.

•
Compensation rewards performance. Our programs deliver compensation that is related to our corporate performance. Where corporate performance falls short of expectations, the programs deliver lower-tier compensation. In addition, the objectives of pay-for-performance and retention must be balanced. Even in periods of temporary downturns in overall corporate performance, the programs continue to ensure that successful, high-achieving associates will remain motivated and committed to the Company to support the stability and future needs of the Company.

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•
To be effective, performance-based compensation programs enable associates to easily understand how their efforts can affect their pay, both directly through individual performance accomplishments and indirectly through contributing to the Company’s achievement of its strategic and operational goals.

•
Compensation programs reward performance relative to consistent measures and goals at all levels of the organization. While the programs and individual pay levels will always reflect differences in job responsibilities, geographies, and marketplace considerations, the overall structure of compensation and benefit programs are broadly similar across the organization.

•
Compensation and benefit programs attract and retain associates who are interested in being a part of the Rite Aid team.

Compensation Committee’s Processes
In making executive pay decisions, the Compensation Committee assesses Company performance and reviews competitive compensation levels at a peer group of companies to ensure the Company’s executive compensation program is achieving its objectives.
The Compensation Committee uses Company performance measures in two ways:
•
In assessing the linkage between actual total compensation and performance, the Compensation Committee considers various measures of Company and industry performance, such as comparable store sales and script count growth, pharmacy services segment revenue growth, EBITDA growth, debt leverage ratios, return on average invested capital and net assets, relevant strategic initiatives, and total stockholder return. In determining performance relative to the Company’s peer group (as discussed further below), the Compensation Committee does not apply a formula or assign these performance measures relative weights. Instead, it makes a subjective determination after considering such measures collectively.

•
The Compensation Committee has established specific Company target incentive/award levels and performance measures that determine the size of payouts under the Company’s two formula-based incentive programs—the annual cash incentive bonus program and long-term incentive program.

Peer Group and Competitive Pay
For fiscal year 2023, the Compensation Committee, with the help of its independent compensation consultant, Mercer, assessed the Company’s programs relative to a peer group of organizations and published survey data. Because the Company has a limited number of publicly-traded direct competitors and because pharmacy sales (which account for over two-thirds of the Company’s retail revenue) are governed by third-party contracts, we reviewed potential peers relative to multiple criteria including:
•
INDUSTRY: Retail, health care services/pharmacy, and pharmacy benefits management (adjacent industries with similar operating models and/or product mix were considered);

•
BUSINESS MODEL CHARACTERISTICS: Health care services and pharmacy benefits management offerings, pharmacy retail, small ticket retail, and grocery/convenience store operating models, national presence (users and/or employees); and

•
COMPANY SIZE: Companies of similar size based on revenue (.25x to 4x the revenue of Rite Aid).

After reviewing potential peers relative to the criteria above, it was determined the peer group would be the same as the one used to set 2022 compensation. The peer group was last updated in 2022 to better align with the Company’s size based on revenue and to better reflect the industry of the Company. The peer group used to set pay in fiscal year 2023 includes the following 14 companies:

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Fiscal Year 2023 Peer Group
Peer Company	Revenue ($ Millions)(1)
Centene Corporation	114,130
Target Corporation	103,348
Humana Inc.	82,201
Albertsons Companies, Inc.	68,956
Alimentation Couche-Tard Inc.	53,194
Best Buy Co., Inc.	52,333
Dollar General Corporation	33,984
Molina Healthcare, Inc.	24,656
AutoZone, Inc.	14,630
Laboratory Corporation of America Holdings	16,555
Bed Bath & Beyond Inc.	9,176
DICK’S Sporting Goods, Inc.	12,067
Ulta Beauty, Inc.	8,100
Sprouts Farmers Market, Inc.	6,209

75th Percentile	72,267
Median	29,320
25th Percentile	11,344

Rite Aid	24,308
Percentile Rank	46th

(1)
Represents financials for trailing 12-month period as of 11/10/2021 from Standard & Poor’s Capital IQ.

The Compensation Committee compares the compensation levels of Rite Aid’s NEOs to peer company compensation levels in the aggregate and compares the pay of individual executives if the jobs are sufficiently similar to make the comparison meaningful.
In addition to peer group data, the Compensation Committee reviews market data based on specific functional responsibility for each executive from published survey data. The survey analysis targets data from similarly sized retail organizations based on each executive’s functional responsibility. The surveys used in the analysis include Mercer’s 2022 Executive Remuneration Suite, Mercer’s 2022 Retail Compensation and Benefits Survey, Mercer’s US IHN Healthcare System and Hospital Executives Survey and WTW General Executives Survey.
The Compensation Committee considers peer group and survey data to evaluate the degree to which the executive compensation program as a whole is competitive, and generally aims to establish target total direct compensation opportunities that are appropriately aligned with the medians of these comparator groups. The incentive plans were designed so executives can earn above competitive pay levels for superior performance and below competitive pay levels if performance is below expectations. The Compensation Committee assesses overall alignment of the compensation program rather than benchmarking a specific target position with consideration of factors, such as Company and individual performance, how executive roles function within Rite Aid, concerns about executive retention, and competitive positioning of equity compensation. The Compensation Committee assesses Rite Aid’s performance relative to its peer group on both a one- and three- year basis and observed alignment of performance with actual total direct compensation levels for the executives in the aggregate.
The Compensation Committee retained Mercer (US) LLC, a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. (“MMC”), as its independent compensation consultant for fiscal year 2023. Mercer’s fees for executive compensation consulting in fiscal year 2023 were $469,262. Rite Aid also paid Mercer fees for other services of approximately $26,000 in fiscal year 2023. Rite Aid management retained an MMC affiliate for risk

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management and business consulting services resulting in fees of approximately $658,226. The Compensation Committee conducted an independence assessment of Mercer, including considering the fees for other services provided by Mercer and its affiliates to the Company, consistent with NYSE listing standards, and concluded that the engagement of Mercer did not raise any conflicts of interest or similar concerns.
With respect to fiscal year 2023, Mercer reviewed recommendations and analysis prepared by management and provided advice and counsel to the Compensation Committee for the applicable periods during which they were engaged.
TOTAL COMPENSATION REVIEW. The Compensation Committee reviews each named executive officer’s base pay, annual bonus, and long-term incentives annually with input from the Compensation Committee’s independent compensation consultant. Following the fiscal year 2023 review, the Compensation Committee determined base salary levels were not aligned with the market and increased base salaries as shown in the Base Salary chart below to remain competitive.
Components of Executive Compensation for Fiscal Year 2023
For fiscal year 2023, the regular compensation program for our Named Executive Officers consisted of four primary components: (i) base salary, (ii) a cash incentive bonus opportunity under the Company’s annual incentive bonus plan, (iii) long-term incentives consisting of restricted stock and performance-based units, and (iv) a benefits package, including retirement and welfare benefits (which are generally provided to all associates of Rite Aid on a non-discriminatory basis), and limited perquisites. A significant portion of total compensation under the fiscal year 2023 program is variable, meaning it is subject to meeting specified performance goals and is comprised of target annual incentives and target long-term incentives.
Our executive compensation program aims to appropriately balance the mix of cash and equity compensation, the mix of currently-paid and longer-term compensation, and the security of base benefits consistent with the compensation objectives discussed above. Share usage constraints over the past few years, has caused the mix of pay for our top executives to be weighted less toward equity compensation than is typical of our peers. For fiscal year 2023, we leveraged the equity plan stockholders approved at the 2022 Annual Meeting to continue to provide a significant portion of executives’ target total remuneration opportunities in equity to ensure greater alignment with stockholder interests and promote the retention of key new executive talent. Our NEOs’ equity opportunities consist of both performance-based equity that rewards executives based on Rite Aid’s financial achievements, and time-vested equity that promotes retention of critical executive talent and enhances current ownership levels.
Base Salary

Base salary is one element of an executive’s annual cash compensation and reflects the executive’s long-term performance, skill set, and the market value of that skill set. In setting base salaries for fiscal year 2023, the Compensation Committee considered the following factors:
•
Base salary levels at peer group companies to test for reasonableness and competitiveness

•
Subjective judgment in view of the Company’s compensation objectives

•
Relative internal pay levels and pay equity

•
Individual performance

•
Promotions or increased responsibility

•
Overall pay mix

•
Preference towards increased performance-based pay

Consistent with our compensation objectives, as executives progress to higher levels in the organization, a greater proportion of overall compensation is directly linked to Company performance and stockholder returns.
For 2023, the Compensation Committee reviewed the Named Executive Officers’ base salaries, considering the principles described above under “The Compensation Committee’s Processes.” The Compensation Committee

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determined that increases in base salaries were necessary to reasonably maintain market competitiveness and to reflect increases in executives’ responsibilities. Specifically, Andre Persaud’s base salary was increased 17% to continue to bring him closer to market competitive levels, compensate him for taking on additional responsibilities and in an effort to retain this key executive. Justin Mennen’s base salary was increased 7% to reflect his new role as Chief Digital and Technology Officer and to maintain market competitiveness. On average, NEO salaries have remained close to the peer group median.
Ms. Burr’s base salary is $300,000 per month to compensate her for serving as interim CEO of the Company until a replacement is appointed. Ms. Burr’s compensation was determined by the Compensation Committee based on conversations with Mercer, referencing both median market total cash compensation levels and the cash compensation of the former CEO as well as the limited duration expected for the role. The Compensation Committee determined her base salary considering that, while serving as interim CEO, Ms. Burr will not receive compensation payable to non-employee members of the Board and she will not participate in the Company’s executive annual or long-term incentive plans. If Ms. Burr serves as interim CEO for more than six months, the Board will review her monthly salary. For details on her compensation, see “CEO Transition-Related Compensation Decisions.”
The table below details base salaries for our Named Executive Officers as of the end of fiscal year 2023 and describes the rationale for base salary increases:
Executive	Base Salary at End of FY 2022	Base Salary at End of FY 2023	Change from Prior Fiscal Year	Rationale
Elizabeth Burr(1)	N/A	$3,600,000	None
Heyward Donigan(2)	$1,150,000	$1,184,500	3%	To maintain market competitiveness
Matthew Schroeder	$748,000	$769,925	3%	To maintain market competitiveness
Paul Gilbert(3)	$602,000	$619,854	3%	To maintain market competitiveness
Justin Mennen	$510,000	$545,700	7%	To maintain market competitiveness; significantly below median for the position
Andre Persaud(4)	$500,000	$586,000	17%	To maintain market competitiveness; significantly below median for the position

(1)
Elizabeth Burr was appointed interim CEO effective January 7, 2023.

(2)
Heyward Donigan departed the Company on January 7, 2023.

(3)
Paul Gilbert departed the Company on April 7, 2023.

(4)
Andre Persaud departed the Company on March 6, 2023.

Annual Incentive Awards

The Company’s annual incentive plan is designed to be consistent with the goals of our executive compensation philosophy to drive performance and increase stockholder value and reward the NEOs for meeting the Company’s financial objectives. For each fiscal year, the Compensation Committee establishes a target percentage of salary for each participant at the beginning of the fiscal year and approves the financial goals required for the Company to pay an award. Payouts for the NEOs are based on the Company’s financial results for the year relative to the predetermined performance measures.
ANNUAL INCENTIVE TARGET OPPORTUNITIES. Target opportunities for each NEO were based on job responsibilities, internal relativity, and peer group and survey data. The Compensation Committee’s objective was to set bonus targets so total annual cash compensation (including base salary and annual incentive assuming a target payout) was generally aligned with the market with a substantial portion of that compensation linked to corporate performance.
Consistent with our executive compensation philosophy, individuals with greater job responsibilities had a greater proportion of their total cash compensation tied to Company performance through the incentive plan. Under the plan formula, payouts can range from 0% to 200% of target depending on Company performance. The

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NEOs’ incentive targets did not increase in fiscal year 2023. The Compensation Committee established the following threshold, target and maximum payouts as a percentage of base salary for fiscal year 2023:
Annual Incentive Opportunity
Executive	Threshold Payout (as a % of Salary)	Target Payout (as a % of Salary)	Maximum Payout (as a % of Salary)
Elizabeth Burr(1)	0%	0%	0%
Heyward Donigan(2)	100%	200%	400%
Matthew Schroeder	50%	100%	200%
Paul Gilbert(3)	37.5%	75%	150%
Justin Mennen	50%	100%	200%
Andre Persaud(4)	50%	100%	200%

(1)
Our interim CEO, Elizabeth Burr, did not participate in the 2023 Rite Aid Annual Incentive Plan.

(2)
Based on actual achievement against the metrics established under the 2023 Rite Aid Annual Incentive Plan, Heyward Donigan did not receive a payout under the 2023 Rite Aid Annual Incentive Plan consistent with other plan participants.

(3)
Paul Gilbert departed the Company on April 7, 2023 and is not eligible for a payout under the 2023 Rite Aid Annual Incentive Plan.

(4)
Andre Persaud departed the Company on March 6, 2023 and is not eligible for a payout under the 2023 Rite Aid Annual Incentive Plan.

ANNUAL INCENTIVE PLAN METRICS. To drive appropriate performance through the Annual Incentive Plan and to continue to balance stockholders’ concerns that the plan should use more than a single performance metric, the Compensation Committee retained the Adjusted EBITDA performance metric (weighted 70%) and replaced the Free Cash Flow metric with Operating Cash Flow (weighted 30%). Adjusted EBITDA is the most heavily weighted measure because it appropriately encourages the NEOs to focus on improving operating results which ultimately drive stockholder value. Operating Cash Flow is a critical metric for our Company as it represents the cash we generate from our normal business operations to support and grow our business. Adjusted EBITDA and Operating Cash Flow were selected as metrics to minimize overlap with the long-term incentive plan and because they provide executives with line of sight to their goals and are measures executives are able to impact. They also enhance alignment with stockholder value creation.
The target performance level for the Adjusted EBITDA target of $520 million for fiscal year 2023 was set above the fiscal year 2022 target of $490 million and the fiscal year 2022 actual performance of $506 million. The Compensation Committee also established a threshold at which management could be rewarded at 50% of bonus target at achievement of Adjusted EBITDA of $442 million (above the fiscal year 2022 threshold), and a maximum at which management could be rewarded at 200% of bonus target at achievement of Adjusted EBITDA of $598 million (above the fiscal year 2022 target of $539 million). The performance goals were set at these levels so that the plan continues to motivate executives to achieve the Company’s short-term financial objectives and to support executive retention during these challenging times. Given the challenges in fiscal year 2023, the Company did not meet the threshold performance levels for Adjusted EBITDA or Operating Cash Flow and the NEOs received $0 payouts under the annual bonus plan.

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Annual Incentive Plan Metrics	Weighting	Description
Adjusted EBITDA
Adjusted EBITDA is the more heavily weighted measure because it appropriately encourages the NEOs to focus on improving operating results which ultimately drive stockholder value. EBITDA growth has historically shown a strong positive correlation with three-year and five-year total stockholder return for Rite Aid and its peer group. The majority of Rite Aid’s peer companies use an EBITDA measure in their annual incentive plans. Based on Rite Aid’s current financial situation and capital structure, the Compensation Committee believes that Adjusted EBITDA is the best indicator of Rite Aid’s operating performance. The measure is tracked regularly and is clearly understood by the officers and they can impact the measure by taking actions to improve the operating performance of our stores. In addition, the Company regularly communicates Adjusted EBITDA to the investment community.
The Compensation Committee established an Adjusted EBITDA performance target of $520 million for fiscal year 2023, based on the financial plan targets. The Compensation Committee established a threshold at which management could be rewarded at 50% of bonus target at achievement of Adjusted EBITDA of $442 million (85% of target), and a maximum at which management could be rewarded at 200% of bonus target at achievement of Adjusted EBITDA of $598 million (115% of target).
In fiscal year 2023, Consolidated Adjusted EBITDA was $429.2 million, which was below threshold due to a reduction in revenue from COVID-19 vaccines and testing, store closures and the loss of a large commercial client at Elixir.
Consolidated Adjusted EBITDA consists of Adjusted EBITDA from continuing operations. As discussed in greater detail in Appendix A, we define Adjusted EBITDA as net income (loss) excluding the impact of income taxes, interest expense, depreciation and amortization, LIFO adjustments, charges or credits for facility exit and impairment, goodwill and intangible asset impairment charges, inventory write-downs related to store closings, gains or losses on debt modifications and retirements, and other items (including stock-based compensation expense, merger and acquisition-related costs, non-recurring litigation settlements, severance, restructuring-related costs, costs related to facility closures, gain or loss on sale of assets, gain or loss on Bartell acquisition, and the change in estimate related to manufacturer rebate receivables). We emphasize Adjusted EBITDA, a non-GAAP financial measure, as a basis for incentive compensation and also in our corporate decision-making because it provides information that facilitates internal comparisons to the historical operating performance of prior periods and external comparisons to competitors’ historical operating performance.

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Annual Incentive Plan Metrics	Weighting	Description
Operating Cash Flow
Operating cash flow is defined as cash flow from operating activities minus capital expenditures.
Operating Cash Flow is a critical metric for our Company as it represents the cash we generate to support and grow our business, and includes benefits generated from ongoing inventory and working capital management. A key aspect of our market value and future opportunities are derived from our ability to continue to reduce total debt outstanding and our corresponding leverage ratio.
Based on our current debt position, we believe Operating Cash Flow is the best indicator of our ability to continue to meet our debt obligations, pay down debt and to enhance the Company’s capital structure. The use of Operating Cash Flow provides executives enhanced line of sight and aligns our management to the key objective of delivering enhanced stockholder value.
The Compensation Committee established an Operating Cash Flow performance target of $8 million for fiscal year 2023, based on the financial plan targets. In addition, the Compensation Committee established a threshold at which management could be rewarded at 50% of bonus target at achievement of Operating Cash Flow of negative $45 million, and a maximum at which management could be rewarded at 200% of bonus target at achievement of Free Cash Flow of $86 million.
In fiscal year 2023, Operating Cash Flow as defined for the purpose of the compensation metric was negative $276.3 million, which was below the threshold for payout. Operating Cash Flow was impacted by a decrease in Adjusted EBITDA, an increase in interest expense and other changes in working capital.

The threshold, target, maximum and actual performance against the goals for the annual incentive plan for fiscal year 2023 are each set out in the table below. For fiscal year 2023, our Adjusted EBITDA for the Rite Aid annual bonus plan calculation was $429.2 million, which was below our threshold of $442 million and Operating Cash Flow was negative $276.3 million, which was below the threshold of negative $45 million, due to lower than planned EBITDA, higher than planned interest expenses and lower than expected working capital benefits due to inventory inflation.
Fiscal Year 2023 Rite Aid Annual Incentive Plan Performance Goal
Performance Level	Weighting	Threshold (50%)	Target (100%)	Maximum (200%)	Actual Performance	Achievement	Resulting Weighted Payout as a % of Target Award
Adjusted EBITDA (millions)	70%	$442	$520	$598	$429.2	Below threshold	0%
Operating Cash Flow (millions)	30%	$(45)	$8	$86	$(276.3)	Below threshold	0%
Total Resulting Payout							0%
Adjusted EBITDA and Operating Cash Flow performance relative to the goals listed above resulted in short-term incentive plan payouts of 0% of target award opportunities for fiscal year 2023.

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The actual plan payouts and their percentage of target for fiscal year 2023 are set out in the table below:
Fiscal Year 2023 Rite Aid Annual Incentive Plan Payouts
Executive	Target Bonus Opportunity	% of Target	Calculated Payout
Elizabeth Burr(1)	$0	0%	$0
Heyward Donigan(2)	$2,369,000	0%	$0
Matthew Schroeder	$769,925	0%	$0
Paul Gilbert(3)	$464,891	0%	$0
Justin Mennen	$545,700	0%	$0
Andre Persaud(4)	$586,000	0%	$0

(1)
Ms. Burr did not participate in the 2023 Rite Aid Annual Incentive Plan.

(2)
Based on actual achievement against the metrics established under the 2023 Rite Aid Annual Incentive Plan, Heyward Donigan did not receive a payout under the 2023 Rite Aid Annual Incentive Plan consistent with other participants.

(3)
Mr. Gilbert was not eligible to receive the fiscal year 2023 Annual Incentive Plan award as a result of his departure from the Company on April 7, 2023, prior to the payment date.

(4)
Mr. Persaud was not eligible to receive the fiscal year 2023 Annual Incentive Plan award as a result of his departure from the Company on March 6, 2023, prior to the payment date.

Long-Term Incentive Program

The purpose of the long-term incentive program is to support the long-term perspective necessary for continued success in our business and focus our NEOs on creating long-term, sustainable stockholder value.
LONG-TERM INCENTIVE TARGET OPPORTUNITY. Our annual long-term incentive (“LTI”) target opportunities for each NEO are shown below:
Long-Term Incentive Target Opportunities
Executive	Target Opportunity (as a % of Salary)
Elizabeth Burr(1)	0%
Heyward Donigan(2)	600%
Matthew Schroeder	250%
Paul Gilbert(3)	150%
Justin Mennen	150%
Andre Persaud(4)	175%

(1)
Our interim CEO, Ms. Burr, is not eligible for the Long-Term Incentive Program.

(2)
Ms. Donigan is no longer eligible to earn the fiscal year 2023-2025 long-term performance-based unit awards as a result of her departure on January 7, 2023.

(3)
Mr. Gilbert is no longer eligible to earn the fiscal year 2023-2025 long-term performance-based unit awards, as a result of his departure on April 7, 2023.

(4)
Mr. Persaud is no longer eligible to earn the fiscal year 2023-2025 long-term performance-based unit awards, as a result of his departure on March 6, 2023.

The Compensation Committee reviewed peer group data and found that the design of the long-term incentive program is reasonably aligned with general retail industry market practice. Target grant values for individual executive officers were established based on individual performance, ability to effect results and internal relativity. Consistent with the Company’s compensation philosophy, executive officers at higher levels received a

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greater proportion of total pay in the form of long-term incentives. For fiscal year 2023, the Company maintained each NEOs’ target opportunities, which were last increased in fiscal year 2021 to provide a larger portion of their total target compensation in the form of equity and create better alignment with Company performance and stockholders’ interests.
LONG-TERM INCENTIVE MIX. Under the LTI program, we grant a combination of performance-based units and restricted stock. Restricted stock grants generally vest over a multi-year period (three years or longer) and are tied to the value of our stock. Performance-based awards, where the ultimate payout may vary, require Rite Aid to count more shares against the number of shares available for issuance if above-target performance is achieved to the benefit of all stakeholders. We are also careful to manage share usage and are sensitive to our share burn rate and dilution. We have maintained the equity mix of performance-based units at 55% in fiscal year 2023, in light of these considerations. Performance-based compensation provides an upside for extraordinary performance and less or no compensation when the pre-established performance objectives are not achieved. An adequate share reserve is needed to grant variable performance-based units which can be earned at or above target depending on performance.
Vehicle	Approximate Proportion of 2023 Long-Term Incentive Target Opportunity	Purpose
Performance-Based Units		Links compensation to multi-year operating results on key measures tied to stockholder value creation
Restricted Stock		Supports retention and provides a vehicle with more stability and less risk. Aligns executive and stockholder interests and focuses executives on value creation
In determining the overall mix of long-term incentive vehicles, the following factors were considered:
•
Risk/reward tradeoffs: Using multiple long-term incentive vehicles can balance the need for a strong performance-based program against risk to executives.

•
Performance measurement: Using a combination of vehicles allows the Company to focus executives on both stock price appreciation and achievement of consistent operating results, which we believe leads to creation of value for stockholders.

•
Management of share usage and market practice: Rite Aid considers market practice concerning both share usage and competitive long-term incentive levels. Rite Aid uses either a stock-based performance vehicle or a cash-based performance vehicle which is aligned with peer companies and retailers of similar size. The target LTI mix has been selected to align the compensation opportunity for executives and associates with our stockholder return.

The Compensation Committee’s process for setting grant dates is discussed below. On the approval date, those values are converted to the equivalent number of shares based on the closing price of the Company’s common stock on the date of approval.
GRANT TIMING. The Compensation Committee has a policy that, in the normal course, annual long-term incentive awards (other than special or new hire grants) will be approved by the Compensation Committee once a year at its annual meeting held in connection with the annual stockholders’ meeting, with a grant date of the later of the second business day after release of the Company’s first quarter earnings or the date of approval. Grants are made to the NEOs at the same time awards are made to all other associates as part of the annual grant process.
SPECIAL AWARDS. From time to time, the Company may make grants in addition to the annual equity grant, including to NEOs. Typically, these grants include awards such as new hire inducement awards, promotional awards, or retention awards. Special awards can also be used to provide performance incentives in connection with specific corporate or financial goals of the Company. In 2023, a special one-time award of $255,000 in

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restricted stock was granted to Justin Mennen to reflect his increased responsibilities for the digital business without a corresponding salary increase for the change in duties and to encourage his retention given the importance of his more significant role. The award will vest in full after three years if he remains employed with the Company.
Performance Awards

Performance awards are intended to align the interests of the executives with those of stockholders through the use of measures the Company believes drive its long-term success. Performance awards are normally granted annually and are structured as a targeted number of units based on the Company’s achievement of specific performance levels with payout generally occurring after a three-year period.
2023 Performance-based Units

For the 2023 performance-based unit grants (“2023-2025 Plan”), the Compensation Committee incorporated new performance metrics as the financial indicators of our long-term success. In 2023, the metrics were revised to eliminate overlap with the annual plan, relate more directly to stockholder return and provide a greater focus on three metrics related to growth: Cumulative Scripts, Elixir Membership and Total Front-end Revenue. These growth metrics provide executives a greater line of sight to their goals and are more tangible metrics in their day-to-day work. Also, by diversifying the performance metrics across Rite Aid’s performance-based program of annual and long-term incentives, the Company seeks to ensure that the program drives Company performance across multiple metrics and that the variable pay components are suitably challenging. The 2023 awards are based on the following four performance metrics:
•
TSR relative to the Russell 3000 Index (weighted 25%)

•
30-day Cumulative Scripts (excluding controlled substances) (weighted 30%)

•
Two-year Elixir Membership (excluding Elixir Insurance) (weighted 30%)

•
Two-year Total Front-end Revenue (excluding Pharmacy, tobacco and Elixir Insurance) (weighted 15%)

The Compensation Committee decided to use two-year performance periods for the Elixir Membership and Total Front-end Revenue given the timing of our CEO transition and the challenges of setting three-year performance metrics in a volatile market environment.
For 2023, the Compensation Committee added a 25%-weighted Relative TSR metric to provide an incentive for executives to create sustainable long-term value for the Company and to enhance the alignment of the interests of our executives with those of our stockholders. At the same time, the Committee eliminated the relative TSR modifier of +/− 25% that was in place in prior years.
As shown in the table below, payouts can range from 0% (for performance below threshold) to 150% of the target number of units (for performance at or above maximum), with 37.5% earned for performance at the threshold levels.
2023-2025 Plan: Performance-based Units
Executive	Threshold Award ($)	Target Award ($)	Maximum Award ($)
Elizabeth Burr(1)	0	0	0
Heyward Donigan(2)	1,465,819	3,908,850	5,863,274
Matthew Schroeder	396,992	1,058,645	1,587,968
Paul Gilbert(2)	191,765	511,374	767,060
Justin Mennen	168,826	450,202	675,303
Andre Persaud(2)	196,709	524,557	786,836

(1)
Ms. Burr is not eligible to participate in the Long-Term Incentive Plan.

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(2)
Ms. Donigan, Mr. Gilbert and Mr. Persaud are no longer eligible to earn the fiscal year 2023-2025 long-term performance-based unit awards granted to each executive on July 27, 2022 as a result of each executive’s departure from the Company.

2022 Performance-based Units

For the 2022 performance-based unit grants (“2022-2024 Plan”), the Compensation Committee maintained the metrics used in the 2021-2023 Plan. Revisions were made to the weighting to better balance the incentives toward profitability, growth and financial health. The 2022 awards were based on the following performance metrics:
•
Three-year Leverage Ratio weighted 34% (continued from FY21 Plan Design but decreased from 50% to 34%)

•
Three-Year Cumulative Revenue weighted 33% (continued from FY21 Plan Design but increased from 25% to 33%)

•
Three-Year Cumulative Scripts weighted 33% (continued from FY21 Plan Design but increased from 25% to 33%)

As in prior years, to further align the interests of our executives with those of our stockholders and add an additional incentive for them to create sustainable long-term value for the Company, the Compensation Committee also determined to subject the award to modification of +/− 25% based on our relative stockholder return versus the Russell 3000 Index over the three-year cliff vesting period, which ends after certification of fiscal year 2024 results.
As shown in the table below, payouts can range from 0% (for performance below threshold) to 187.5% of the target number of units (for performance at or above maximum), with 37.5% earned for performance at the threshold levels.
2022-2024 Plan: Performance-based Units
Executive	Threshold Award ($)	Target Award ($)	Maximum Award ($)
Heyward Donigan(1)	1,423,120	3,794,988	7,115,602
Matthew Schroeder	385,687	1,028,497	1,928,433
Paul Gilbert(1)	186,243	496,647	931,213
Justin Mennen	157,777	420,739	788,886
Andre Persaud(1)	180,467	481,245	902,335

(1)
Ms. Donigan, Mr. Gilbert and Mr. Persaud are no longer eligible to earn the fiscal year 2022-2024 long-term performance-based unit awards granted to each executive on July 7, 2021 as a result of each executive’s departure from the Company.

2021 Performance-based Units

For the 2021 performance-based unit grants (“2021-2023 Plan”), the Compensation Committee established performance metrics that were the financial indicators of our long-term success. The 2021 awards were earned based on the following performance metrics:
•
Three-year Leverage Ratio weighted 50%

•
Two-Year Cumulative Revenue weighted 25%

•
Two-Year Cumulative Scripts weighted 25%

As in prior years, to further align the interests of our executives with those of our stockholders and add an additional incentive for them to create sustainable long-term value for the Company, the Compensation Committee also determined to subject the award to modification of +/− 25% based on our relative stockholder return versus the Russell 3000 Index over the three-year cliff vesting period, which ended after certification of fiscal year 2023 results.

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As shown in the table below, payouts can range from 0% (for performance below threshold) to 187.5% of the target number of units (for performance at or above maximum), with 37.5% earned for performance at the threshold levels.
The following charts summarize the financial performance calculation and the cash payment that was earned:
Financial Performance Calculation: 2021-2023 Plan
Component Metric	Component Weighting	Threshold Performance (50% Payout)	Target Performance (100% Payout)	Maximum Performance (200% Payout)	Actual Performance	Component Payout %
2021-2023 Leverage Ratio		4.5%	4.0%	3.5%	6.49%	0%
2021-2022 Cum. Revenue		$16,885	$17,774	$20,440	$17,089	15.4%
2021-2022 Cum. Scripts (in millions)		422.1	444.3	511.0	459.2	27.8%
Weighted Sub-Total						43.2%
TSR Relative to Russell 3000	Modifier				See Note (a) below.	-25%
Final Calculated Payout						32.4%

(a)
The TSR of negative 72.37% over the performance period ended March 4, 2023 corresponded to a percentile rank of 8th (2,407 out of 2,607), which was in the bottom third and resulted in a TSR multiple of .75x.

2021-2023 Plan Payouts
Executive	Shares Underlying Award at Target (#)	Payout (%)	Calculated Payout/ Shares Settled (#)
Matthew Schroeder	49,763	32.4	16,123
Justin Mennen	22,968	32.4	7,441
Restricted Stock—Awards Under Fiscal Year 2023 Plan

Restricted stock grants are intended to support retention of executives and focus them on long-term performance because they vest over a multi-year period (ratably over the three years from the date of grant) and are tied to the value of our stock. The risk profile of restricted stock is aligned with stockholders, as it can motivate executives to both increase and preserve stock price. The table below summarizes 2023 restricted stock awards:

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2023 Restricted Stock Awards
Executive	Award Value ($)	Number of Shares (#)
Heyward Donigan(1)	3,198,144	429,858
Matthew Schroeder	866,165	116,420
Paul Gilbert(2)	418,396	56,236
Justin Mennen	623,147	75,509
Andre Persaud(3)	429,184	57,686

(1)
Ms. Donigan is not eligible for one-third of the restricted stock awards granted on July 27, 2022 as a result of her separation from the Company on January 7, 2023.

(2)
Mr. Gilbert is not eligible for the restricted stock awards granted on July 27, 2022 as a result of his separation from the Company on April 7, 2023.

(3)
Mr. Persaud is not eligible for the restricted stock awards granted on July 27, 2022 as a result of his separation from the Company on March 6, 2023.

CEO Transition-Related Compensation Decisions
On January 7, 2023, the Board appointed Ms. Burr as interim CEO in connection with the related departure of Heyward Donigan, our former President and CEO. The Company entered into an offer letter with Ms. Burr, dated as of January 7, 2023, which provides Ms. Burr a base salary of $300,000 a month while serving as interim CEO of the Company. While serving as interim CEO of the Company, Ms. Burr will not receive the compensation payable to non-employee members of the Board and she will not participate in the Company’s short- or long-term incentive plans, 401(k) plan, group medical, dental and vision insurance plans. Ms. Burr’s compensation was determined by the Compensation Committee based on conversations with Mercer, referencing both median market total cash compensation levels and the cash compensation of the former CEO as well as the limited duration expected for the role. If Ms. Burr serves as interim CEO for more than six months, the Board will review her monthly salary. For details on her offer letter, see “Executive Employment Agreements—Interim CEO Offer Letter with Elizabeth Burr.”
The Board determined that Ms. Donigan’s departure from the Company constituted a termination without cause under her employment agreement with us, entitling her to the severance benefits provided under the employment agreement. For details regarding the severance benefits provided to Ms. Donigan under the separation agreement entered into upon her departure from the Company, see “Executive Compensation: Potential Payments Upon Termination or Change in Control—Named Executive Officer Departures.”
Post-Employment and Change in Control Benefits
To attract highly skilled executives and to provide for certainty of rights and obligations, Rite Aid has historically provided employment agreements to its executive officers, including our Named Executive Officers. The terms of the employment agreements are described in more detail under the caption “Executive Employment Agreements.” Additional information regarding the severance and change in control benefits provided under the employment agreements is described under the section entitled “Executive Compensation—Potential Payments Upon Termination or Change in Control.”
Other Benefits
Our compensation program for our Named Executive Officers also features other benefits, including participation in our 401(k) savings plan, a tax-qualified defined contribution plan under which participants can save for retirement subject to IRS limits, and life, disability and health insurance benefits on the same general terms as other participants in these programs. We provide very limited perquisites to officers of the Company including the Named Executive Officers pursuant to the officer’s employment agreements, such as financial planning and automobile allowances.

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Deductibility Cap on Executive Compensation
To maintain flexibility and the ability to pay competitive compensation, we do not require all compensation to be deductible. Section 162(m) of the Internal Revenue Code generally limits to $1.0 million the amount of remuneration that the Company may deduct in any calendar year for certain executive officers. Prior to 2018, we structured our annual incentive awards and long-term incentive awards with the intention of meeting the exception to this limitation for “performance-based” compensation, as defined in Section 162(m), so that these amounts could be fully deductible for income tax purposes. The performance-based exception was eliminated effective January 1, 2018, and compensation paid to our NEOs in excess of $1.0 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of, and not modified after, November 2, 2017. To maintain the flexibility to provide compensation programs for our NEOs that will best incentivize them to achieve our key business objectives and create sustainable long-term stockholder value, the Compensation Committee reserves the right to pay compensation that may not be deductible to the Company if it determines that doing so would be in the best interests of the Company.
Policy Regarding Recoupment of Certain Compensation
The Company has adopted a formal compensation recovery or “clawback” policy for its executive officers, including all NEOs, which covers all compensation paid or awarded. Under the policy, the Board of Directors may seek to recoup from executives certain incentive compensation, including cash bonuses and equity incentive awards paid based on the achievement of financial performance metrics, in the event the Company is required to restate its financial statements. In March 2020, the Board amended the Company’s clawback policy to (1) expand its scope to cover executive officers’ misconduct in violation of law, Company policy or the code of conduct, including an executive officer’s material failure to exercise his or her assigned oversight responsibilities, that results in material financial, operational or reputational harm to the Company (collectively, “Detrimental Harm”) and (2) require public disclosure of recoupment of compensation where the underlying facts are disclosed, subject to certain legal and privacy rights considerations. The Board of Directors may seek to recoup, or cause to be forfeited, all or a portion of the bonus, incentive compensation or equity-based compensation received by, or awarded in respect of the period of misconduct in cases of Detrimental Harm.
In 2022, the SEC adopted final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Act. The Company intends to review and revise its current recoupment policies and/or adopt a new recoupment policy, as necessary to comply with the new requirements once the NYSE listing standards become effective.
Prohibition on Margin Accounts and Hedging and Similar Transactions
Our directors, officers and other associates are prohibited from engaging in hedging or monetization transactions, such as zero-cost collars, equity swaps, exchange funds and forward sale contracts, with respect to our securities. Because hedging transactions might allow a director, officer or other associate to continue to own our securities, whether obtained through our equity compensation plans or otherwise, without the full risks and rewards of ownership, such hedging transactions are prohibited. Directors, officers and other employees are also prohibited from holding in a margin account, or otherwise pledging, Company securities as collateral for a loan.
Director and Officer Stock Ownership Guidelines
Our Stock Ownership Guidelines have been established to further the investment of our non-management directors, executive officers, and Senior Vice Presidents in the success of the Company and to encourage a long-term perspective in managing the Company.

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The current stock ownership requirements are:
Position	Minimum Ownership Requirements
Chief Executive Officer	5 times base salary
Senior Executive Vice Presidents	3 times base salary
Executive Vice Presidents	2 times base salary
Senior Vice Presidents	1 times base salary
Non-Management Directors	5 times annual cash retainer
Newly appointed or promoted executives who are or become subject to our Stock Ownership Guidelines and newly elected non-management directors have five years from the time they are appointed, promoted, or elected, to meet the stock ownership requirements. In June 2022, the plan was modified to provide that participants are considered to be in compliance with the guidelines if they have previously met the requirements, as long as the individual’s number of shares did not decrease. Given how new each of our Named Executive Officers is in his or her role, and how modest current equity holdings are as a result, it will be critical to continue to promote the alignment of our Named Executives Officers’ interests with those of our stockholders.
For purposes of determining stock ownership levels, the following forms of equity interests in the Company are included:
•
Shares owned outright by the participant or his or her immediate family members residing in the same household;

•
Restricted stock and restricted stock units whether or not vested; and

•
Shares underlying Rite Aid stock options whether or not vested.

Restricted stock and restricted stock units, whether or not vested, and shares owned count as one (1) share equivalent per share beneficially owned and stock options, whether or not vested, count as one-half (.5) share equivalent per stock option.
The Compensation Committee is responsible for interpreting and administering the Stock Ownership Guidelines, and may, from time to time, reevaluate and revise the Stock Ownership Guidelines, including when there are changes to the Company’s capital structure or where implementation of the Stock Ownership Guidelines would cause a non-management director, executive officer, or Senior Vice President to incur a hardship due to his or her unique financial circumstances.
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
THE COMPENSATION COMMITTEE
Kate B. Quinn, Chair
Robert E. Knowling, Jr.
Arun Nayar

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EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following summary compensation table sets forth the cash and non-cash compensation for the fiscal year ended March 4, 2023 paid to or earned by (i) all persons who served as our principal executive officer, (ii) all persons who served as our principal financial officer, and (iii) the three most highly compensated executive officers of the Company other than the principal executive officer or the principal financial officer who were serving at the end of the 2023 fiscal year (collectively, the “Named Executive Officers”). The summary compensation table also sets forth the cash and non-cash compensation for the fiscal years ended February 26, 2022 and February 27, 2021, respectively, for such individuals who were Named Executive Officers in the applicable fiscal year or as otherwise required by SEC rules.
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Elizabeth Burr(4) (interim CEO)	2023	588,462	—	159,997	—	110,000	858,459
Heyward Donigan(5) (Former President and CEO)	2023	1,043,713	—	7,106,993	—	617,105	8,767,811
	2022	1,126,923	—	6,547,427	2,208,000	29,157	9,911,507
	2021	1,000,000	1,160,000	7,389,087	—	22,000	9,571,087
Matthew Schroeder (Executive VP, CFO)	2023	796,921	—	1,924,810	—	25,600	2,747,331
	2022	732,943	—	1,774,444	912,991	16,683	3,437,061
	2021	648,177	377,058	2,001,211	137,412	12,000	3,175,858
Justin Mennen(6) (Executive VP, Chief Digital and Technology Officer)	2023	562,432	—	1,073,349	—	25,255	1,661,036
	2022	510,000	—	764,983	367,200	12,726	1,654,909
	2021	500,000	217,500	923,636	—	13,655	1,654,791
Paul Gilbert(7) (Former Executive VP, Chief Legal Officer, and Secretary)	2023	641,566	—	929,769	—	26,575	1,597,910
	2022	600,154	—	856,856	433,440	18,560	1,909,010
Andre Persaud(8) (Former Executive VP, Chief Retail Officer)	2023	570,058	—	953,741	—	26,750	1,550,549

(1)
The amounts reported reflect the aggregate grant date fair value of each stock award computed in accordance with FASB ASC Topic 718 under the assumptions noted. For information regarding the assumptions used in determining the fair value of an award shown in this column, please refer to Note 18 of the Company’s Annual Report on Form 10-K as filed with the SEC on May 1, 2023, Note 18 of the Company’s Annual Report on Form 10-K as filed with the SEC on April 25, 2022, and Note 18 of the Company’s Annual Report on Form 10-K as filed with the SEC on April 27, 2021. The value presented for fiscal year 2023 includes the grant date fair value of restricted stock awards (restricted stock units for Ms. Burr, granted while serving as a director of the Company) and performance awards at target, as shown in the chart below. Assuming the maximum level of achievement under the performance awards, the grant date fair value of such awards for each of the Named Executive Officers are estimated to be as follows: Ms. Donigan, $5,863,274; Mr. Schroeder, $1,587,968; Mr. Gilbert, $767,060; Mr. Mennen, $675,303; and Mr. Persaud, $786,836. The performance awards are subject to liability accounting under FASB ASC Topic 718 and the value reported represents the value for the reporting period ended March 4, 2023, assuming the stock price of $3.58.

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EXECUTIVE COMPENSATION
Name	Restricted Stock Units ($)	Restricted Stock Award ($)	Performance Award Target Performance ($)	Total Stock Award ($)
Ms. Burr(a)	159,997	—	—	159,997
Ms. Donigan(b)	—	3,198,144	3,908,850	7,106,993
Mr. Schroeder	—	866,165	1,058,645	1,924,810
Mr. Mennen	—	623,147	450,202	1,073,349
Mr. Gilbert(b)	—	418,396	511,374	929,769
Mr. Persaud(b)	—	429,184	524,557	953,741

(a)
Represents the grant date value of restricted stock units granted in fiscal year 2023 while serving as a director of the Company.

(b)
Ms. Donigan, Mr. Gilbert and Mr. Persaud each forfeited the performance award shown upon their departure from the Company on January 7, 2023, April 7, 2023 and March 6, 2023, respectively.

(2)
Represents annual cash incentive bonuses earned in the applicable fiscal year.

(3)
The amounts in the “All Other Compensation” column for fiscal year 2023 consist of the following:

Name	Financial Planning ($)	COBRA Payment ($)	Severance ($)	Automobile Allowance ($)	Director Fees ($)(a)	401(k) Match ($)
Ms. Burr	—	—	—	—	110,000	—
Ms. Donigan(b)	10,000	37,413	546,692	11,000	—	12,000
Mr. Schroeder	1,600	—	—	12,000	—	12,000
Mr. Mennen	1,255	—	—	12,000	—	12,000
Mr. Gilbert	2,575	—	—	12,000	—	12,000
Mr. Persaud	2,750	—	—	12,000	—	12,000

(a)
Represents fees earned and paid in cash for Ms. Burr’s service as a director during fiscal year 2023.

(b)
Ms. Donigan departed the Company on January 7, 2023. Details regarding her separation and release agreement entered into pursuant to Section 5.3 of Ms. Donigan’s employment agreement are provided below under the caption “Potential Payments Upon Termination or Change in Control—Named Executive Officer Departures.” The severance amount reported in this table does not include the value of any accelerated vesting of equity awards Ms. Donigan was entitled to receive upon her departure. For a summary of such amounts, see same caption below.

(4)
Ms. Burr has been a director of the Company since 2019 and was appointed interim CEO effective January 7, 2023. The compensation reported in this table reflects cash fees earned and restricted stock units granted in fiscal year 2023 while serving as a director of the Company, and $588,462 in base salary earned while serving as interim CEO. See “Executive Employment Agreements” below, for additional details related to the terms of Ms. Burr’s compensation while serving as interim CEO.

(5)
Ms. Donigan joined the Company on August 12, 2019 and departed on January 7, 2023.

(6)
Mr. Mennen joined the Company in December 2018. He was previously a Named Executive Officer of the Company in fiscal year 2021 and, accordingly, we are disclosing the cash and non-cash compensation for each of the Company’s three prior completed fiscal years.

(7)
Mr. Gilbert first became a Named Executive Officer of the Company in fiscal year 2022 and departed on April 7, 2023 after the end of our 2023 fiscal year.

(8)
Mr. Persaud joined the Company in February 2020 and departed on March 6, 2023 after the end of our 2023 fiscal year.

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EXECUTIVE COMPENSATION
Grants of Plan-Based Awards Table for Fiscal Year 2023
The following table summarizes grants of plan-based awards made to Named Executive Officers during our fiscal year ended March 4, 2023.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)	All Other Stock Awards (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Elizabeth Burr	7/27/2022	—	—	—	—	—	—	21,505(5)	159,997
Heyward Donigan	7/27/2022	—	—	—	197,019	525,383	985,093	—	3,908,850
	7/27/2022	—	—	—	—	—	—	429,858	3,198,144
		1,184,500	2,369,000	4,738,000	—	—	—	—	—
Matthew Schroeder	7/27/2022	—	—	—	53,359	142,291	266,796	—	1,058,645
	7/27/2022	—	—	—	—	—	—	116,420	866,165
		384,963	769,925	1,539,850	—	—	—	—	—
Justin Mennen	7/27/2022	—	—	—	22,692	60,511	113,458	—	450,202
	3/22/2022	—	—	—	—	—	—	26,000	254,800
	7/27/2022	—	—	—	—	—	—	49,509	368,347
		272,850	545,700	1,091,400	—	—	—	—	—
Paul Gilbert	7/27/2022	—	—	—	25,775	68,733	128,874	—	511,374
	7/27/2022	—	—	—	—	—	—	56,236	418,396
		232,445	464,891	929,781	—	—	—	—	—
	7/27/2022	—	—	—	26,439	70,505	132,197	—	524,557
Andre Persaud	7/27/2022	—	—	—	—	—	—	57,686	429,184
		272,500	586,000	1,090,000	—	—	—	—	—

(1)
Reflects each such officer’s opportunity to earn an annual cash incentive bonus, as discussed in the Compensation Discussion and Analysis under the caption “Annual Incentive Awards.” No annual cash incentives were earned for the 2023 fiscal year, as shown in the Summary Compensation Table.

(2)
On July 27, 2022, each Named Executive Officer (with the exception of Ms. Burr) received a grant of performance stock units that will be earned at the end of the Company’s 2025 fiscal year based upon the achievement of a two-year cumulative revenue goal and two-year Elixir membership goal, subject to a +/- 25% TSR modifier, provided that the Named Executive Officer is continuously employed at the Company through the date the Compensation Committee certifies the fiscal 2025 earnings results.

(3)
On July 27, 2022, the Named Executive Officers (with the exception of Ms. Burr) received a grant of restricted stock, as described in the Compensation Discussion and Analysis, under the caption “Components of Executive Compensation for Fiscal Year 2023-Restricted Stock Awards Under Fiscal Year 2023 Plan.” These grants will vest based on continued employment with respect to one third on each of the first three anniversaries of the grant date.

(4)
Represents the grant date fair value, measured in accordance with FASB ASC Topic 718 of stock awards made in fiscal year 2023. Grant date fair values are calculated pursuant to assumptions set forth in Note 18 of the Company’s Annual Report on form 10-K filed with the SEC on May 1, 2023. The performance awards are subject to liability accounting under FASB ASC Topic 718 and the value reported represents the value for the reporting period ended March 4, 2023, assuming the stock price of $3.58.

(5)
Represents the annual award of restricted stock units for fiscal year 2023, granted in connection with Ms. Burr’s service as a director of the Company. The restricted stock units were vested on the date of grant and the shares subject to the grant will become payable on a deferred basis upon her separation from service as a director.

Executive Employment Agreements
Rite Aid entered into employment agreements with each of the Named Executive Officers, which governed the material terms of their employment and were in effect during the Company’s last completed fiscal year during the duration of the Named Executive Officer’s employment with us.

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EXECUTIVE COMPENSATION
Interim CEO Offer Letter with Elizabeth Burr

TERM; BASE SALARY; INCENTIVES. The Company entered into an offer letter with Ms. Burr, dated as of January 7, 2023. The offer letter provides Ms. Burr with a base salary of $300,000 per month while serving as interim CEO of the Company. Ms. Burr will not receive the compensation payable to non-employee members of the Board while serving as interim CEO of the Company. The offer letter also provides that Ms. Burr will not participate in or receive benefits under the Company’s employee benefit plans and programs including, but not limited to, the Company’s bonus incentive plans, 401(k) plan, group medical, dental and vision insurance plans. If Ms. Burr serves as interim CEO for more than six (6) full months, the Board will review the monthly salary and consider in good faith whether to increase the monthly salary for interim CEO service in excess of six (6) months.
Employment Agreement with Former CEO Heyward Donigan

TERM; BASE SALARY; INCENTIVES. The Company entered into an employment agreement with Ms. Donigan, dated as of August 8, 2019. The agreement provided Ms. Donigan with a base salary and an incentive compensation target. The following base salary amount and incentive targets applied to Ms. Donigan during fiscal 2023: base salary was increased to $1,184,500, her target annual bonus opportunity was set at 200% of base salary, and her target long-term incentive compensation award opportunity continued to be set at 600% of her base salary. See “Named Executive Officer Departures—Separation Agreement with Heyward Donigan” below for details on her separation agreement.
Employment Agreements with Matthew Schroeder, Justin Mennen, Paul Gilbert and Andre Persaud

IN GENERAL. Each of the employment agreements entered into with Messrs. Schroeder, Mennen, Gilbert and Persaud, respectively, provide for a term of employment that is automatically renewed from year to year, unless either party provides the other with 120 (180 for Mr. Schroeder) days’ notice of an intent not to renew.
SALARY AND INCENTIVES. The respective agreements provide each executive with a base salary and incentive compensation targets (which may be reviewed periodically for increase by the Compensation Committee). The following base salary amounts and incentive targets applied to the Named Executive Officers during fiscal year 2023: Mr. Schroeder’s base salary was increased to $769,925, his target annual bonus opportunity was set at 100% of base salary, and his target long-term incentive compensation award opportunity was set at 250% of his base salary; Mr. Mennen’s base salary was increased to $545,700, his target annual bonus opportunity was set at 100% of base salary, and his target long-term incentive compensation award opportunity was set at 150% of his base salary; Mr. Gilbert’s base salary was increased to $619,854, his target annual bonus opportunity was set at 75% of base salary, and his target long-term incentive compensation award opportunity was set at 150% of his base salary; and Mr. Persaud’s base salary was increased to $586,000, his target annual bonus opportunity was set at 100% of base salary, and his target long-term incentive compensation award opportunity was set at 175% of his base salary.
See “Named Executive Officer Departures—Paul Gilbert Departure” and “Named Executive Officer Departures—Andre Persaud Departure” below for details on their departures following the end of fiscal year 2023.
Terms Applicable to All Named Executive Officers Under Employment Agreements (Other than Ms. Burr)

OTHER BENEFITS. Pursuant to their employment agreements, while employed, each of the Named Executive Officers is entitled to participate in Rite Aid’s tax-qualified savings plan, welfare benefits, fringe benefit and perquisite programs as in effect from time to time.
RESTRICTIVE COVENANTS. The employment agreement of each Named Executive Officer prohibits the officer from competing with Rite Aid during his or her employment period and for a period of one year (two years for Mr. Schroeder) thereafter.

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EXECUTIVE COMPENSATION
TERMINATION AND CHANGE IN CONTROL BENEFITS. The provisions of the employment agreements relating to termination of employment are described under the caption “Potential Payments Upon Termination or Change in Control” below.
Outstanding Equity Awards at Fiscal Year 2023 Year-End
The following table summarizes the number of securities underlying outstanding equity awards for the Named Executive Officers as of the end of fiscal year 2023.
	Option Awards						Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: # of Unearned Shares or Units That Have Not Vested (#)(2)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units of Stock That Have Not Vested ($)(4)
Elizabeth Burr(1)	—	—	—	—	—	—	—	—	—	—
Heyward Donigan	8/12/2019	502,913	—	—	7.02	4/7/2023	—	—	—	—
Matthew Schroeder	6/24/2013	694	—	—	55.20	6/24/2023	—	—	—	—
	6/23/2014	740	—	—	141.60	6/23/2024	—	—	—	—
	6/24/2015	745	—	—	173.60	6/24/2025	—	—	—	—
	7/8/2020	—	—	—	—	—	13,571	48,584	49,763	178,152
	7/7/2021	—	—	—	—	—	37,226	133,269	68,248	244,328
	7/27/2022	—	—	—	—	—	116,420	416,784	142,291	509,402
Justin Mennen	7/8/2020	—	—	—	—	—	6,264	22,425	22,968	82,225
	7/7/2021	—	—	—	—	—	15,228	54,516	27,919	99,950
	3/22/2022	—	—	—	—	—	26,000	93,080	—	—
	7/27/2022	—	—	—	—	—	49,509	177,242	60,511	216,629
Paul Gilbert(6)	8/17/2020	—	—	—	—	—	11,200	40,096	—	—
	7/7/2021	—	—	—	—	—	17,976	64,354	32,956	117,982
	7/27/2022	—	—	—	—	—	56,236	201,325	68,733	246,064
Andre Persaud(7)	7/8/2020	—	—	—	—	—	5,950	21,301	21,819	78,112
	7/7/2021	—	—	—	—	—	17,418	62,356	31,934	114,324
	7/27/2022	—	—	—	—	—	57,686	206,516	70,505	252,408
(1)
Elizabeth Burr did not have any outstanding equity awards at 2023 fiscal year-end.

(2)
Refer to “Potential Payments Upon Termination or Change in Control” below for circumstances under which the terms of the vesting of equity awards would be accelerated.

(3)
Restricted shares will generally vest one-third on each of the first three anniversaries of the grant date, based on continued employment.

(4)
Determined with reference to $3.58, the closing price of a share of Rite Aid common stock on the last trading day before March 4, 2023.

(5)
For a discussion of the terms and conditions of the performance units granted on July 27, 2022, see “Compensation Discussion and Analysis, Long-Term Incentive Program, 2023 Performance Based Units.” For a discussion of the terms and conditions of the performance units granted on July 7, 2021, see “Compensation Discussion and Analysis, Long-Term Incentive Program, 2022 Performance Based Units.” For a discussion of the terms and conditions of the performance units granted on July 8, 2020, see “Compensation Discussion and Analysis, Long-Term Incentive Program, 2021 Performance Based Units.”

(6)
Mr. Gilbert forfeited all outstanding equity upon his departure from the Company due to resignation effective April 7, 2023.

(7)
Mr. Persaud forfeited all outstanding equity upon his departure from the Company due to resignation effective March 6, 2023.

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EXECUTIVE COMPENSATION
Option Exercises and Stock Vested Table for Fiscal Year 2023
The following table summarizes for each Named Executive Officer the stock option exercises and shares vested during fiscal year 2023.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Elizabeth Burr(3)	—	—	21,505	159,997
Heyward Donigan	—	—	687,798	3,562,927
Matthew Schroeder	—	—	42,785	310,277
Justin Mennen	—	—	21,912	184,403
Paul Gilbert	—	—	20,188	158,547
Andre Persaud	—	—	20,661	129,262

(1)
Represents the number of shares of restricted stock and earned performance shares held by each Named Executive Officer that vested during the fiscal year.

(2)
The value reported is the closing market price of a share of our common stock on the NYSE on the date of vesting multiplied by the number of shares that vested on that date.

(3)
Represents the annual award of restricted stock units for fiscal year 2023, granted in connection with Ms. Burr’s service as a director of the Company prior to her appointment as interim CEO. The restricted stock units were vested on the date of grant and the shares subject to the grant will become payable on a deferred basis upon her separation from service.

Pension; Nonqualified Deferred Compensation
The Company does not maintain a non-qualified deferred compensation plan for the benefit of the Named Executive Officers and none of the Named Executive Officers participate in a defined benefit pension plan maintained by the Company.
Potential Payments Upon Termination or Change in Control
As discussed above under the caption “Executive Employment Agreements,” the Company has entered into employment agreements with each of the Named Executive Officers. Upon written notice, the employment agreement of each of the Named Executive Officers is terminable by either Rite Aid or the individual officer seeking termination. The circumstances resulting in severance entitlements under the employment agreements is discussed below. During the last completed fiscal year, the Company entered into a separation agreement with its former CEO. Also, two Named Executive Officers resigned following the end of the last fiscal year, as discussed below in the caption “Named Executive Officer Departures.”
Description of Triggering Events—Individual Agreements

MS. ELIZABETH BURR.
Ms. Burr is not entitled to any severance under the terms of her offer letter dated January 7, 2023, entered into in connection with her appointment as interim CEO.
MS. HEYWARD DONIGAN.
Circumstances Resulting in Severance. In connection with Ms. Donigan’s termination of employment by Rite Aid without “cause” (as such term is defined in her employment agreement) Ms. Donigan became entitled to the following severance benefits in accordance with the terms of her employment agreement, upon her execution of a general release of claims in favor of the Company and continuing compliance with the restrictive covenants.

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EXECUTIVE COMPENSATION
See “Named Executive Officer Departures—Separation Agreement with Heyward Donigan” below for additional details on her separation agreement:
•
she was entitled to receive a severance amount equal to two times the sum of her annual base salary and target bonus, a pro-rata bonus for the fiscal year of termination based on actual performance, and any accrued but unpaid salary and benefits through the date of termination. The severance amount is payable in installments over the two-year period following the termination; any pro-rata bonus for the fiscal year would have been paid following determination of performance at the same time that payments are made to other bonus-eligible associates;

•
she was entitled to receive a payment equal to the cost of continued health benefits under COBRA for two years following the termination, paid in a lump sum; and

•
any unvested stock options immediately vested and became exercisable, generally, for a period of 90 days following her termination of employment and the restrictions on time-based restricted stock immediately lapsed, each to the extent the options would have vested and restrictions would have lapsed, had she remained employed by Rite Aid for two years following the qualifying termination.

MR. MATTHEW SCHROEDER.
Circumstances Resulting in Severance. Pursuant to his employment agreement with the Company, if Mr. Schroeder is terminated by Rite Aid without “cause” or if he terminates his employment for “good reason” (as such terms are defined in his employment agreement), then:
•
he will be entitled to receive a severance amount equal to two times the sum of the annual base salary and target bonus, a pro-rata target bonus for the fiscal year of termination, and any accrued but unpaid salary and benefits through the date of termination. The severance amount would be payable in installments over the two-year period following the termination; any pro-rata bonus for the fiscal year would be paid at the same time that payments are made to other bonus-eligible associates;

•
he will be entitled to receive continued health benefits for two years following the termination; and

•
any unvested stock options will immediately vest and be exercisable, generally, for a period of 90 days following the termination of employment to the extent the options would have vested had he remained employed by Rite Aid for two years following the termination.

MR. JUSTIN MENNEN.
Circumstances Resulting in Severance. Pursuant to his employment agreement with the Company, if Mr. Mennen is terminated by Rite Aid without “cause” or if he terminates his employment for “good reason” (as such terms are defined in his employment agreement), then:
•
he will be entitled to receive a severance amount equal to two times his annual base salary as of the date of termination of employment, a pro-rata bonus for the fiscal year of termination based on actual performance, and any accrued but unpaid salary and benefits through the date of termination. The severance amount would be payable in installments over the two-year period following the termination; any pro-rata bonus for the fiscal year would be paid following determination of performance at the same time that payments are made to other bonus-eligible associates;

•
he will be entitled to receive continued health benefits for one year following the termination; and

•
any unvested stock options will immediately vest and be exercisable, generally, for a period of 90 days following the termination of employment and the restrictions on the restricted common stock will immediately lapse, each to the extent the options would have vested and restrictions would have lapsed, had he remained employed by Rite Aid for one year following the termination.

The foregoing severance benefits are subject to Mr. Mennen’s execution of a general release of claims in favor of the Company and compliance with restrictive covenants.
MR. PAUL GILBERT.
Circumstances Resulting in Severance. Pursuant to his employment agreement with the Company, if Mr. Gilbert had been terminated by Rite Aid without “cause” or if he had terminated his employment for “good reason” (as such terms are defined in his employment agreement), then:

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EXECUTIVE COMPENSATION
•
he would have been entitled to receive a severance amount equal to two times his annual base salary, a pro-rata bonus for the fiscal year of termination based on actual performance, and any accrued but unpaid salary and benefits through the date of termination. The severance amount would have been payable in installments over the two-year period following the termination; any pro-rata bonus for the fiscal year would be paid following determination of performance at the same time that payments are made to other bonus-eligible associates;

•
he would have been entitled to receive a payment equal to the cost of continued health benefits under COBRA for two years following the termination; and

•
any unvested stock options would have immediately vested and become exercisable, generally, for a period of 90 days following the termination of employment and the restrictions on time-based restricted stock would have immediately lapsed, each to the extent the options would have vested and restrictions would have lapsed, had he remained employed by Rite Aid for two years following the termination.

The foregoing severance benefits would be subject to Mr. Gilbert’s execution of a general release of claims in favor of the Company and compliance with restrictive covenants.
MR. ANDRE PERSAUD.
Circumstances Resulting in Severance. Pursuant to his employment agreement with the Company, if Mr. Persaud had been terminated by Rite Aid without “cause” or if he had terminated his employment for “good reason” (as such terms are defined in his employment agreement), then:
•
he would have been entitled to receive a severance amount equal to two times his annual base salary as of the date of termination of employment, a pro-rata bonus for the fiscal year of termination based on actual performance, and any accrued but unpaid salary and benefits through the date of termination. The severance amount would be payable in installments over the two-year period following the termination; any pro-rata bonus for the fiscal year would be paid following determination of performance at the same time that payments are made to other bonus-eligible associates;

•
he would have been entitled to receive continued health benefits for eighteen months following the termination; and

•
any unvested stock options would have immediately vested and become exercisable, generally, for a period of 90 days following the termination of employment and the restrictions on the restricted common stock would have immediately lapsed, each to the extent the options would have vested and restrictions would have lapsed, had he remained employed by Rite Aid for one year following the termination.

The foregoing severance benefits would be subject to Mr. Persaud’s execution of a general release of claims in favor of the Company and compliance with restrictive covenants.
Named Executive Officer Termination as a Result of Death or Disability

If the employment of any of the Named Executive Officers (with the exception of Ms. Burr) were to be terminated as a result of death or “disability” (as such term is defined in each employment agreement), the officer will be entitled to receive all accrued but unpaid salary and benefits payable under death or disability benefit plans in which the officer participates, continued health insurance (or reimbursement for the cost of such benefits) for two years (one year in the case of Messrs. Gilbert, Mennen and Persaud) for the officer and/or his or her immediate family, as applicable, vesting of all stock options and, for all Named Executive Officers other than Mr. Schroeder, vesting of an amount of restricted stock that, in each case, would have vested had the officer remained employed for one year (two years for Ms. Donigan and Mr. Schroeder) following the date of termination. Ms. Burr does not participate in Rite Aid’s employee benefit plans.
Change in Control Arrangements

UNDER EMPLOYMENT AGREEMENTS—DOUBLE TRIGGER ARRANGEMENTS. Severance benefits are not triggered pursuant to a change in control unless the change in control is followed by a termination of the Named Executive Officer’s employment under the circumstances resulting in severance described above. The Named

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EXECUTIVE COMPENSATION
Executive Officer’s severance entitlement is governed by their individual employment agreements with the Company. Ms. Burr’s arrangements with the Company do not include severance entitlements.
The employment agreements with the Named Executive Officers (other than Ms. Burr) provide that any portion of any payment that is subject to tax imposed by Section 4999 of the Code will be reduced to the extent necessary so that the Named Executive Officer would retain a greater amount on an after-tax basis than had the excise tax been imposed on the unreduced amount of the payments.
UNDER RITE AID’S EQUITY PROGRAM. Pursuant to the terms of the Company’s Amended and Restated 2020 Omnibus Equity Incentive Plan, unless otherwise provided in a Named Executive Officer’s employment agreement or individual award agreement, if outstanding equity awards are assumed or substituted in connection with a change in control, the change in control will not cause the vesting of such awards to accelerate unless the change in control is followed by a qualifying termination of employment within the 24-month period following the change in control. In the event of a qualifying termination of employment within the 24-month period following a change in control, all outstanding awards granted pursuant to the Company’s equity program will become fully vested and exercisable, free of applicable restrictions, and all awards that are subject to performance-based conditions will vest pro-rata based on the participant’s service during the applicable performance period, assuming the target level of performance. All outstanding equity awards granted pursuant to the Company’s equity program that are not assumed or substituted in connection with a change in control transaction will become fully vested and exercisable, free of applicable restrictions, and all awards that are subject to performance-based conditions will be deemed to be achieved at target levels. The foregoing treatment upon a change in control is reflected in the form of award agreements currently utilized in connection with long-term incentive awards under the Company’s Amended and Restated 2020 Omnibus Equity Incentive Plan. In addition, the employment agreements maintained by Rite Aid do not provide for accelerated vesting of any performance-based awards, including upon qualifying termination of employment (with or without a change in control).
For purposes of Rite Aid’s equity program, including any inducement awards, a “change in control” means, in general: (i) a person or entity acquires securities of Rite Aid representing 50% or more of the combined voting power of Rite Aid; (ii) an unapproved change in the majority membership of the Board; (iii) consummation of a merger or consolidation of Rite Aid or any subsidiary of Rite Aid, other than a merger or consolidation that results in the Rite Aid voting securities continuing to represent 50% or more of the combined voting power of the surviving entity or its parent, or a merger or consolidation effected to implement a recapitalization or similar transaction involving Rite Aid in which no person or entity acquires at least 35% of the combined voting power of Rite Aid; or (iv) stockholder approval of a plan of complete liquidation or dissolution of Rite Aid or the consummation of an agreement for the sale or disposition of all or substantially all of Rite Aid’s assets, other than a sale or disposition to an entity, at least 60% of the combined voting power of which is owned by Rite Aid stockholders in substantially the same proportions as their ownership of Rite Aid immediately prior to such sale. For more information regarding the equity program, refer to the Compensation Discussion and Analysis under the caption “Long-Term Incentive Program.”
Quantification of Payments Described

The tables below quantify the termination and change in control payments that would have been made to the Named Executive Officers (other than Ms. Donigan, who separated from the Company prior to the end of the fiscal year and became entitled to severance under the terms of her employment agreement (as described under “Named Executive Officer Departures—Separation Agreement with Heyward Donigan” below) and Messrs. Gilbert and Persaud, who resigned from the Company following the end of the fiscal year and did not receive any severance payments in connection with such resignation consistent with the terms of their employment agreements), had their employment been terminated as of March 4, 2023 under the circumstances described in the tables below. Consistent with Ms. Burr’s offer letter entered into in connection with her appointment as interim CEO, none of the below potential separation payments or benefits are applicable.

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EXECUTIVE COMPENSATION
Elizabeth Burr	Death ($)	Disability ($)	Termination Without Cause or Quit for Good Reason ($)	Termination Without Cause or Quit for Good Reason Following a Change in Control ($)
Base Salary	—	—	—	—
Bonus	—	—	—	—
Pro-Rated Incentive Bonus Earned for Past Fiscal Year	—	—	—	—
Benefits	—	—	—	—
Vesting of Equity	—	—	—	—
Matthew Schroeder	Death ($)	Disability ($)	Termination Without Cause or Quit for Good Reason ($)	Termination Without Cause or Quit for Good Reason Following a Change in Control ($)
2 × Base Salary	n/a	n/a	1,539,850	1,539,850
2 × Bonus	n/a	n/a	1,539,850	1,539,850
Pro-Rated Incentive Earned Bonus for Past Fiscal Year	—	—	—	—
Benefits	58,052	58,052	58,052	58,052
Vesting of Equity(1)	459,711	459,711	459,711	1,530,518(2)
Justin Mennen	Death ($)	Disability ($)	Termination Without Cause or Quit for Good Reason ($)	Termination Without Cause or Quit for Good Reason Following a Change in Control ($)
2 × Base Salary	n/a	n/a	1,091,400	1,091,400
Bonus	n/a	n/a	n/a	n/a
Pro-Rated Incentive Earned Bonus for Past Fiscal Year	—	—	—	—
Benefits	17,488	17,488	17,488	17,488
Vesting of Equity(1)	108,764	108,764	108,764	746,068(2)

(1)
Includes the value of service-based restricted stock awards held by the Named Executive Officer that would become vested under the applicable circumstances. The value of restricted stock shown is determined by multiplying $3.58, the closing price of a share of Rite Aid common stock on the last trading day before March 4, 2023 and the number of shares of restricted stock that are settled in stock held by the officer that would become vested under the applicable circumstances.

(2)
This value would apply based upon a qualifying termination following a change in control or upon a change in control under the assumption that outstanding equity awards are not assumed or substituted in the change in control transaction, resulting in full vesting upon the change in control, as described above in the “Potential Payments Upon Termination or Change in Control-Change in Control Arrangements” narrative. In addition to the amounts stated above in respect of service-based restricted stock, figure includes the value of pro-rata performance-based equity awards held by such officer, assuming the target level of performance. The value shown is determined by multiplying $3.58, the closing price of a share of Rite Aid common stock on the last trading day before March 4, 2023 and the number of shares of restricted stock and performance-based stock held by the officer that would become vested under the applicable circumstances.

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EXECUTIVE COMPENSATION
Named Executive Officer Departures

SEPARATION AGREEMENT WITH HEYWARD DONIGAN.
As a result of the decision made by the Board on the strategic priorities of the Company and to appoint Ms. Burr as interim CEO until the appointment of a permanent chief executive officer, Ms. Donigan’s employment with the Company was terminated on January 7, 2023. As previously disclosed on Form 8-K, the circumstances of Ms. Donigan’s departure from the Company constituted a termination without cause for purposes of Ms. Donigan’s employment agreement with us, and, in accordance with the terms of Section 5.3 of her employment agreement, we entered into a separation agreement with Ms. Donigan as of January 7, 2023 providing for the following severance benefits: (i) payment of $7,107,000 representing two times the sum of her then current base salary and annual target bonus, payable in equal installments over 24 months, (ii) a pro-rata bonus for the 2023 fiscal year based on actual performance, payable at the same time as bonuses are paid to the Company’s executive team generally (which amount was $0 based on actual performance for the 2023 fiscal year and accordingly, no pro-rata bonus was paid), (iii) $37,413 representing payments equal to the aggregate cost of COBRA continuation for a total of 24 months, (iv) reimbursement of legal fees incurred in connection with the review of the separation agreement up to $10,000, (v) accelerated vesting with respect to those stock options and time-based restricted stock awards that would have vested within the two-year period following the termination (with an aggregate value of $1,649,623 at the time of vesting) and (vi) $97,356, representing payment of base salary in lieu of providing 30 days’ notice of termination. The foregoing severance benefits described in clauses (i) - (v) were subject to Ms. Donigan’s execution of a general release of claims in favor of the Company and continuing compliance with restrictive covenants.
PAUL GILBERT DEPARTURE.
Mr. Gilbert resigned from the Company effective April 7, 2023. Mr. Gilbert did not receive any severance in connection with his separation.
ANDRE PERSAUD DEPARTURE.
Andre Persaud resigned from the Company effective March 6, 2023. Mr. Persaud did not receive any severance in connection with his separation.

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EXECUTIVE COMPENSATION
PAY RATIO DISCLOSURE
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K under the Exchange Act, we are providing the following information about the relationship of the annual total compensation of our employees other than Heyward Donigan, our former Chief Executive Officer (our “CEO” for purposes of the pay ratio disclosure) and the annual total compensation of our CEO. This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. We determined that the 2023 annual total compensation of the median employee, other than our CEO, was $32,850 and our CEO’s 2023 annual total compensation for pay ratio purposes was $8,950,543. The ratio of these amounts is 272:1.
To identify the median employee among our associates other than the CEO, we used wages taxable for federal medical health insurance purposes for the calendar year 2022, with such amounts annualized for those permanent employees who were hired during the year. After identifying the median employee (who is a full-time technician in training) as of the determination date, December 31, 2022, we calculated annual total compensation for such employee using the same methodology we use to determine Named Executive Officer annual total compensation in the Summary Compensation Table for fiscal year 2023.
The Company had two CEOs who served during fiscal year 2023, one of whom is an interim CEO. We accordingly calculated the CEO’s annual total compensation by selecting Ms. Donigan as the CEO serving in that position on the final day of our payroll year, December 31, 2022, which was the same date selected to identify the median team member, and annualized appropriate portions of Ms. Donigan’s annual total compensation for fiscal year 2023 (i.e., Ms. Donigan’s base salary and automobile allowance because no annual incentive award was payable in respect of fiscal year 2023) and added the grant date fair value of stock awards (i.e., long-term incentives) and all other compensation paid in fiscal year 2023. Because the CEO’s compensation was annualized solely for purposes of this calculation, the CEO’s annual total compensation found in this section is not the same as the compensation disclosed in the Summary Compensation Table beginning on page 56. This calculation resulted in the annual total compensation for Ms. Donigan in fiscal year 2023 of $8,950,543 for purposes of the pay ratio provided in the first paragraph above.
The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
EQUITY COMPENSATION PLAN INFORMATION TABLE
The following table provides information as of March 4, 2023, with respect to the compensation plans under which our common stock may be issued.
Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-Average exercise price of outstanding options, warrants and rights (b)(1)	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(2)
Equity Compensation plans approved by stockholders(3)	1,244,973(4)	$112.93	3,627,626
Equity compensation plans not approved by stockholders(5)	502,913	$7.02	0
Total(6)	1,747,886	$12.85	3,627,626

(1)
The weighted average exercise price does not take into account the shares issuable upon settlement of outstanding

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EXECUTIVE COMPENSATION
vested Director restricted stock units (“RSUs”), which settle upon separation from service, or unvested, unearned performance stock units (“PSUs”), which have no exercise price.
(2)
Of the 3,627,626 shares shown in column (c), there are 2,501,811 shares available for the grant of awards other than stock options or stock appreciation rights, applying the fungible share ratio of 1.45 set forth in the Company’s Amended and Restated 2020 Omnibus Equity Incentive Plan.

(3)
Pursuant to the Company’s Amended and Restated 2020 Omnibus Equity Incentive Plan and prior equity plans.

(4)
Includes 402,476 RSUs and 813,207 PSUs. The remaining balance consists of outstanding stock options.

(5)
Includes nonqualified stock options granted pursuant to the Employment Inducement Award Agreement for Ms. Donigan, which is exempt from stockholder approval requirements pursuant to NYSE Listed Company Manual Rule 303A.08. The Employment Inducement Award Agreement provided for the award of nonqualified stock options to Ms. Donigan in connection with her recruitment by us, as previously disclosed. The options expired unexercised as of April 7, 2023.

(6)
On a fully diluted basis, which reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock, the number of shares of common stock outstanding was 56,628,875.

PAY VERSUS PERFORMANCE
The following table reports the compensation of our Principle Executive Officer (“PEO” or “CEO”) and the average compensation of the other non-CEO NEOs as reported in the Summary Compensation Table for the past three fiscal years, as well as Compensation Actually Paid (“CAP”) as calculated under new SEC Pay-Versus-Performance disclosure requirements, and certain performance measures required by the rules. The disclosure covers our three most recent fiscal years, which will expand incrementally over the next two years to a rolling five years. Dollar amounts reported as CAP are computed in accordance with Item 402(v) of Regulation S-K, and the Board believes that it is important to recognize that these amounts do not reflect the actual amount of compensation earned by or paid to our CEO and non-CEO NEOs during the applicable years.
Fiscal Year	Summary Compensation Table Total for Heyward Donigan(1) ($)	Summary Compensation Table Total for Elizabeth Burr(1) ($)	Compensation Actually Paid to Heyward Donigan(2) ($)	Compensation Actually Paid to Elizabeth Burr(2) ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(1) ($)	Average Compensation Actually Paid to Non-PEOs Named Executive Officers(3) ($)	Value of initial fixed $100 investment based on:		Net Income(5) ($)	Adjusted EBITDA(6) ($)
							Total Shareholder Return ($)	Peer Group Total Shareholder Return(4) ($)
2023	8,767,811	858,459	(1,877,638)	858,459	1,889,206	638,346	28.63	139.14	(749,936)	429,180
2022	9,911,507	—	(1,881,568)	—	3,082,219	1,048,263	68.28	140.98	(538,478)	505,905
2021	9,571,087	—	12,857,774	—	2,878,770	2,782,908	143.76	113.59	(100,070)	437,665
(1)
Our CEO for fiscal year 2023 was Ms. Donigan until her departure from the Company on January 7, 2023, with Ms. Burr acting as interim CEO for the remainder of the 2023 fiscal year, and for each of fiscal years 2021 and 2022 our CEO was Ms. Donigan. Our non-CEO NEOs for fiscal year 2023 were Messrs. Schroeder, Mennen, Gilbert and Persaud; for fiscal year 2022, Messrs. Schroeder, Gilbert, Peters and Ms. Konrad; and for fiscal year 2021, Messrs. Schroeder, Peters, Mennen, Robson and Ms. Konrad.

(2)
The amounts in the following table represent each of the amounts deducted and added to the equity award values for each PEO for the applicable year, for purposes of computing the CAP amount:

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EXECUTIVE COMPENSATION
	FY21		FY22		FY23
Adjustments	Heyward Donigan ($)	Elizabeth Burr ($)	Heyward Donigan ($)	Elizabeth Burr ($)	Heyward Donigan ($)	Elizabeth Burr ($)
Deduction for amounts reported under the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for covered fiscal year	(7,389,087)	—	(6,547,427)	—	(7,106,993)	(159,997)
Increase for fair value as of the end of the covered fiscal year of all awards granted during year that remain unvested as of year end	7,122,106	—	4,233,268	—	0	0
Increase for awards that are granted and vest in the same year, the fair value as of the vesting date	0	—	0	—	997,271	159,997
Increase/deduction for change in fair value from prior year-end to current year-end of awards granted in any prior fiscal year that are unvested as of the end of the covered fiscal year	3,312,904	—	(8,135,158)	—	0	0
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted in any prior fiscal year that vested during the covered fiscal year	240,764	—	(1,343,759)	—	(1,324,518)	0
Deduction of fair value of awards granted in any prior fiscal year that were forfeited during the covered fiscal year	0	—	0	—	(3,211,209)	0
Increase based on dividends or other earnings paid during the covered fiscal year prior to the vesting date of award	0	—	0	—	0	0
Increase based on incremental fair value of awards modified during year	0	—	0	—	0	0
Total Adjustments	3,286,687	—	(11,793,075)	—	(10,645,449)	0
(Subject to rounding.)
(3)
The following table represents each of the amounts deducted and added to the equity award values for the non-CEO NEOs for the applicable year for purposes of computing the CAP amount.

	FY21	FY22	FY23
Adjustments	Average non- PEO NEOs	Average non- PEO NEOs	Average non- PEO NEOs
Deduction for amounts reported under the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for covered fiscal year	(1,776,460)	(1,571,617)	(1,220,417)
Increase for fair value as of the end of the covered fiscal year of all awards granted during year that remain unvested as of year end	1,418,482	982,441	479,787
Increase for awards that are granted and vest in the same year, the fair value as of the vesting date	0	0	0
Increase/deduction for change in fair value from prior year-end to current year-end of awards granted in any prior fiscal year that are unvested as of the end of the covered fiscal year	214,003	(1,231,819)	(455,907)
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted in any prior fiscal year that vested during the covered fiscal year	117,159	(212,962)	(54,322)
Deduction of fair value of awards granted in any prior fiscal year that were forfeited during the covered fiscal year	(66,920)	0	0
Increase based on dividends or other earnings paid during the covered fiscal year prior to the vesting date of award	0	0	0
Increase based on incremental fair value of awards modified during year	0	0	0
Total Adjustments	(93,735)	(2,033,956)	(1,250,860)

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EXECUTIVE COMPENSATION
(Subject to rounding.)
(4)
As permitted by SEC rules, the peer group referenced is the Russell 3000 Consumer Staples Industry used for purposes of Item 201(e) of Regulation S-K. Please see Item 5 “Market for Registrant’s Common Equity, Related Stockholder Matters and issuer Purchases of Equity Securities” included on the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for further discussion of the peer group.

(5)
The dollar amounts reported represent the amount of net income reflected in the Company’s audited consolidated financial statements for the applicable year.

(6)
See “Compensation Discussion and Analysis—Annual Incentive Awards” for a description of Adjusted EBITDA. Please also see Appendix A for a reconciliation of our Adjusted EBITDA, which is a non-GAAP measure, to net income under GAAP.

Relationship Between Pay and Performance
The following graphs illustrate the relationship between the CAP for our CEOs and average non-CEO NEOs and company performance as well as peer performance.
CAP to Cumulative TSR of the Company and Cumulative TSR of the Peer Group

The following graph describes the relationship between (a) CAP for the applicable CEO and the average CAP for the non-CEO NEOs to (b) the Company’s cumulative total shareholder return (TSR), value of initial fixed $100 investment, for the three most recently completed fiscal years and (c) the cumulative total shareholder return for our peer group across the same period:
Compensation Actually Paid vs. Company TSR
vs. Peer Group TSR

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EXECUTIVE COMPENSATION
CAP and Net Income

The following graph describes the relationship between (a) CAP for the applicable CEO and the average CAP for the non-CEO NEOs to (b) the Company’s Net Income for the three most recently completed fiscal years:
Compensation Actually Paid vs. Net Income
CAP and Adjusted EBITDA

The following graph describes the relationship between (a) CAP for the applicable CEO and the average CAP for the non-CEO NEOs to (b) the Company’s company-selected measure, Adjusted EBITDA, for the three most recently completed fiscal years:
Compensation Actually Paid vs. Adj. EBITDA

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EXECUTIVE COMPENSATION
Tabular List of Important Financial Performance Measures
The most important financial performance measures used by the Committee for the most recently completed fiscal year to link compensation actually paid to our named executive officers to the Company’s performance are shown in the table below. For further information regarding these performance metrics and their function in our executive compensation program, see Compensation, Discussion and Analysis under the headings “2023 Fiscal Year Key Business Highlights,” “Annual Incentive Awards” and “Performance Awards.”
Most Important Performance Measures
Adjusted EBITDA
Operating Cash Flow
30-day equivalent scripts excluding controllable
Front-End Revenue excluding tobacco
Elixir Membership (excluding Elixir Insurance)

72 | RITE AID CORPORATION   2023 Proxy Statement

PROPOSAL 5—APPROVAL OF THE AMENDMENTS TO THE RITE AID CORPORATION AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING PROVISIONS
We are committed to reviewing and adopting corporate governance practices that are in the best interests of both Rite Aid and its stockholders. After reviewing our governance practices, the Board unanimously adopted, and recommends that our stockholders approve, certain amendments (collectively, the “Charter Amendments”) to Rite Aid’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to remove the supermajority voting provisions described herein. The text of the Charter Amendments, marked to show the proposed revisions, is set forth in Appendix B.
The Certificate of Incorporation currently contains four provisions calling for a supermajority vote of stockholders:
•
Paragraph B of Article ELEVENTH currently requires the affirmative vote of the holders of at least 75% of the shares of stock of Rite Aid entitled to vote in elections of directors to adopt or authorize a Business Combination (as defined in the Certificate of Incorporation) with any Related Person (as defined in the Certificate of Incorporation) unless certain conditions are satisfied.

•
Paragraph D of Article ELEVENTH currently requires the affirmative vote of the holders of at least 75% of the shares of stock of Rite Aid entitled to vote in elections of directors to take any corporate action by the written consent of the stockholders of Rite Aid.

•
Paragraph E of Article ELEVENTH currently requires the affirmative vote of the holders of at least 75% of the shares of stock of Rite Aid entitled to vote in elections of directors to take any corporate action at a special meeting of the stockholders of Rite Aid called by the Board, a majority of which Board are not Continuing Directors (as defined in the Certificate of Incorporation).

•
Paragraph G of Article ELEVENTH currently requires the affirmative vote of the holders of at least 75% of the shares of stock of Rite Aid entitled to vote in elections of directors to amend Article ELEVENTH, unless such amendment is recommended to the stockholders of Rite Aid by a majority of the Continuing Directors.

If approved by our stockholders, the Charter Amendments would amend the provisions described above to require the affirmative vote of the holders of a majority—rather than at least 75%—of the shares of stock of Rite Aid entitled to vote in elections of directors to take the following actions:
•
adopt or authorize a Business Combination with any Related Person;

•
take any corporate action by the written consent of the stockholders of Rite Aid;

•
take any corporate action at a special meeting of the stockholders of Rite Aid called by the Board, a majority of which Board are not Continuing Directors; and

•
amend Article ELEVENTH.

This general description of the Charter Amendments is qualified in its entirety by reference to the proposed amendments to the Certificate of Incorporation set forth in Appendix B.
If approved by our stockholders, the Charter Amendments will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which we would file promptly following the Annual Meeting. If the Charter Amendments are not approved by the stockholders, the Certificate of Incorporation will remain unchanged and the supermajority provisions described above will remain in place.

The Board of Directors unanimously recommends that you vote FOR the approval of the amendments to the Rite Aid Corporation Amended and Restated Certificate of Incorporation to eliminate supermajority voting provisions.

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STOCKHOLDER PROPOSALS
We expect the following proposals (Proposal No. 6 and Proposal No. 7 on the proxy card) to be presented by stockholders at the Annual Meeting. The proposals and supporting statements may contain assertions about Rite Aid or other statements that we believe are incorrect. We have not attempted to refute all of the inaccuracies in the proposals and supporting statements, and the Company is not responsible for the content of the proposals. The Board has recommended a vote against these proposals for the reasons set forth following each proposal.
PROPOSAL 6—STOCKHOLDER PROPOSAL TO REQUIRE AN ANNUAL ADVISORY VOTE ON THE COMPENSATION OF RITE AID’S DIRECTORS
Steven Krol, who owns 9,588 shares of common stock (based on information provided to us by Mr. Krol) and whose address will be provided by the Company promptly upon oral or written request, has notified us that he intends to present the following proposal at the Annual Meeting. The Board of Directors strongly opposes adoption of the proposal and asks stockholders to review the Board’s response, which follows the proposal and the proponent’s supporting statement below.
Stockholder Proposal and Supporting Statement
Proponent states no assertions or statements below are incorrect, notwithstanding Company boilerplate language above.
RESOLVED, Shareholders request our board adopt a policy providing shareholders the annual, non-binding, opportunity to vote on a proxy proposal, “FOR” or “AGAINST”, entitled “Advisory Vote on the Compensation of Our Named Directors” as provided in “Director Compensation Table”.
Shareholders already vote on executive pay. This proposal extends a voting opportunity on directors’ compensation, who oversee all corporate activities and assess performance.
Compensation consultants generally don’t review competence or performance for management or directors; it’s limited to the compensation paid their peer group companies. Last year’s proxy indicated our compensation consultant believed “elements of the director compensation program were not aligned with the market”. Our stock price, at all-time lows this year can, in part, be considered directors’ report card, judging directors’ oversight, judicious hiring and timely firing decisions and giving executives effective “marching orders”.
Given our dismal stock price, total director pay should be aligned with shareholders, not the market. Especially because current directors have never purchased any shares from their own wallets. Yet our Compensation Committee continues increasing directors’ annually guaranteed value of restricted stock, now $160,000 (previously $120,000), divided by stock price at granting date to determine annual stock allocation, previously a fixed number of shares. Shareholders have no guaranteed stock value, subject to directors’ business decisions and oversight. The lower the price, the more shares they receive. Committee Chair annual cash retainers have also recently increased.
Even top holders have complained about Compensation Committee pay decisions (2019 proxy, page 37). Apparent futility, since after their discussions and only 2 months after Mr. Bodaken became Chairman, full vesting of annual restricted stock previously taking 3 years was changed; now vesting immediately.
In last years’ proxy, our board stated the Equity Incentive Plan is “intended to attract, motivate and retain highly competent, effective and loyal officers, associates and non-executive directors in order to create per share intrinsic value for shareholders”. Since 2 Chief Executive Officers (“CEO”) have stepped down within last 4 years, the COO within one, the Pharmacy head within one and Chief Legal Officer within last three years, that quote is highly questionable, including all-time low stock prices recently.
Shockingly, our interim CEO’s base monthly salary is nearly 3 times that of all permanent CEO predecessors (mostly combined Chairman/CEO’s) in the last 22 years, at $300,000 per month, while retaining 3 outside board

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STOCKHOLDER PROPOSALS
memberships appearing to violate published “overboarding” guidelines of Glass Lewis, Vanguard and top holder Blackrock, who thereafter cut its stake. This deprives shareholders her full attention here, which again questions some Compensation Committee and board decisions. They retire richer, shareholders poorer.
*
Proponent’s operations involved 22-year investment (9588 shares after a 1 for 20 reverse stock split) and 4 bylaw amendments with prior submitted proposals, demand board accountability.

*
Your Voice/Feedback is Important-Vote “FOR” Proposal 6.

The Board of Directors’ Statement in Opposition
The Board of Directors unanimously recommends that you vote “AGAINST” this proposal for the following reasons:
The Board of Directors believes that Rite Aid’s compensation program for non-employee directors is reasonable and appropriate for a company of Rite Aid’s size and scope and justified in view of the time directors devote to Rite Aid throughout the year. Only directors not employed by Rite Aid are compensated for their service on the Board. In addition, a substantial portion of the annual compensation for Rite Aid’s non-employee directors is equity-based to further align the long-term interests of Rite Aid’s non-employee directors with Rite Aid’s stockholders. The value of the compensation is competitive in order to encourage the retention of non-employee directors, whose work is essential to the Company.
Rite Aid has robust governance practices with respect to its director compensation program. The Compensation Committee is responsible for reviewing and recommending the compensation for non-employee directors, and any change in director compensation is made upon the recommendation of the Compensation Committee following discussion and concurrence by the full Board. The Compensation Committee, with the assistance of Mercer, its independent compensation consultant, regularly reviews Rite Aid’s non-employee director compensation and evaluates the competitiveness and reasonableness of the compensation program in light of general trends and best practices. In 2021, after the Compensation Committee’s review of the study of director compensation prepared by Mercer, the Compensation Committee recommended, and the Board approved, updates to the non-employee director compensation program for fiscal year 2022 to align Rite Aid’s program with median of the market practices.
In addition, non-employee directors are subject to Rite Aid’s Stock Ownership Guidelines, which require minimum stock ownership equal to five times the non-employee director’s annual cash retainer in order to further encourage a long-term perspective in overseeing the management of Rite Aid. The Compensation Committee is responsible for interpreting and administering the Stock Ownership Guidelines, and may, from time to time, reevaluate and revise the Stock Ownership Guidelines.
Finally, the proponent’s criticism of Ms. Burr’s compensation as interim CEO is misplaced and unrelated to our compensation program for non-employee directors. With the advice of its independent compensation consultant, the Compensation Committee recommended, and the Board approved, the compensation afforded to Ms. Burr for taking on the responsibilities of interim CEO as reasonable and appropriate while Rite Aid transitions this key leadership role. While she is serving in the interim CEO role, Ms. Burr does not participate in or receive benefits under the Company’s equity and annual incentive plans or employee benefit plans and programs and does not receive the compensation payable to non-employee directors.
The Board believes that its corporate governance practices and robust stockholder engagement efforts provide numerous ways for stockholders to express their views to the Board, including with respect to director compensation. Rite Aid has encouraged, and continues to encourage, stockholders to communicate directly with the Board regarding any concerns about Rite Aid, including the compensation of directors, and regularly seeks the perspectives of stockholders on issues important to them through our stockholder engagement efforts.
The Board of Directors unanimously recommends that you vote AGAINST the stockholder proposal to require an annual advisory vote on the compensation of Rite Aid’s directors.

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STOCKHOLDER PROPOSALS
PROPOSAL 7—STOCKHOLDER PROPOSAL TO ADOPT AN EXECUTIVE COMPENSATION ADJUSTMENT POLICY
The Philadelphia Public Employees Retirement System (“PhilaPERS”), which owns shares of common stock worth at least $2,000 (based on information provided to us by PhilaPERS) and whose address will be provided by the Company promptly upon oral or written request, has notified us that it intends to present the following proposal at the Annual Meeting. The Board of Directors strongly opposes adoption of the proposal and asks stockholders to review the Board’s response, which follows the proposal and the proponent’s supporting statement below.
Stockholder Proposal and Supporting Statement
RESOLVED that shareholders of Rite Aid Corporation urge the Board of Directors to adopt a policy that no financial performance metric shall be adjusted to exclude Legal or Compliance Costs when evaluating performance for purposes of determining the amount or vesting of any senior executive Incentive Compensation award. “Legal or Compliance Costs” are expenses or charges associated with any investigation, litigation or enforcement action related to drug manufacturing, sales, marketing or distribution, including legal fees; amounts paid in fines, penalties or damages; and amounts paid in connection with monitoring required by any settlement or judgement of claims of the kind described above. “Incentive Compensation” is compensation paid pursuant to short-term and long-term incentive compensation plans and programs. The policy should be implemented in a way that does not violate any existing contractual obligation of the Company or the terms of any compensation or benefit plan. The Board shall have discretion to modify the application of this policy in specific circumstances for reasonable exceptions and in that case shall provide a statement of explanation.
SUPPORTING STATEMENT
We support compensation arrangements that incentivize senior executives to drive growth while safeguarding company operations and reputation over the long-term. Rite Aid adjusts certain financial metrics when calculating progress for executive incentive compensation. While some adjustments may be appropriate, we believe senior executives should not be insulated from all legal costs as a matter of policy.
These considerations are especially critical at Rite Aid given the risks it faces over its role in the nation’s opioid epidemic. The Investors for Opioid and Pharmaceutical Accountability (IOPA), a coalition of 67 investors with $4.2 trillion in assets under management has been engaging companies on this issue for several years. As shareholders bear the financial impacts of record-setting legal settlements related to inadequate assessment of how business decisions would impact the opioid crisis, the IOPA believes executives should similarly be accountable for the financial impacts of those decisions.
In July, Rite Aid agreed to pay a $10.5 million settlement with counties in the states of Georgia, North Carolina and Ohio related to claims that Rite Aid failed to properly distribute and/or dispense prescription opioids.1 Rite Aid excludes litigation settlements from the Adjusted EBIDTA metric that drives executive compensation pay-outs. A default decision to exclude the impact of litigation from metrics originally designed to align executive pay with shareholder interests means executives know in advance their incentive pay will remain intact no matter how large the negative financial impact on shareholders.
In response to discussions with the IOPA and other shareholders, AmerisourceBergen, Cardinal Health, and McKesson reduced CEO pay in light of opioid-related litigation settlements. While the IOPA views the amounts of the reductions as less than warranted, we applaud the decision to acknowledge that incentives matter as do the approximately 700,000 lives lost due to opioid-related drug overdoses since 1999.2
We urge shareholders to vote for this proposal.

1
https://www.reuters.com/legal/government/rite-aid-reaches-opioid-litigation-ceasefire-105-million-settlement-2022-07-14/

2
“The Drug Overdose Epidemic: Behind the Numbers.” Centers for Disease Control and Prevention,” June 1, 2022, available at: https://www.cdc.gov/opioids/data/index.html.

76 | RITE AID CORPORATION   2023 Proxy Statement

STOCKHOLDER PROPOSALS
The Board of Directors’ Statement in Opposition
The Board of Directors unanimously recommends that you vote “AGAINST” this proposal for the following reasons:
Rite Aid’s executive compensation program is designed to evaluate and reward management performance and is overseen by the Compensation Committee of the Board, which is composed entirely of independent directors. Assessing and, when appropriate, adjusting financial performance metrics entails a complex process, informed by the knowledge and experience of the Compensation Committee and the Board of Directors. Imposing the broad and indiscriminate policy sought by the proposal would constrain the flexibility of the Compensation Committee and the Board to consider factors that are critical in assessing whether and how legal and compliance costs should be accounted for in determining senior executive incentive compensation.
For example, legal and compliance matters often relate to events that occurred prior to the appointment of current senior executives. As a result, the proposal would discourage current senior executives from taking appropriate steps to either defend of resolve existing matters, to manage risk in the best interests of the Company. Under the proposed policy, a senior executive’s incentive compensation could be inequitably penalized for litigation matters that pre-date the executive’s time with Rite Aid. Moreover, a policy leading to this outcome likely will make it more difficult for Rite Aid to attract and retain senior executive talent in a competitive marketplace for talent. This presents an acute concern as Rite Aid is actively looking to identify its next CEO, an already complex process that would only be hindered by the adoption of the policy sought by this proposal.
Rite Aid is often subject to frivolous and meritless suits that Rite Aid, in the best interests of its stockholders, defends against. Under the proposed policy, the costs and expenses of a successful defense of any such matter could not be excluded from performance metrics used to determine senior executive incentive compensation. The responsibility for managing those risks are complex, and the rigid and arbitrary policy requested by the proposal ignores many important considerations. Rite Aid believes the Compensation Committee and the Board are best suited to consider the interplay of legal and compliance costs with the need to attract, retain and motivate management.
In addition, the Compensation Committee is best equipped to make decisions with respect to performance metric selection and adjustments for use in Rite Aid’s incentive compensation program, which is currently aligned with our stated strategic objectives and the long-term interests of our stockholders. The Compensation Committee carefully selects performance metrics for executive compensation, taking into account feedback from our stockholder engagement efforts, and sets goals based on available information at the time the goals are set. The proponent’s proposal would unduly restrict the Compensation Committee’s judgment in determining executive compensation levels and structure, and limit the Compensation Committee’s ability to be flexible and responsive.
In summary, the Board believes the proposal would unnecessarily limit the ability of the Compensation Committee and the Board to design and administer Rite Aid’s incentive compensation program. Rite Aid also believes that adoption of the policy requested by the proposal would be detrimental to a compensation decision-making process that is focused on the long-term performance of Rite Aid, taking into account best practices, market competitiveness and our strategic, operational and financial goals and other appropriate factors in the Compensation Committee’s judgment.
The Board of Directors unanimously recommends that you vote AGAINST the stockholder proposal to adopt an executive compensation adjustment policy.

RITE AID CORPORATION   2023 Proxy Statement | 77

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of June 27, 2023 (except as otherwise noted), certain information concerning the beneficial ownership of (a) each director and nominee for director, (b) each of our “Named Executive Officers” (as such term is defined in Item 402(a)(3) of Regulation S-K under the Exchange Act), (c) each holder known to us to beneficially own more than 5% of our common stock and (d) all current directors and executive officers as a group (based on 56,709,091 shares of common stock outstanding as of June 27, 2023). Each of the persons named below has sole voting power and sole investment power with respect to the shares set forth opposite his or her name, except as otherwise noted.
Beneficial Owners	Number of Common Shares Beneficially Owned(1)	Percentage of Class
Named Executive Officers and Directors:
Bruce G. Bodaken	74,920(2)	*
Elizabeth Burr	54,204(3)	*
Heyward Donigan	601,504	1.06%
Paul Gilbert	—	—
Bari Harlam	44,522(4)	*
Robert E. Knowling, Jr.	61,996(5)	*
Justin Mennen	145,488	*
Louis P. Miramontes	61,996(6)	*
Arun Nayar	61,996(7)	*
Andre Persaud	26,429
Kate B. Quinn	54,204(8)	*
Matthew Schroeder	228,589(9)	*
All Executive Officers and Directors (11 persons)	849,363(10)	1.58%
5% Stockholders:
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	3,795,009(11)	6.7%

*
Percentage less than 1% of class.

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act, thereby including options exercisable within 60 days of June 27, 2023.

(2)
This amount represents 68,458 restricted stock units that have vested or will vest before August 26, 2023, at which time said units will be payable in shares of common stock when Mr. Bodaken leaves the Board.

(3)
This amount represents 54,204 restricted stock units that have vested or will vest before August 26, 2023, at which time said units will be payable in shares of common stock when Ms. Burr leaves the Board.

(4)
This amount represents 44,522 restricted stock units that have vested or will vest before August 26, 2023, at which time said units will be payable in shares of common stock when Ms. Harlam leaves the Board.

(5)
This amount represents 61,996 restricted stock units that have vested or will vest before August 26, 2023, at which time said units will be payable in shares of common stock when Mr. Knowling leaves the Board.

(6)
This amount represents 61,966 restricted stock units that have vested or will vest before August 26, 2023, at which time said units will be payable in shares of common stock when Mr. Miramontes leaves the Board.

(7)
This amount represents 61,966 restricted stock units that have vested or will vest before August 26, 2023, at which time said units will be payable in shares of common stock when Mr. Nayar leaves the Board.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(8)
This amount represents 54,204 restricted stock units that have vested or will vest before August 26, 2023, at which time said units will be payable in shares of common stock when Ms. Quinn leaves the Board.

(9)
This amount includes 1,485 shares which may be acquired within 60 days by exercising stock options.

(10)
This amount includes 1,485 shares which may be acquired within 60 days by exercising stock options by all directors and executive officers and 407,376 restricted stock units that have vested or will best before August 26, 2023 and will be payable in shares of common stock when the directors leave the Rite Aid Board of Directors.

(11)
This information is as of December 31, 2022 and based solely on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 1, 2023.

RITE AID CORPORATION   2023 Proxy Statement | 79

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
WHEN	VIRTUAL MEETING	RECORD DATE
August 18, 2023 11:30 a.m., Eastern Daylight Time	www.virtualshareholdermeeting.com/RAD2023	Close of business on June 27, 2023
QUESTIONS AND ANSWERS
Why did I receive a “Notice of Internet Availability of Proxy Materials” but no proxy materials?
We distribute our proxy materials to stockholders via the Internet under the “Notice and Access” approach permitted by the rules of the U.S. Securities and Exchange Commission (the “SEC”). This approach expedites stockholders’ receipt of proxy materials while conserving natural resources and reducing our distribution costs. On or about June 29, 2023, we mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy materials on the Internet to participating stockholders.
Who may attend the Annual Meeting?
This year’s Annual Meeting will be held “virtually” through a live audio webcast on Friday, August 18, 2023, at 11:30 a.m., Eastern Daylight Time. There will be no physical meeting location. The meeting will only be conducted via an audio webcast. We have designed the format of the virtual Annual Meeting to ensure that stockholders who attend the meeting will be afforded comparable rights and opportunities to participate as they would at an in-person meeting.
All stockholders are invited to attend the virtual Annual Meeting. Persons who are not stockholders may attend only if invited by the Board of Directors. If you are the beneficial owner of shares held in the name of your broker, bank, or other nominee and do not have a control number, please contact your broker, bank, or other nominee as soon as possible and no later than August 11, 2023, so that you can be provided with a control number.
How can I attend the Annual Meeting?
This year’s Annual Meeting will be held virtually through a live audio webcast on Friday, August 18, 2023, at 11:30 a.m., Eastern Daylight Time. There will be no physical meeting location.
Online access to the audio webcast of the Annual Meeting will open approximately 15 minutes prior to the start of the meeting to allow time for you to log in and test the computer audio system. We encourage our stockholders to access the meeting prior to the start time.
To attend the virtual Annual Meeting, log in at www.virtualshareholdermeeting.com/RAD2023. Stockholders will need their unique control number which appears on the Notice of Internet Availability of Proxy Materials or, if you received a paper copy of the proxy materials, the proxy card (printed in the box and marked by the arrow) or the instructions that accompanied the proxy materials. In the event that you do not have a control number, please contact your broker, bank, or other nominee as soon as possible and no later than August 11, 2023, so that you can be provided with a control number and gain access to the meeting.

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INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Who is entitled to vote at the Annual Meeting?
Holders of Rite Aid common stock as of the close of business on the record date, June 27, 2023, will receive notice of, and be eligible to vote at, the Annual Meeting and any adjournment or postponement of the Annual Meeting. At the close of business on the record date, Rite Aid had outstanding and entitled to vote 56,709,091 shares of common stock. No other shares of Rite Aid capital stock are entitled to notice of and to vote at the Annual Meeting.
How can I vote during the Annual Meeting?
To log in to the Annual Meeting and to cast your vote electronically during the meeting, you will need the unique control number which appears on the Notice of Internet Availability of Proxy Materials or, if you received a paper copy of the proxy materials, the proxy card (printed in the box and marked by the arrow) or the instructions that accompanied the proxy materials. In the event that you are the beneficial owner of shares held in the name of your broker, bank, or other nominee and do not have a control number, please contact your broker, bank, or other nominee as soon as possible and no later than August 11, 2023, so that you can be provided with a control number.
How can I submit a question at the Annual Meeting?
Stockholders may submit questions in writing during the Annual Meeting on www.virtualshareholdermeeting.com/RAD2023. Stockholders will need their unique control number which appears on their Notice of Internet Availability of Proxy Materials or, if you received a paper copy of the proxy materials, the proxy card (printed in the box and marked by the arrow) or the instructions that accompanied the proxy materials.
As part of the Annual Meeting, we intend to answer questions that are submitted during the meeting in accordance with the annual meeting procedures and are pertinent to the Company and the meeting matters, as time permits. Questions and answers may be grouped by topic and substantially similar questions may be grouped and answered as one. Questions and answers to any pertinent questions not addressed during the Annual Meeting will be published following the Annual Meeting on our website at https://investors.riteaid.com.
What if I need technical assistance?
Beginning 15 minutes prior to the start of and during the virtual Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, you should call our support team at the phone number listed on the login page located at www.virtualshareholdermeeting.com/RAD2023.
Will a replay of the Annual Meeting be available?
A replay of the Annual Meeting will be made publicly available 24 hours after the meeting at www.virtualshareholdermeeting.com/RAD2023 and will be available for one year following the Annual Meeting.

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INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
What matters will be voted on at the Annual Meeting, and how does the Board recommend that I vote?
There are seven proposals that are scheduled to be considered and voted on at the Annual Meeting:
Proposal		Board Recommendation	For More Information
1	Election of six directors to hold office until the 2024 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified	FOR all of the Board’s nominees	Page 9
2	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm	FOR	Page 27
3	Advisory vote to approve the compensation of our named executive officers	FOR	Page 29
4	Advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers	FOR	Page 30
5	Approval of the amendments to the Rite Aid Corporation Amended and Restated Certificate of Incorporation to eliminate supermajority voting provisions	FOR	Page 73
6	Consider and vote on a stockholder proposal, if properly presented at the Annual Meeting	AGAINST	Page 74
7	Consider and vote on a stockholder proposal, if properly presented at the Annual Meeting	AGAINST	Page 76
Stockholders also will be asked to consider and vote at the Annual Meeting on any other matter that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
At this time, the Board of Directors is otherwise unaware of any matters, other than those set forth above and the possible submission of the Krol Proposal, as described in the section entitled “Other Matters,” that may properly come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Annual Meeting or any adjournment or postponement of the Annual Meeting, will be deemed authorized to vote or otherwise act on such matters in accordance with their judgment.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Services, you are the “stockholder of record” with respect to those shares.
If your shares are held in a stock brokerage account or by a bank or other nominee, those shares are held in “street name” and you are considered the “beneficial owner” of the shares. As the beneficial owner of those shares, you have the right to direct your broker, bank, or nominee how to vote your shares, and you will receive separate instructions from your broker, bank, or other holder of record describing how to vote your shares.
How can I vote my shares before the Annual Meeting?
If you hold your shares in your own name, you may submit a proxy by telephone, via the Internet, by tablet or smartphone by scanning the QR code, or by mail.

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INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Have your proxy card in hand, with your individual control number, and follow the instructions.
PHONE	INTERNET	MOBILE DEVICE	MAIL
Call 1-800-690-6903 (toll-free), 24/7	Visit www.proxyvote.com, 24/7	Scan the QR code	Mark, sign and date your proxy card and return it in the postage-paid envelope

•
SUBMITTING A PROXY BY TELEPHONE. You can submit a proxy for your shares by telephone until 11:59 p.m. Eastern Daylight Time on August 17, 2023, by calling the toll-free telephone number on the enclosed proxy card, 1-800-690-6903. Telephone proxy submission is available 24 hours a day. Easy-to-follow voice prompts allow you to submit a proxy for your shares and confirm that your instructions have been properly recorded. Our telephone proxy submission procedures are designed to authenticate stockholders’ identities by using individual control numbers.

•
SUBMITTING A PROXY VIA THE INTERNET. You can submit a proxy for your shares via the Internet until 11:59 p.m. Eastern Daylight Time on August 17, 2023, by accessing the website listed on the enclosed proxy card, www.proxyvote.com, and following the instructions you will find on the website. Internet proxy submission is available 24 hours a day. As with telephone proxy submission, you will be given the opportunity to confirm that your instructions have been properly recorded.

•
SUBMITTING A PROXY BY TABLET OR SMARTPHONE. You can submit a proxy for your shares online with your tablet or smartphone until 11:59 p.m. Eastern Daylight Time on August 17, 2023 by scanning the QR code above and following the instructions. Proxy submission via the QR code is available 24 hours a day. As with telephone and internet proxy submission, you will be given the opportunity to confirm that your instructions have been properly recorded.

•
SUBMITTING A PROXY BY MAIL. If you choose to submit a proxy for your shares by mail, simply mark the enclosed proxy card (if you received a paper copy of this Proxy Statement), date and sign it, and return it in the postage paid envelope provided.

By casting your vote in any of the ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions. You may also attend and vote at the virtual Annual Meeting.
If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. The availability of telephonic or Internet voting will depend on the bank’s, broker’s, or other nominee’s voting process. Please check with your bank, broker, or other nominee and follow the voting procedures your bank, broker, or other nominee provides to vote your shares. The 16-digit control number that grants access to the virtual meeting will also empower you to vote at the virtual meeting. In the event that you are the beneficial owner of shares held in the name of your broker, bank or other nominee and do not have a control number, please contact your broker, bank, or other nominee as soon as possible and no later than August 11, 2023, so that you can be provided with a control number.
If I am the beneficial owner of shares held in “street name” by my broker, will my broker automatically vote my shares for me?
New York Stock Exchange (“NYSE”) rules applicable to brokers grant your broker discretionary authority to vote your shares without receiving your instructions on certain matters. Your broker has discretionary voting authority under NYSE rules to vote your shares on the ratification of Deloitte & Touche LLP as our independent registered public accounting firm. However, unless you provide voting instructions to your broker, your broker does not have discretionary authority to vote on the election of directors, the advisory vote on the compensation of our named executive officers, the advisory vote on the frequency of future advisory votes on the compensation of our named executive officers, the approval of the amendments to the Rite Aid Corporation Amended and Restated Certificate of Incorporation to eliminate supermajority voting provisions, or the two stockholder proposals, if properly presented at the Annual Meeting. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

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INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Is there a list of registered stockholders entitled to vote at the Annual Meeting?
The names of registered stockholders entitled to vote at the Annual Meeting will be available for 10 days prior to the Annual Meeting for any purpose germane to the Annual Meeting, during normal business hours, at Rite Aid Collaboration Center, 1200 Intrepid Avenue, 2nd Floor, Philadelphia, PA 19112, by contacting our Corporate Secretary at PO Box 3165 Harrisburg, PA 17105. Registered stockholders must make an appointment.
How will my shares be voted if I give my proxy but do not specify how my shares should be voted?
If you provide specific voting instructions, your shares will be voted at the Annual Meeting in accordance with your instructions. If you hold shares in your name and sign and return a proxy card without giving specific voting instructions, your shares will be voted:
Proposal		Your Shares Will Be Voted
1	On the election of directors	FOR all of the Board’s nominees
2	On ratification of our independent registered public accounting firm	FOR
3	On the advisory vote to approve the compensation of our named executive officers	FOR
4	On the advisory vote on the frequency of future advisory votes on the compensation of our named executive officers	ONE YEAR
5	On approval of the amendments to the Rite Aid Corporation Amended and Restated Certificate of Incorporation to eliminate supermajority voting provisions	FOR
6	On the stockholder proposal to require an annual advisory vote on the compensation of Rite Aid’s directors, if properly presented at the Annual Meeting	AGAINST
7	On the stockholder proposal to adopt an executive compensation adjustment policy, if properly presented at the Annual Meeting	AGAINST
What is an “abstention” and how would it affect the vote?
An “abstention” occurs when a stockholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Abstentions are counted as present for purposes of determining a quorum. An abstention with respect to the election of directors is neither a vote cast “for” a nominee nor a vote cast “against” the nominee and, therefore, will have no effect on the outcome of the vote. Abstentions with respect to the ratification of Deloitte & Touche LLP as our independent registered public accounting firm, the advisory vote on the compensation of our named executive officers, the approval of the amendments to the Rite Aid Corporation Amended and Restated Certificate of Incorporation to eliminate supermajority voting provisions, and the two stockholder proposals, if properly presented at the Annual Meeting, will have the same effect as voting “against” the proposal. An abstention will have no effect on the outcome of the advisory vote on the frequency of future advisory votes on the compensation of our named executive officers.
What is a broker “non-vote” and how would it affect the vote?
A broker non-vote occurs when a broker or other nominee who holds shares for the beneficial owner is unable to vote those shares for the beneficial owner because the broker or other nominee does not have discretionary

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INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
voting power for the proposal and has not received voting instructions from the beneficial owner of the shares. Brokers will have discretionary voting power to vote shares for which no voting instructions have been provided by the beneficial owner only with respect to the ratification of Deloitte & Touche LLP as our independent registered public accounting firm. Brokers will not have such discretionary voting power to vote shares with respect to the election of directors, the advisory vote on the compensation of our named executive officers, the advisory vote on the frequency of future advisory votes on the compensation of our named executive officers, the approval of the amendments to the Rite Aid Corporation Amended and Restated Certificate of Incorporation to eliminate supermajority voting provisions or the two stockholder proposals, if properly presented at the Annual Meeting. Shares that are the subject of a broker non-vote are included for quorum purposes. A broker non-vote with respect to each of Proposals 1-4 and 6-7 will not be counted as a vote cast and will not be counted as a vote represented at the meeting and entitled to vote and, consequently, will have no effect on the outcome of the vote. A broker non-vote with respect to Proposal 5 will have the same effect as a vote “against” such proposal. Accordingly, it is particularly important that beneficial owners of Rite Aid shares instruct their brokers how to vote their shares.
What are the quorum and voting requirements for the proposals?
In deciding the proposals that are scheduled for a vote at the Annual Meeting, each holder of common stock as of the record date is entitled to one vote per share of common stock. In order to take action on the proposals, a quorum, consisting of the holders of 28,354,546 shares (a majority of the aggregate number of shares of Rite Aid common stock) issued and outstanding and entitled to vote as of the record date for the Annual Meeting, must be present in person or by proxy. This is referred to as a “quorum.” In accordance with Delaware law and our By-Laws, stockholders and proxy holders attending the virtual annual meeting will be deemed present “in person.” Proxies marked “Abstain” and broker non-votes will be treated as shares that are present for purposes of determining the presence of a quorum.
•
PROPOSAL NO. 1—ELECTION OF DIRECTORS

The affirmative vote of a majority of the total number of votes cast is required for the election of each director nominee named in Proposal No. 1. This means that the votes cast “for” that nominee must exceed the votes cast “against” that nominee. Any shares not voted (whether by abstention, broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the outcome of the vote.
•
PROPOSAL NO. 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The affirmative vote of a majority of the shares represented at the meeting and entitled to vote thereon is required for the ratification of Deloitte & Touche LLP as our independent registered public accounting firm in Proposal No. 2. Any shares represented at the meeting and entitled to vote on the matter and not voted (whether by abstention or otherwise) will have the same effect as a vote “against” the proposal.
•
PROPOSAL NO. 3—ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

The affirmative vote of a majority of the shares represented at the meeting and entitled to vote thereon is required for the approval of the advisory vote on the compensation of our named executive officers in Proposal No. 3. Any shares represented at the meeting and entitled to vote on the matter and not voted (whether by abstention or otherwise) will have the same effect as a vote “against” the proposal. Any broker non-votes with respect to the advisory vote on the compensation of our named executive officers will not be counted as shares represented at the meeting and entitled to vote and, consequently, will have no effect on the outcome of the vote.
•
PROPOSAL NO. 4—ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

The frequency (every one, two or three years) receiving the greatest number of votes, even if not a majority, will be considered the preference of our stockholders. Abstentions and broker non-votes are not counted for the advisory vote on the frequency of future advisory votes on the compensation of our named executive officers and, therefore, will have no effect on the outcome of the proposal.

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INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
•
PROPOSAL NO. 5—APPROVAL OF THE AMENDMENTS TO THE RITE AID CORPORATION AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING PROVISIONS

The affirmative vote of a majority of the outstanding shares of Rite Aid is required for the approval of the amendments to the Rite Aid Corporation Amended and Restated Certificate of Incorporation to eliminate supermajority voting provisions in Proposal No. 5. Any shares represented at the meeting and entitled to vote on the matter and not voted (whether by abstention or otherwise) will have the same effect as a vote “against” the proposal. Any broker non-votes with respect to the approval of the proposal to eliminate supermajority voting provisions will have the same effect as a vote “against” the proposal.
•
PROPOSAL NO. 6—STOCKHOLDER PROPOSAL TO REQUIRE AN ANNUAL ADVISORY VOTE ON THE COMPENSATION OF RITE AID’S DIRECTORS

The affirmative vote of a majority of the shares represented at the meeting and entitled to vote thereon is required for the approval of the stockholder proposal in Proposal No. 6. Any shares represented at the meeting and entitled to vote on the matter and not voted (whether by abstention or otherwise) will have the same effect as a vote “against” the proposal. Any broker non-votes with respect to the approval of the stockholder proposal will not be counted as shares represented at the meeting and entitled to vote and, consequently, will have no effect on the outcome of the vote.
•
PROPOSAL NO. 7—STOCKHOLDER PROPOSAL TO ADOPT AN EXECUTIVE COMPENSATION ADJUSTMENT POLICY

The affirmative vote of a majority of the shares represented at the meeting and entitled to vote thereon is required for the approval of the stockholder proposal in Proposal No. 7. Any shares represented at the meeting and entitled to vote on the matter and not voted (whether by abstention or otherwise) will have the same effect as a vote “against” the proposal. Any broker non-votes with respect to the approval of the stockholder proposal will not be counted as shares represented at the meeting and entitled to vote and, consequently, will have no effect on the outcome of the vote.
What happens if a quorum is not present at the Annual Meeting?
If the shares present in person or represented by proxy at the virtual Annual Meeting are not sufficient to constitute a quorum, the stockholders by a vote of the holders of a majority of votes present in person or represented by proxy (which may be voted by the proxyholders) may, without further notice to any stockholder (unless a new record date is set), adjourn the meeting to a different time and place to permit further solicitations of proxies sufficient to constitute a quorum.
Who will count the votes?
Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.
How can I change my vote?
You may revoke your proxy at any time before it is exercised by:
•
Delivering to the Secretary a written notice of revocation, dated later than the proxy, before the vote is taken at the Annual Meeting;

•
Delivering to the Secretary an executed proxy bearing a later date, before the vote is taken at the Annual Meeting;

•
Submitting a proxy on a later date by telephone, via the Internet or by tablet or smartphone by scanning the QR code (only your last such proxy will be counted), before 11:59 p.m. Eastern Daylight Time on August 17, 2023; or

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INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
•
Attending the virtual Annual Meeting and voting (your attendance at the Annual Meeting, in and of itself, will not revoke the proxy).

Any written notice of revocation, or later dated proxy, should be delivered to:	Rite Aid Corporation Attention: Corporate Secretary PO Box 3165 Harrisburg, PA 17105
If your shares of Rite Aid common stock are held by a bank, broker, or other nominee, you must follow the instructions provided by the bank, broker or other nominee if you wish to change your vote.
Who will conduct the proxy solicitation and how much will it cost?
We are soliciting proxies from stockholders on behalf of our Board and will pay for all costs incurred by it in connection with the solicitation. In addition to solicitation by mail, the directors, officers and associates of Rite Aid and its subsidiaries may solicit proxies from stockholders of Rite Aid in person or by telephone, facsimile, or email without additional compensation other than reimbursement for their actual expenses.
We have retained Morrow Sodali, LLC, a proxy solicitation firm, to assist us in the solicitation of proxies for the Annual Meeting. Rite Aid will pay Morrow Sodali a fee of approximately $20,000, plus reasonable out-of-pocket expenses.
Arrangements also will be made with brokerage firms and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we will reimburse such custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses in connection with the forwarding of solicitation materials to the beneficial owners of our stock.
If you have any questions about voting your shares or attending the Annual Meeting, please call our Investor Relations Department:	(717) 975-3710
IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy proxy material delivery requirements with respect to two or more stockholders sharing the same address by delivering a single copy of the proxy materials addressed to those stockholders. This process, which is referred to as “householding,” potentially provides extra convenience for stockholders and reduces printing and postage costs for companies. Rite Aid and some brokers utilize the householding process for proxy materials. In accordance with a notice sent to certain stockholders who share a single address, only one copy of the proxy materials is being sent to that address, unless we received contrary instructions from any stockholder at that address. Householding will continue until you are notified otherwise or until one or more stockholders at your address revokes consent. If you revoke consent, you will be removed from the householding program within 30 days of receipt of the revocation. If you hold your Rite Aid stock in “street name,” additional information regarding householding of proxy materials should be forwarded to you by your broker.

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INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
However, if you wish to receive a separate copy of the proxy materials, we will promptly deliver one to you upon request.
You can notify us by sending a written request to:	Rite Aid Corporation Attention: Corporate Secretary PO Box 3165 Harrisburg, PA 17105

Or by calling the Corporate Secretary at:	(717) 761-2633
In addition, if you would like to receive separate proxy statements and annual reports of Rite Aid in the future, or if you are receiving multiple copies of annual reports and proxy statements at an address shared with another stockholder and would like to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares.

88 | RITE AID CORPORATION   2023 Proxy Statement

OTHER INFORMATION
STOCKHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING
Any stockholder desiring to present a proposal for inclusion in Rite Aid’s proxy statement for the 2024 Annual Meeting of Stockholders must deliver the proposal to the Secretary at the address below not later than March 1, 2024. However, if the date of our 2024 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then Rite Aid will disclose the new deadline in a document filed with the SEC. Only those proposals that comply with the requirements of Rule 14a-8 under the Exchange Act will be included in Rite Aid’s proxy statement for the 2024 Annual Meeting. In order for proposals of stockholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Secretary at the address below by May 20, 2024 (subject to the discussion below).
Stockholders may present proposals that are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the stockholder must comply with the procedures specified in Rite Aid’s By-Laws. The By-Laws, which are available upon request from the Secretary, require all stockholders who intend to make proposals at an annual meeting of stockholders to submit their proposals to the Secretary not fewer than 90 and not more than 120 days before the anniversary date of the previous year’s annual meeting of stockholders. The By-Laws also provide that nominations for director may only be made by the Board of Directors (or an authorized Board committee) or, unless made under the proxy access provisions of the By-Laws described below, by a stockholder of record entitled to vote who sends notice to the Secretary not fewer than 90 nor more than 120 days before the anniversary date of the previous year’s annual meeting of stockholders. Any such nomination by a stockholder must comply with the procedures specified in Rite Aid’s By-Laws. To be eligible for consideration at the 2024 Annual Meeting, proposals which have not been submitted by the deadline for inclusion in the proxy statement and any nominations for director other than those under the proxy access provisions of the By-Laws must be received by the Secretary between April 20, 2024 and May 20, 2024. This advance notice period is intended to allow all stockholders an opportunity to consider all business and nominees expected to be considered at the meeting. However, if the Company holds its annual meeting on a date that is not within 25 days before or after the anniversary date of the previous year’s annual meeting of stockholders, the Company must receive the notice no later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.
In addition, Rite Aid’s By-Laws provide that, under certain circumstances, a stockholder or group of stockholders may include director candidates that they have nominated in our annual meeting proxy materials. The proxy access provisions of the By-Laws provide, among other things, that a stockholder or group of up to 20 stockholders seeking to include director candidates in our annual meeting proxy materials must own 3% or more of Rite Aid’s outstanding common stock continuously for at least the previous three years. The number of stockholder-nominated candidates appearing in any annual meeting proxy statement cannot exceed 20% of the number of directors then serving on the Board. If the 20% calculation does not result in a whole number, the maximum number of stockholder nominees included in our proxy statement would be the closest whole number below 20%. If the number of stockholder-nominated candidates exceeds 20%, each nominating stockholder or group of stockholders may select one nominee for inclusion in our proxy materials until the maximum number is reached. The order of selection would be determined by the amount (largest to smallest) of shares of Rite Aid common stock held by each nominating stockholder or group of stockholders. The nominating stockholder or group of stockholders also must deliver the information required by Rite Aid’s By-Laws and comply with the procedures specified therein, and each nominee must meet the qualifications required by the By-Laws. Requests to include stockholder-nominated candidates in our proxy materials for the 2024 Annual Meeting must be received by the Secretary no earlier than January 31, 2024 and no later than March 1, 2024. However, if the Company holds its annual meeting on a date that is more than 30 days before or more than 60 days after the anniversary date of the previous year’s annual meeting of stockholders, the Company must receive the request not more than 165 days prior to the date of the annual meeting and not later than the close of business on the later of

RITE AID CORPORATION   2023 Proxy Statement | 89

OTHER INFORMATION
(x) the 135th day prior to the date of the annual meeting or (y) the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first.
All submissions to the Secretary should be made to:	Rite Aid Corporation Attention: Corporate Secretary PO Box 3165 Harrisburg, PA 17105
INCORPORATION BY REFERENCE
In accordance with SEC rules, notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate this proxy statement or future filings made by Rite Aid under those statutes, the information included under the caption “Compensation Committee Report” and those portions of the information included under the caption “Audit Committee Report” required by the SEC’s rules to be included therein, shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by Rite Aid under those statutes, except to the extent we specifically incorporate these items by reference.
The Proxy Statement includes website addresses and references to additional materials found on those websites. These websites and materials are not incorporated by reference into, and do not form a part of, this Proxy Statement.

90 | RITE AID CORPORATION   2023 Proxy Statement

OTHER INFORMATION
OTHER MATTERS
The Board of Directors knows of no other matters that have been submitted for consideration at the Annual Meeting other than those referred to in this proxy statement and the possible submission of the Krol Proposal, as discussed below, which is not included in this proxy statement but may be presented by Steven Krol at the Annual Meeting. If the Krol Proposal is presented at the Annual Meeting, the persons named in the proxy (the “proxy holders”) will have discretionary authority pursuant to Rule 14a-4(c) under the Exchange Act with respect to the Krol Proposal and intend to exercise such discretion to vote “AGAINST” the proposal. If any other matters come before stockholders at the Annual Meeting, the proxy holders intend to vote the shares they represent in accordance with their best judgment.
Steven Krol has advised the Company that he plans to present a proposal (the “Krol Proposal”) at the Annual Meeting. The proposal requests that the Board of Directors take the steps necessary to amend the Company’s governance documents to give stockholders of record and beneficial stockholders an equal right to call for a special meeting of stockholders so long as they hold at least 10% of the Company’s stock. The Krol Proposal was not submitted under Rule 14a-8 of the Exchange Act, and Mr. Krol did not seek to have the Krol Proposal included in this proxy statement. If presented at the Annual Meeting, the adoption of the Krol Proposal would require the approval of the affirmative vote of a majority of the outstanding shares represented of Rite Aid entitled to vote thereon.
ANNUAL REPORT
We have either mailed to you with this proxy statement a copy of Rite Aid’s Annual Report on Form 10-K for fiscal year 2023 or sent you a Notice of Internet Availability of Proxy Materials with the web address for accessing Rite Aid’s Annual Report on Form 10-K for fiscal year 2023 online. Copies of these materials are also available online through the SEC at www.sec.gov.
HELP SUPPORT OUR SUSTAINABILITY EFFORTS—CHOOSE ELECTRONIC DELIVERY

We encourage our stockholders to elect to receive future proxy and annual report materials electronically by e-mail to help support our sustainability efforts. There is no charge for requesting a copy. You will need your 16-digit control number included on your proxy card or the instructions that accompanied your proxy materials.

Voting by Registered Holders
By Internet	www.proxyvote.com
By Phone	1-800-690-6903
By Email	sendmaterial@proxyvote.com Send a blank e-mail with your 16-digit control number in the subject line
Voting by Beneficial Owners
Contact your bank, broker, or other nominee

A copy of our Annual Report on Form 10-K, including the financial statements included therein, is also available without charge by visiting the Company’s website or upon written request to:	Rite Aid Corporation Attention: Corporate Secretary PO Box 3165 Harrisburg, PA 17105

RITE AID CORPORATION   2023 Proxy Statement | 91

OTHER INFORMATION
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
These proxy materials, as well as our other public filings or public statements, include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” and similar expressions and include references to assumptions and relate to our future prospects, developments, and business strategies.
Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:
•
the impact of widespread health developments, such as the global coronavirus (“COVID-19”) pandemic, the changing consumer behavior and preferences (including preferred shopping locations, vaccine hesitancy and the emergence of new variants), and the impact of those factors on the broader economy, financial and labor markets, wages, availability and access to credit and capital, our front-end and pharmacy operations and services, supply chain challenges including shipping delays, container and trucker shortages, port congestion and other logistics problems, our associates and executive and administrative personnel, our third-party service providers (including suppliers, vendors and business partners), and customers. In addition, continued shortages of pharmacists, pharmacy technicians and other employee turnover in the markets in which we operate, may inhibit our ability to maintain store hours at preferred levels. Any of these developments could result in a material adverse effect on our business, financial conditions and results of operations;

•
our ability to successfully implement our strategy, attract and retain a sufficient number of our target consumers, integrate operations such as Elixir, our pharmacy benefit management (“PBM”) operations, and any acquisitions, implement and integrate information technology and digital services, obtain permits required for store remodels, and improve the operating performance of our stores and PBM operations;

•
our high level of indebtedness, the ability to refinance such indebtedness on acceptable terms (including the impact of rising interest rates, market volatility, and continuing actions by the United States Federal Reserve), and our ability to satisfy our obligations and the other covenants contained in our credit and debt agreements;

•
the nature, cost, impact and outcome of pending and future litigation, other legal or regulatory proceedings, or governmental investigations and actions, including those related to opioids, “usual and customary” pricing, government payer programs, business practices, or other matters;

•
general competitive, economic, industry, market, political (including healthcare reform) and regulatory conditions, including continued impacts of inflation or other pricing environment factors on our costs, liquidity and our ability to pass on price increases to our customers, including as a result of inflationary and deflationary pressures, a decline in consumer spending or deterioration in consumer financial position, whether due to inflation or other factors, as well as other factors specific to the markets in which we operate;

•
the severity and resulting impact of the cough, cold and flu season;

•
the impact on retail pharmacy business as PBM payors seek to reduce payments to retail pharmacies and incent or mandate movement away from retail pharmacies to PBM mail order pharmacies;

•
our ability to achieve the benefits of our efforts to reduce the purchasing cost of our generic drugs;

•
the risk that changes in federal or state laws or regulations, including to those relating to labor or wages, the Health Care Education Affordability Reconciliation Act, the repeal of all or part of the Patient Protection and the Affordable Care Act (or “ACA”), and decisions of agencies and courts including the United States Supreme Court regarding those and other matters relevant to Rite Aid Corporation or its operations, and any regulations enacted thereunder may occur;

•
the impact of the loss of one or more major third-party payor contracts and the risk that providers and state contract changes may occur;

•
the risk that we may need to take further impairment charges if our future results do not meet our expectations;

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OTHER INFORMATION
•
our ability to sell our Centers of Medicare and Medicaid Services (“CMS”) receivables, in whole or in part, and on reasonably available terms, which could negatively impact our liquidity and leverage ratio if we do not consummate a sale;

•
our ability to grow prescription count, realize front-end sales growth, and improve and grow the operations of our PBM;

•
our ability to achieve cost savings and the other benefits of our organizational restructuring within our anticipated timeframe, if at all;

•
decisions to close additional stores and distribution centers or undertake additional refinancing activities, which could result in further charges;

•
our ability to manage expenses, our liquidity and our investments in working capital;

•
the continued impact of gross margin pressure in the PBM industry due to continued consolidation and client demand for lower prices while providing enhanced service offerings;

•
risks related to breaches of our (or our vendors’) information or payment systems or unauthorized access to confidential or personal information of our associates or customers;

•
our ability to maintain our current pharmacy services business and obtain new pharmacy services business and clients, including maintaining renewals of expiring contracts, avoiding contract termination rights that may permit certain of our clients to terminate their contracts prior to their expiration, early price renegotiations prior to contract expirations, the risk that we cannot meet client guarantees and the impact of pricing decisions on our ability to retain our customer base;

•
our chief executive officer search process, and our ability to manage the transition to a new chief executive officer and other management;

•
our ability to manage our Medicare Part D plan medical loss ratio (“MLR”) and meet the financial obligations of the plan;

•
the risk that we could experience deterioration in our current Star rating with the CMS or incur CMS penalties and/or sanctions;

•
our ability to achieve the benefits of our efforts of our performance acceleration program;

•
the expiration or termination of our Medicare or Medicaid managed care contracts by federal or state governments;

•
changes in future exchange or interest rates or credit ratings, changes in tax laws, regulations, rates and policies; and

•
other risks and uncertainties described from time to time in our filings with the U.S. Securities and Exchange Commission (the “SEC”).

We undertake no obligation to update or revise the forward-looking statements included in these proxy materials, whether as a result of new information, future events or otherwise, after the date of these proxy materials. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences are discussed in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Continuing Operations—Overview and Factors Affecting Our Future Prospects” included in our Annual Report on Form 10-K for fiscal year 2023. Additionally, the continued impact of COVID-19 could heighten many of the risk factors described herein.

RITE AID CORPORATION   2023 Proxy Statement | 93

APPENDIX A—NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA, ADJUSTED NET INCOME (LOSS), ADJUSTED NET INCOME (LOSS) PER DILUTED SHARE AND OTHER NON-GAAP MEASURES
In addition to net income (loss) determined in accordance with GAAP, we use certain non-GAAP measures, such as “Adjusted EBITDA,” in assessing our operating performance. We believe the non-GAAP measures serve as an appropriate measure in evaluating the performance of our business. We define Adjusted EBITDA as net income (loss) excluding the impact of income taxes, interest expense, depreciation and amortization, LIFO adjustments (which removes the entire impact of LIFO, and effectively reflects the results as if we were on a FIFO inventory basis), charges or credits for facility exit and impairment, goodwill and intangible asset impairment charges, inventory write-downs related to store closings, gains or losses on debt modifications and retirements, and other items (including stock-based compensation expense, merger and acquisition-related costs, non-recurring litigation and other contractual settlements, severance, restructuring-related costs, costs related to facility closures, gain or loss on sale of assets, the gain or loss on Bartell acquisition, and the change in estimate related to manufacturer rebate receivables). We reference this particular non-GAAP financial measure frequently in our decision-making because it provides supplemental information that facilitates internal comparisons to the historical periods and external comparisons to competitors. In addition, incentive compensation is primarily based on Adjusted EBITDA and we base certain of our forward-looking estimates on Adjusted EBITDA to facilitate quantification of planned business activities and enhance subsequent follow-up with comparisons of actual to planned Adjusted EBITDA.
We present these non-GAAP financial measures in order to provide transparency to our investors because they are measures that management uses to assess both management performance and the financial performance of our operations and to allocate resources. In addition, management believes that these measures may assist investors with understanding and evaluating our initiatives to drive improved financial performance and enables investors to supplementally compare our operating performance with the operating performance of our competitors including with those of our competitors having different capital structures. While we have excluded certain of these items from historical non-GAAP financial measures, there is no guarantee that the items excluded from non-GAAP financial measures will not continue into future periods. For instance, we expect to continue to experience charges for facility exit and impairment charges and inventory write-downs related to store closures as we continue to complete a multi-year strategic initiative designed to improve overall performance. We also expect to continue to experience and report restructuring-related charges associated with continued execution of our strategic initiatives.
Adjusted EBITDA, Adjusted Net Income (Loss), Adjusted Net Income (Loss) per Diluted Share or other non-GAAP measures should not be considered in isolation from, and are not intended to represent an alternative measure of, operating results or of cash flows from operating activities, as determined in accordance with GAAP. Our definition of these non-GAAP measures may not be comparable to similarly titled measurements reported by other companies, including companies in our industry.
The following is a reconciliation of our net loss to Adjusted EBITDA for fiscal 2023, 2022 and 2021:
	March 4, 2023 (53 weeks)	February 26, 2022 (52 weeks)	February 27, 2021 (52 weeks)
	(Dollars in thousands)
Net loss from continuing operations	$(749,936)	$(538,478)	$(100,070)
Interest expense	224,399	191,601	201,388
Income tax benefit	(6,467)	(3,780)	(20,157)
Depreciation and amortization	276,583	295,686	327,124
LIFO charge (credit)	53,028	1,314	(51,692)
Facility exit and impairment charges	211,385	180,190	58,403
Goodwill and intangible asset impairment charges	371,200	229,000	29,852
Loss (gain) on debt modifications and retirements, net	(80,142)	3,235	(5,274)
Merger and Acquisition-related costs	—	12,797	10,549

RITE AID CORPORATION   2023 Proxy Statement | A-1

APPENDIX A
	March 4, 2023(53 weeks)	February 26, 2022(52 weeks)	February 27, 2021(52 weeks)
	(Dollars in thousands)
Stock-based compensation expense	11,537	13,050	13,003
Restructuring-related costs	108,626	35,121	84,552
Inventory write-downs related to store closings	14,270	5,298	3,709
Litigation and other contractual settlements	53,882	50,212	—
Loss (gain) on sale of assets, net	(68,586)	5,505	(69,300)
Loss (gain) on Bartell acquisition	—	5,346	(47,705)
Change in estimate related to manufacturer rebate receivables	—	15,068	—
Other	9,401	4,740	3,283
Adjusted EBITDA	$429,180	$505,905	$437,665
The following is a reconciliation of our net loss to Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share for fiscal 2023, 2022 and 2021. Adjusted Net Income (Loss) is defined as net income (loss) excluding the impact of amortization expense, merger and acquisition-related costs, non-recurring litigation and other contractual settlements, gains or losses on debt modifications and retirements, LIFO adjustments (which removes the entire impact of LIFO, and effectively reflects the results as if we were on a FIFO inventory basis), goodwill and intangible asset impairment charges, restructuring-related costs, the gain or loss on Bartell acquisition, and the change in estimate related to manufacturer rebate receivables. We calculate Adjusted Net Income (Loss) per Diluted Share using our above-referenced definition of Adjusted Net Income (Loss). We believe Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share are useful indicators of our operating performance over multiple periods. Adjusted Net Income (Loss) per Diluted Share is calculated using our above referenced definition of Adjusted Net Income (Loss).
	March 4, 2023 (53 weeks)	February 26, 2022 (52 weeks)	February 27, 2021 (52 weeks)
	(Dollars in thousands)
Net loss	$(749,936)	$(538,478)	$(100,070)
Add back—Income tax benefit	(6,467)	(3,780)	(20,157)
Loss before income taxes	(756,403)	(542,258)	(120,227)
Adjustments:
Amortization expense	74,024	78,047	89,020
LIFO charge (credit)	53,028	1,314	(51,692)
Goodwill and intangible asset impairment charges	371,200	229,000	29,852
Loss (gain) on debt modifications and retirements, net	(80,142)	3,235	(5,274)
Merger and Acquisition-related costs	—	12,797	10,549
Restructuring-related costs	108,626	35,121	84,552
Loss (gain) on Bartell acquisition	—	5,346	(47,705)
Change in estimate related to manufacturer rebate receivables	—	15,068	—
Litigation and other contractual settlements	53,882	50,212	—
Adjusted loss before income taxes	(175,785)	(112,118)	(10,925)
Adjusted income tax benefit(1)	(1,494)	(782)	(1,832)
Adjusted net loss	(174,291)	(111,336)	(9,093)
Net loss per diluted share	$(13.71)	$(9.96)	$(1.87)
Adjusted net loss per diluted share	$(3.19)	$(2.06)	$(0.17)

(1)
The fiscal year 2023, 2022 and 2021 adjustments to the income tax provision include adjustments to the GAAP basis tax provision commensurate with non-GAAP adjustments and certain discrete tax items, when applicable, was used for the fifty-three weeks ended March 4, 2023 and the fifty two weeks ended February 26, 2022 and February 27, 2021, respectively.

A-2 | RITE AID CORPORATION   2023 Proxy Statement

APPENDIX A
In addition to Adjusted EBITDA, Adjusted Net (Loss) Income and Adjusted Net (Loss) Income per Diluted Share, we occasionally refer to several other Non-GAAP measures, on a less frequent basis, in order to describe certain components of our business and how we utilize them to describe our results. These measures include but are not limited to Adjusted EBITDA Gross Margin and Gross Profit (gross margin/gross profit excluding non-Adjusted EBITDA items), Adjusted EBITDA SG&A (SG&A expenses excluding non-Adjusted EBITDA items), FIFO Gross Margin and FIFO Gross Profit (gross margin/gross profit before LIFO charges), and Free Cash Flow (Adjusted EBITDA less cash paid for interest, rent on closed stores, capital expenditures, restructuring-related costs and the change in working capital).

RITE AID CORPORATION   2023 Proxy Statement | A-3

APPENDIX B—PROPOSED AMENDMENTS TO THE RITE AID CORPORATION AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING PROVISIONS
The proposed amendments, with deletions reflected by “strike-through” text and additions reflected by “underline” text, to Rite Aid’s Amended and Restated Certificate of Incorporation to eliminate the supermajority voting provisions described in Proposal 5 are as follows:
INTRODUCTORY PARAGRAPH OF PARAGRAPH B OF ARTICLE ELEVENTH
B.
Unless the conditions set forth in subparagraphs (1) or (2) of this paragraph B are satisfied, the affirmative vote of not less than ~~seventy-five percent (75%)~~ a majority of the outstanding shares of stock of the corporation entitled to vote in elections of directors, considered for the purposes of this Article ELEVENTH as one class, shall be required for the adoption or authorization of a Business Combination with any Related Person. Such affirmative vote shall be required notwithstanding the fact that no vote, or a lesser percentage, may be required by law or in any agreement with any national securities exchange or otherwise, but such vote shall not be applicable if:

PARAGRAPH D OF ARTICLE ELEVENTH
D.
Any corporation action which may be taken by the written consent of stockholders entitled to vote upon such action pursuant to Article SEVENTH Section 4 of this Certificate of Incorporation or pursuant to the General Corporation Law shall be only by the written consent of holders of not less than ~~seventy-five percent (75%)~~ a majority of the shares of stock of the corporation entitled to vote thereon, notwithstanding the fact that a lesser percentage may be required by law or otherwise.

PARAGRAPH E OF ARTICLE ELEVENTH
E.
Any corporate action which may be taken at a special meeting of stockholders called by the Board of Directors, a majority of which Board are not Continuing Directors, shall be only by the affirmative vote of the holders of not less than ~~seventy-five percent (75%)~~ a majority of the outstanding shares of stock of the corporation entitled to vote in elections of directors, considered for purposes of this Article ELEVENTH as one class, notwithstanding the fact that a lesser percentage may be required by law or otherwise.

PARAGRAPH G OF ARTICLE ELEVENTH
G.
No amendments to this Certificate of Incorporation of the corporation shall amend, alter, change or repeal any of the provisions of this Article ELEVENTH, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote of not less than ~~seventy-five percent (75%)~~ a majority of the shares of stock of the corporation entitled to vote in elections of directors, considered for the purposes of this Article ELEVENTH as one class~~; provided that this paragraph G shall not apply to, and such seventy-five percent (75%) vote shall not be required for, any amendment, alteration, change or repeal recommended to the stockholders by a majority of the Continuing Directors~~.

RITE AID CORPORATION   2023 Proxy Statement | B-1

RITE AID

Beauty
Spa
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Express Yourself
WELCOME TO THE NEW RITE AID
Whole health is a journey.
Let's take it together.

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Rite Aid Corporation | PO Box 3165, Harrisburg, Pennsylvania 17105 | www.riteaid.com

RITE AID CORPORATION
ATTN: BYRON PURCELL
P.O. BOX 3165
HARRISBURG, PA 17105

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RITE AID CORPORATION

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV18976-P96107RITE AID CORPORATIONATTN: BYRON PURCELLP.O. BOX 3165HARRISBURG, PA 17105RITE AID CORPORATIONPlease sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.For Against AbstainFor Against Abstain1. Election of DirectorsNominees:The Board of Directors unanimously recommends that you voteFOR the following:3. Approve, on an advisory basis, the compensation of our namedexecutive officers as presented in the proxy statement.4. Approve, on an advisory basis, the frequency of futureadvisory votes to approve the compensation of ournamed executive officers.5. Approve amendments to the Rite Aid Corporation Amended andRestated Certificate of Incorporation to eliminate supermajorityvoting provisions.2. Ratify the appointment of Deloitte & Touche LLP as our independentregistered public accounting firm.6. Consider a stockholder proposal, if properly presented at theAnnual Meeting, to require an annual advisory vote on thecompensation of Rite Aid’s directors.7. Consider a stockholder proposal, if properly presented at theAnnual Meeting, to adopt an executive compensation adjustmentpolicy.The Board of Directors unanimously recommends that you voteAGAINST Proposals 6 and 7.The Board of Directors unanimously recommends that you voteFOR Proposals 2 and 3.The Board of Directors unanimously recommends that you voteFOR Proposal 5.The Board of Directors unanimously recommends thatyou vote for ONE YEAR on Proposal 4.NOTE: Such other business as may properly come before the meeting orany adjournment thereof.For Against AbstainFor Against Abstain! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !1a. Bruce G. Bodaken ! ! ! !1b. Elizabeth Burr1c. Bari Harlam1e. Arun Nayar1d. Robert E. Knowling, Jr.1f. Kate B. QuinnThreeYearsOneYearTwoYears AbstainVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59P.M. Eastern Daylight Time, August 17, 2023. Have your proxy card in hand when you access the websiteand follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/RAD2023You may attend the meeting via the Internet and vote during the meeting. Have the information that isprinted in the box marked by the arrow available and follow the instructions.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you canconsent to receiving all future proxy statements, proxy cards and annual reports electronicallyvia e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to voteusing the Internet and, when prompted, indicate that you agree to receive or access proxy materialselectronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M.Eastern Daylight Time, August 17, 2023. Have your proxy card in hand when you call and then followthe instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have providedor return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.SCAN TOVIEW MATERIALS & VOTE w

V18977-P96107Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.Continued and to be signed on reverse sideRITE AID CORPORATIONAnnual Meeting of StockholdersAugust 18, 2023 at 11:30 a.m., Eastern Daylight TimeThis proxy is solicited by the Board of DirectorsThe stockholder(s) hereby appoint(s) Elizabeth Burr and Matthew Schroeder, or either of them, as proxies, each with the power to appoint a substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of RITE AID CORPORATION that the stockholder(s) is/areentitled to vote at the Annual Meeting of Stockholders to be held at 11:30 a.m., Eastern Daylight Time on August 18, 2023 atwww.virtualshareholdermeeting.com/RAD2023.If applicable, the proxy shall also govern the voting stock held for the account of the undersigned in any applicable employee benefit plan. The validity of this proxy is governed by the laws of the State of Delaware. This proxy does not revoke any prior powers of attorney except for prior proxies given in connection with the Annual Meeting of Stockholders.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED, OR, IF NO SPECIFICATIONS ARE MADE, WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. IF ANY OTHER MATTER IS PROPERLY PRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS, THIS PROXY WILL BE VOTED IN THE NAMED PROXIES' DISCRETION ON SUCH MATTER.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.